           PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MARCH 30, 2000)

                                 $1,207,752,225
                                     [LOGO]
                         BANK ONE, NATIONAL ASSOCIATION
                              SELLER AND SERVICER
                             HOMESIDE LENDING, INC.
                                    SERVICER
                      ASSET BACKED SECURITIES CORPORATION
                                   DEPOSITOR
       BANK ONE MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2000-2

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 16 OF THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES WILL REPRESENT OWNERSHIP INTERESTS ONLY IN A TRUST AND WILL NOT REPRESENT OWNERSHIP INTERESTS IN OR OBLIGATIONS OF BANK ONE, NATIONAL ASSOCIATION, HOMESIDE LENDING, INC., ASSET BACKED SECURITIES CORPORATION, THE UNDERWRITERS OR ANY OF THEIR AFFILIATES.

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE CERTIFICATES OFFERED HEREBY ONLY IF ACCOMPANIED BY THE PROSPECTUS.

OFFERED CERTIFICATES

Thirteen classes of the Series 2000-2, Class A certificates are being offered hereby. The trust is also issuing 8 classes of subordinate certificates which are not offered hereby.

The trust will consist primarily of a pool of adjustable rate and fixed rate, fully-amortizing, one- to four-family residential first mortgage loans.

You can find a list of the offered classes, together with their principal balances or initial amounts, pass-through rates and certain other characteristics on page S-4 of this prospectus supplement.

CREDIT ENHANCEMENT

The subordinate certificates are subordinated to and provide credit enhancement for the offered certificates to the extent described in this prospectus supplement.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated will offer the senior certificates offered hereby, subject to availability.

CREDIT SUISSE FIRST BOSTON                            MORGAN STANLEY DEAN WITTER

                                  UNDERWRITERS

March 30, 2000

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     This prospectus supplement, which describes the specific terms of your series of certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption 'Index of Terms' beginning on page 123 in the prospectus.

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Summary..............................   S-3
Risk Factors.........................   S-9
Introduction.........................  S-13
Description Of The Mortgage Pool.....  S-13
    General..........................  S-13
    The Index........................  S-16
    Group 1 Loans....................  S-16
    Group 2 Loans....................  S-22
    Group 3 Loans....................  S-27
    Group 4 Loans....................  S-33
    Group 5 Loans....................  S-38
    Group 6 Loans....................  S-43
    Group 7 Loans....................  S-47
    Group 8 Loans....................  S-52
    Group 9 Loans....................  S-57
    Underwriting Standards...........  S-61
    Assignment of Mortgage Loans.....  S-62
The Servicers........................  S-63
    General..........................  S-63
    Bank One.........................  S-63
    HomeSide Lending, Inc............  S-63
Description of the Certificates......  S-65
    General..........................  S-65
    Book-Entry Registration..........  S-65
    Definitive Certificates..........  S-66
    Available Distribution Amounts in
      Respect of the Certificates....  S-67
    Priority of Distributions on the
      Certificates...................  S-68
    Reserve Fund.....................  S-75
    Allocation of Losses;
      Subordination..................  S-75
Pooling and Servicing Agreement......  S-77
    Servicing Compensation,
      Compensating Interest and
      Payment of Expenses............  S-77
    Advances.........................  S-78
    Optional Termination.............  S-78
    The Trustee......................  S-78
    Voting Rights....................  S-79
Certain Yield and Prepayment
  Considerations.....................  S-79
    Factors Affecting Prepayments on
      the Mortgage Loans.............  S-79
    Modeling Assumptions.............  S-81
    Yield on Class 9AX
      Certificates...................  S-88
    Yield on Class 9AP
      Certificates...................  S-88
Federal Income Tax Consequences......  S-89
    General..........................  S-89
    New Withholding Regulations......  S-90
Method of Distribution...............  S-90
Legal Opinions.......................  S-91
Ratings..............................  S-91
Legal Investment.....................  S-91
ERISA Considerations.................  S-92
    Underwriter's PTE................  S-92
    Consultation with Counsel........  S-92
    Index of Prospectus Supplement
      Definitions....................  S-93

                                    SUMMARY

    The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

Title of series..............................  Bank One Mortgage-Backed Pass-Through Certificates,
                                               Series 2000-2.

Depositor....................................  Asset Backed Securities Corporation.

Seller.......................................  Bank One, National Association.

Servicers....................................  Bank One, National Association and HomeSide Lending,
                                               Inc. Each mortgage loan will be serviced by one of
                                               the servicers.

Trustee......................................  LaSalle Bank National Association

Mortgage pool................................  7,161 adjustable rate and fixed rate mortgage loans with an aggregate principal balance of approximately
                                               $1,303,987,477 as of the cut-off date, secured by
                                               first liens on one- to four-family residential
                                               properties.

Cut-off date.................................  March 1, 2000.

Closing date.................................  On or about March 31, 2000.

Distribution dates...........................  On the 15th day of each month, or if the 15th day is not a business day, on the succeeding business day
                                               beginning in April 2000.

Scheduled final distribution date............  March 15, 2030. The actual final distribution date could be substantially earlier.

Form of offered certificates.................  Book-entry. See 'Description of the
                                               Certificates -- Book-Entry Registration' in this
                                               prospectus supplement.

Minimum denominations........................  The Offered Certificates, will be issued in minimum denominations (by principal balance or notional
                                               amount, as applicable) of $1,000 and integral
                                               multiples of $1 in excess thereof.

                              OFFERED CERTIFICATES


------------------------------------------------------------------------------------
                                            INITIAL
                              INITIAL        PASS-       INITIAL
                             PRINCIPAL      THROUGH       RATING
          CLASS               BALANCE        RATE     (S&P/FITCH)(1)   DESIGNATION
------------------------------------------------------------------------------------

CLASS A CERTIFICATES:
------------------------------------------------------------------------------------
           1A              $  120,141,000  .7299%(2)     AAA/AAA          Senior
------------------------------------------------------------------------------------
           2A              $  152,653,000  .7002%(2)     AAA/AAA          Senior
------------------------------------------------------------------------------------
           3A              $   90,915,000  .6829%(2)     AAA/AAA          Senior
------------------------------------------------------------------------------------
           4A              $  176,766,000  .6612%(2)     AAA/AAA          Senior
------------------------------------------------------------------------------------
           5A              $   69,100,000  .6886%(2)     AAA/AAA          Senior
------------------------------------------------------------------------------------
           6A              $  199,188,000  .6761%(2)     AAA/AAA          Senior
------------------------------------------------------------------------------------
           7A              $   54,542,000  .6904%(2)     AAA/AAA          Senior
------------------------------------------------------------------------------------
           8A              $  232,098,000  .6866%(2)     AAA/AAA          Senior
------------------------------------------------------------------------------------
           9A1             $   46,364,000   6.625%       AAA/AAA          Senior
------------------------------------------------------------------------------------
           9A2             $   61,344,000   6.625%       AAA/AAA          Senior
------------------------------------------------------------------------------------
           9A3             $    4,000,000   6.625%       AAA/AAA          Senior
------------------------------------------------------------------------------------
           9AX                  (3)        .0426%(2)     AAAr/AAA     Interest only
------------------------------------------------------------------------------------
           9AP             $      641,226   (4)          AAAr/AAA     Principal only
------------------------------------------------------------------------------------
Total Class A
 Certificates              $1,207,752,226
------------------------------------------------------------------------------------

                              NON-OFFERED CERTIFICATES
------------------------------------------------------------------------------------

CLASS M CERTIFICATES:
------------------------------------------------------------------------------------
           M-1             $   34,817,000  .6625%(2)       N/A          Mezzanine
------------------------------------------------------------------------------------
           M-2             $   16,821,000  .6625%(2)       N/A          Mezzanine
------------------------------------------------------------------------------------
           M-3             $   12,519,000  .6625%(2)       N/A          Mezzanine
------------------------------------------------------------------------------------
Total Class M
 certificates:             $   64,157,000
------------------------------------------------------------------------------------

CLASS B CERTIFICATES
------------------------------------------------------------------------------------
           B-1             $   16,638,000  .6625%(2)       N/A         Subordinate
------------------------------------------------------------------------------------
           B-2             $    7,720,000  .6625%(2)       N/A         Subordinate
------------------------------------------------------------------------------------
           B-3             $    7,720,248  .6625%(2)       N/A         Subordinate
------------------------------------------------------------------------------------
Total Class B
 certificates              $   32,078,248
------------------------------------------------------------------------------------

CLASS R CERTIFICATES:
------------------------------------------------------------------------------------
           R-I             $            1     NA            NA           Residual
------------------------------------------------------------------------------------
          R-II             $            1     NA            NA           Residual
------------------------------------------------------------------------------------
Total Class R
 certificates:             $            2
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Total non-offered
 certificates              $   96,235,250
------------------------------------------------------------------------------------

(1) See 'Ratings' in this prospectus supplement.
(2) This class has a variable pass-through rate calculated as described in 'Description of the Certificates'
(3) Interest will accrue on the notional amount of this class, initially equal to $208,581,414, calculated as described in 'Description of the Certificates.'
(4) This class of certificates is not entitled to payments in respect of interest.

THE TRUST

The depositor will establish a trust, pursuant to a pooling and servicing agreement, dated as of March 1, 2000, among the depositor, the seller, the servicers and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described below into the trust. The depositor will make two real estate mortgage investment conduit elections with respect to the trust.

Distributions of interest and principal on the certificates will be made only from payments received in connection with the mortgage loans described below.

THE MORTGAGE POOL

The mortgage pool consists of approximately 5,096 adjustable rate and 2,065 fixed rate fully-amortizing mortgage loans secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties with an aggregate principal balance as of March 1, 2000 of approximately $1,303,987,477.

The mortgage pool consists of the following 9 loan groups:

                         APPROXIMATE
            NUMBER OF     PRINCIPAL
            MORTGAGE    BALANCE AS OF
LOAN GROUP    LOANS     MARCH 1, 2000
----------    -----     -------------
    1         1,551     $120,141,111
    2           390     $152,653,220
    3           740       90,915,137
    4           451     $176,766,423
    5           538     $ 69,100,285
    6           469     $199,188,620
    7           382     $ 54,542,936
    8           575     $232,098,330
    9         2,065     $208,581,414

For a further description of the mortgage loans in each loan group, see 'Description of the Mortgage Pool' in this prospectus supplement.

Each of the Class A certificates initially represents an interest primarily in the mortgage loans in the loan group with the same numerical designation as the number prefacing the Class A designation, i.e., the Class 1A certificates and loan group 1, and the Class 9A1, Class 9A2, Class 9A3, Class 9AX and Class 9AP certificates and loan group 9. The Class M and Class B certificates will initially represent interests primarily in loan group 9. However, collections in a loan group may be allocated to some extent among all classes of offered certificates.

For additional information regarding the mortgage pool see 'Description of the Mortgage Pool' in this prospectus supplement.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

GENERAL

Each month, the trustee will make distributions of interest and principal to the holders of the offered certificates to the extent of available distribution amounts.

Each servicer will collect monthly payments of principal and interest on the mortgage loans serviced by it. After deducting any reimbursable expenses and advances and its servicing fee, each servicer will forward all collections on the mortgage loans, together with any advances that it makes for delinquent principal and interest payments, and any payments it makes in the form of compensating interest to the trustee. The aggregate amount of such monthly collections and advances is described under the heading 'Description of the Certificates -- Available Distribution Amounts in Respect of the Certificates' in this prospectus supplement.

On each distribution date the trustee will distribute the amount remitted by the servicers to the trustee to the holders of the certificates, in the amount and priority as set forth in this prospectus supplement.

See 'Description of the Certificates -- Priority of Distributions on the Certificates' in this prospectus supplement.

DISTRIBUTIONS OF INTEREST

The amount of interest owed to each class of certificates entitled to interest on each distribution date will generally equal:

   the pass-through rate for that class of certificates multiplied by the principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

   1/12th;

   minus certain interest shortfalls allocated to that class.

Additional interest may be payable on the subordinate certificates.

See 'Description of the Certificates -- Priority of Distributions on the Certificates' in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in 'Description of the Certificates -- Priority of Distributions on the Certificates' in this prospectus supplement. The available distribution amount for other loan groups will be available to pay interest on a class of offered certificates only after the amount of interest and principal payable on the related class of offered certificates has been paid.

It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to cover interest owed on the certificates. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month in the same priority as their distribution of current interest. However, there will be no extra interest paid to make up for the delay. The Class 9AP certificates are not entitled to payments of interest.

DISTRIBUTIONS OF PRINCIPAL

Principal distributions on the certificates entitled to principal will be allocated among the various classes as described under 'Description of the Certificates -- Principal Distributions' in this prospectus supplement. It is possible that, on any distribution date, there will be insufficient payments from the mortgage loans to make principal distributions on the certificates. The available distribution amount for other loan groups will be available to pay principal on a class of offered certificates only after the amount of interest and principal payable on the related class of offered certificates has been paid. The Class 9AX certificates are not entitled to payments of principal.

Prior to the distribution date in April 2005, all principal prepayments on the mortgage loans will be distributed to the senior certificates, unless the principal balances of those certificates have been reduced to zero. Further, principal prepayments allocated to the subordinated certificates will be paid only to the subordinate certificates that satisfy the prepayment distribution test as described under 'Description of the Certificates -- Principal Distributions' in this prospectus supplement.

See 'Description of the Certificates -- Principal Distributions' and
' -- Priority of Distributions on the Certificates' in this prospectus supplement.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES

Except with respect to certain excess losses, if subordinate certificates remain outstanding, losses on the mortgage loans will be allocated first to the outstanding class of subordinate certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses.

If none of the subordinate certificates remain outstanding, losses with respect to mortgage loans in a loan group will be allocated to the related classes of offered certificates as more fully described herein.

See 'Description of the Certificates -- Allocation of Losses; Subordination' in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

The priority in which distributions are made to certificateholders also provides credit enhancement for certain classes of certificates. The manner of distributions ensures that, except as otherwise described, any shortfall in amounts owed on the certificates is borne first by the most subordinate class of certificates.

Allocating all or a disproportionately large portion of principal prepayments and other unscheduled payments of principal to the senior certificates in the early years provides additional credit enhancement for the senior certificates by preserving a greater portion of the principal balances of the subordinate certificates for absorption of losses.

CROSS-COLLATERALIZATION

Principal and interest collected from the mortgage loans in one or more of the loan groups may be used to pay principal or interest, or both, to the owners of the certificates related to another loan group. Generally, the cross-collateralization provisions redirect payments that are not otherwise needed on a distribution date to pay the senior certificates of that loan group to make payments to unrelated senior certificates in unrelated loan groups that have suffered losses.

See 'Description of the Certificates -- Cross-Collateralization' in this prospectus supplement.

YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

   the price at which the certificates are purchased;

   the applicable pass-through rate; and

   the rate of prepayments on the related mortgage loans.

For a discussion of special yield considerations applicable to the offered certificates, see 'Risk Factors' and 'Certain Yield and Prepayment Considerations' in this prospectus supplement.

ADVANCES

For any month, if a servicer receives no payment of principal and interest or a payment that is less than the full scheduled payment on a mortgage loan serviced by it, the servicer will advance its own funds to cover that shortfall. However, a servicer will make such advance only if it determines that such advance will be recoverable from future payments or collections on that mortgage loan.

See 'Description of the Certificates -- Advances' in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans is less than 15% of their aggregate principal balance as of the cut-off date, the holders of more than 50% of the Class R-I certificates may, subject to the approval of the holders of more than 50% of the Class R-II certificates, but will not be required to, purchase from the trust all remaining mortgage loans and thereby cause an early retirement of the certificates.

An optional purchase of the remaining mortgage loans may cause the holders of one or more classes of certificates to receive less than their outstanding principal balance plus accrued interest.

See 'Description of the Certificates -- Termination' in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the depositor will cause two real estate mortgage investment conduit elections to be made with respect to the trust. The Class A, Class M and Class B certificates will represent ownership of regular interests in a REMIC. These certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting. For federal income tax purposes, the Class R-I and Class R-II certificates will represent ownership of residual interests in each REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see 'Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

See 'ERISA Considerations' in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

When issued, the offered certificates will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See 'Legal Investment' in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

RATINGS

When issued, the offered certificates will receive the ratings set forth in the table on page S-4 of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans, or underlying certificates, to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See 'Ratings' in this prospectus supplement.

                                  RISK FACTORS

    The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

    The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

    You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS
Underwriting standards may        A significant number of the mortgage loans have been originated using
affect risk of loss on the        underwriting standards that are less stringent than the underwriting
mortgage loans.                   standards applied by certain other first mortgage loan purchase programs, such as those of Fannie Mae or Freddie Mac. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.
                                  Examples include:
                                  mortgage loans made to mortgagors with low credit scores;
                                  mortgage loans with loan-to-value ratios greater than 80% at origination with no primary mortgage insurance;
                                  mortgage loans with original principal balances of greater than
                                   $1,000,000;
                                  mortgage loans secured by non-owner occupied properties;
                                  mortgage loans made to borrowers who have high debt-to-income ratios
                                   (i.e., a large portion of the borrower's income is used to make payments on other debt); and
                                  mortgage loans made to borrowers whose income was not required to be disclosed or verified.
                                  See 'Description of the Mortgage Pool -- Underwriting Standards' in this prospectus supplement and 'Certain Legal Aspects of Mortgage Loans and
                                  Contracts' in the prospectus.
Geographic concentration may      40.4%, 29.6% and 12.2% of the mortgage loans contained in the mortgage
affect risk of loss on the        pool are secured by mortgaged properties located in Illinois, Michigan
mortgage loans.                   and Indiana, respectively. If the regional economy or housing market in those areas weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to certificateholders. The economic condition and housing market in those areas may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in those areas, natural disasters such as floods, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur.
                                  See 'Description of the Mortgage Pool -- General' in this prospectus supplement.
Credit enhancement is limited to  The only credit enhancement for the Class A certificates will be the
the subordination provided by     subordination provided by the subordinate certificates. If the aggregate
classes with lower payment        principal balance of the subordinate certificates is reduced to zero,
priorities.                       subsequent losses on the mortgage loans in a loan group will be allocated to the related class(es) of Class A certificates.

                                  See 'Summary -- Credit Enhancement' and 'Description of the
                                  Certificates -- location of Losses; Subordination' in this prospectus supplement.
LIMITED OBLIGATIONS
Payments on the mortgage loans    The certificates represent interests only in the trust. The certificates
are the only source of payments   do not represent any interest in or any obligation of the depositor, the
on the offered certificates.      servicers, the seller or any of their affiliates. If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicers, the seller or any other entity, and will incur losses.
LIQUIDITY RISKS
An investor may have to hold its  A secondary market for the offered certificates may not develop. Even if
offered certificates to their     a secondary market does develop, it may not continue or it may be
maturity because of difficulty    illiquid. Illiquidity means an investor may not be able to find a buyer
in reselling the offered          to buy its securities readily or at prices that will enable the investor
certificates.                     to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.
SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS
An investor's yield to maturity   The yield to maturity on each class of offered certificates will depend
will be affected by various       on a variety of factors, including:
factors.
                                  the rate and timing of principal payments on the mortgage loans
                                   (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);
                                  the pass-through rate for that class;
                                  interest shortfalls due to mortgagor prepayments; and
                                  the purchase price of that class.
                                  In general, if a class of certificates is purchased at a price higher than its outstanding principal balance and principal distributions on such class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.
The rate of prepayments on the    Since mortgagors can generally prepay their mortgage loans at any time,
mortgage loans will be affected   the rate and timing of principal distributions on the offered
by various factors.               certificates are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. Such reduced prepayments could result in a slower return of principal to holders of the offered certificates at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of certificates. Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered certificates at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of certificates.

                                  See 'Maturity and Prepayment Considerations' in the prospectus.

The yield to investors in the     The yield to investors on the Class 9AX certificates, which are not
Class 9AX certificates will be    entitled to distributions of principal, will be sensitive to the rate and
especially sensitive to rate of   timing of principal payments (including prepayments, defaults and
prepayments on the mortgage       liquidations) on the mortgage loans, which rate may fluctuate
loans.                            significantly over time. A faster than expected rate of principal payments on the mortgage loans will have an adverse effect on the yield to investors and could result in the failure of investors to fully recover their initial investments.
The yield to investors in the     The amounts payable with respect to the Class 9AP certificates derive
Class 9AP certificates will be    only from principal payments on the mortgage loans with net mortgage especially sensitive to the rate  rates less than 6.625% per annum. As a result, the yield on the
of prepayments on the mortgage    Class 9AP certificates will be adversely affected by slower than expected
loans.                            payments on principal on these mortgage loans. Because these mortgage loans have lower net mortgage rates than the other mortgage loans, such mortgage loans are generally likely to prepay at a slower rate than the other mortgage loans in the trust fund.
RISK OF CERTAIN SHORTFALLS
Certain matters related to        Upon issuance, the depositor will transfer all the certificates to the
receivership.                     seller as consideration for the mortgage loans. To the extent that the seller's transfer of the mortgage loans to the depositor is deemed to constitute the creation of a security interest in the mortgage loans in favor of the depositor, and to the extent such security interest was validly perfected before the seller's insolvency and was not taken in contemplation of insolvency of the seller, or with the intent to hinder, delay or defraud the seller or the creditors of the seller, the Federal
                                  Deposit Insurance Act, as amended by FIRREA, known as the FDIA, provides that such security interest should not be subject to avoidance by the
                                  FDIC, as receiver or conservator for the seller. Even if the FDIC cannot avoid a legally enforceable and perfected security interest, it may nonetheless repudiate such security interest. If the FDIC did repudiate an unavoidable security interest, it would be liable for statutory damages provided in the FDIA. Such damages are generally limited to actual direct compensatory damages determined as of the date the FDIC is appointed as conservator or receiver.
                                  In addition, the FDIC, if it were appointed as receiver or conservator for the seller, would also have the power under the FDIA to repudiate contracts, including the seller's obligations under the pooling and servicing agreement to repurchase certain mortgage loans which do not conform to the seller's representations and warranties. The non-conforming mortgage loans could suffer losses which could result in losses on the certificates.
                                  In addition, in the case of an event of default relating to the receivership, conservatorship or insolvency of the seller, the receiver or conservator may have the power either to terminate either servicer and replace it with a successor servicer. Any interference with the termination of a servicer or appointment of a successor servicer could result in a delay in payments to the certificateholders.
BOOK-ENTRY CERTIFICATES
The lack of physical              The offered certificates will not be issued in physical form.
certificates may cause delays in  Certificateholders will be able to transfer certificates only through
payment and cause difficulty in   DTC, participating organizations, indirect participants and certain
pledging or selling the offered   banks. The ability to pledge a certificate to a person that does not certificates.

                                  participate in DTC may be limited because of the lack of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to them. Instead, the trustee will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.
                                  See 'Description of the Certificates -- Book-Entry Registration' in this prospectus supplement.
MERS SYSTEM
The recording of mortgages in     The mortgages or assignments of mortgages for all of the mortgage loans
the name of MERS may affect the   have been or will be recorded in the name of Mortgage Electronic
yield on the certificates.        Registration Systems, Inc, or MERS, solely as nominee for the originator and its successors and assigns. Subsequent assignments of those mortgages will be registered electronically through the MERS'r' System. However, if
                                  MERS discontinues the MERS'r' System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.
                                  The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of losses on the mortgage loans.
                                  For additional information regarding MERS and the MERS'r' System, see
                                  'Description of the Mortgage Pool -- General' and 'Certain Yield and
                                  Prepayment Considerations -- Factors Affecting Prepayments on the
                                  Mortgage Loans' in this prospectus supplement.

                                  INTRODUCTION

    Asset Backed Securities Corporation (the 'DEPOSITOR') will establish a trust (the 'TRUST') with respect to Bank One Mortgage-Backed Pass-Through Certificates, Series 2000-2 on or about March 31, 2000 (the 'Closing Date'), pursuant to a pooling and servicing agreement (the 'POOLING AND SERVICING AGREEMENT') among the Depositor, Bank One, National Association, as seller (in such capacity, the 'SELLER') and servicer, HomeSide Lending, Inc., as servicer and LaSalle Bank National Association, as trustee (the 'TRUSTEE'), dated as of March 1, 2000 (the 'CUT-OFF DATE'). Each of Bank One, National Association and HomeSide Lending, Inc. is referred to herein as a 'SERVICER.' On the Closing Date, the Depositor will deposit into the Trust a pool of mortgage loans (the 'MORTGAGE POOL') secured by one- to four-family residential properties with terms to maturity of not more than 30 years.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    The Mortgage Pool will consist of approximately 7,161 mortgage loans (the 'MORTGAGE LOANS') having an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $1,303,987,477. The Mortgage Loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties (each, a 'MORTGAGED PROPERTY'). The Mortgage Pool will consist of nine loan groups ('LOAN GROUP 1,' 'LOAN GROUP 2,' 'LOAN GROUP 3,' 'LOAN GROUP 4,' 'LOAN GROUP 5,' 'LOAN GROUP 6,' 'LOAN GROUP 7,' 'LOAN GROUP 8' and 'LOAN GROUP 9,' each, a 'LOAN GROUP'), and the Mortgage Loans in each Loan Group will be designated as the 'GROUP 1 LOANS,' 'GROUP 2 LOANS,' 'GROUP 3 LOANS,' 'GROUP 4 LOANS,' 'GROUP 5 LOANS,' 'GROUP 6 LOANS,' 'GROUP 7 LOANS,' 'GROUP 8 LOANS' and 'GROUP 9 LOANS' as applicable. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance of the Mortgage Loans (the 'POOL BALANCE') or the aggregate principal balances of the Mortgage Loans in the related Loan Group (the 'LOAN GROUP BALANCE'), as applicable, as of the Cut-off Date.

    The Mortgage Loans will be purchased by the Depositor from the Seller. All of the Mortgage Loans were either originated or purchased by the Seller from affiliated sellers or acquired by the Seller through its merger with First Chicago NBD Corporation. See 'Bank One, National Association' in this prospectus supplement.

    As of the Cut-off Date, none of the Mortgage Loans were more than 30 days delinquent in scheduled payments of principal and interest. Some of the Mortgage Loans have been delinquent in the prior twelve months.

    No Mortgage Loan provides for deferred interest or negative amortization.

    The original mortgages for some of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future will be registered electronically through the MERS'r' System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, and subsequent assignments of the mortgage were, or in the future will be registered electronically through the MERS'r' System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

    The Mortgage Rate on the Mortgage Loans in each Loan Group other than Loan Group 9 (collectively, the 'ADJUSTABLE GROUPS') will adjust annually, after an initial period following origination during which the interest rate accruing thereon is fixed, on the adjustment date specified in the related Mortgage Note (the 'ADJUSTMENT DATE') to a rate equal to the sum (rounded as specified in the related Mortgage Note) of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as most recently published by the Federal Reserve Board in Statistical Release H.15 (519) (the 'ONE-YEAR CMT INDEX') as of the number of days prior to the Adjustment Date as specified in each Mortgage Note, and the fixed percentage set forth in the related Mortgage Note (the 'NOTE MARGIN'), subject to the limitation that the Mortgage Rate will not exceed the maximum Mortgage Rate as specified in the related Mortgage Note and any increase or decrease on any Adjustment Date will be limited by the amount set forth in the related Mortgage Note (the

'PERIODIC RATE CAP'). Should the One-Year CMT Index not be published or become otherwise unavailable, the related Servicer will select a comparable alternative index reasonably acceptable to the Trustee.

    The monthly payment on each adjustable rate Mortgage Loan will be adjusted annually on the Due Date of the month following the month in which the related Adjustment Date occurs to equal the amount necessary to pay interest at the then-applicable Mortgage Rate and to fully amortize the outstanding Principal Balance of such Mortgage Loan over its then remaining term to stated maturity. Due to application of the Periodic Rate Cap, the Mortgage Rate on an adjustable rate Mortgage Loan may be less than the sum of the applicable Index and Note Margin, even following the Adjustment Date for such Mortgage Loan. The adjustable rate Mortgage Loans will have various Adjustment Dates, Note Margins and limitations on the Mortgage Rate adjustments, as described below.

    The Mortgage Rate on an adjustable rate Mortgage Loan may not exceed the maximum Mortgage Rate (the 'MAXIMUM MORTGAGE RATE') or be less than the minimum Mortgage Rate (the 'MINIMUM MORTGAGE RATE') specified for such Mortgage Loan in the related Mortgage Note. The Minimum Mortgage Rate for each adjustable rate Mortgage Loan is equal to the Note Margin. The tables below set forth certain additional statistical characteristics of the Mortgage Loans as of the Cut-off Date. Percentages are approximate and are stated by Principal Balance of the Mortgage Loans as of the Cut-off Date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

    The 'CURRENT LOAN-TO-VALUE RATIO' as to each Mortgage Loan is the quotient expressed as a percentage obtained by dividing the principal balance of the Mortgage Loan by the appraised value of the property at the time of origination.

                              SUMMARY INFORMATION

                         GROUP 1       GROUP 2      GROUP 3       GROUP 4      GROUP 5       GROUP 6      GROUP 7       GROUP 8
                         -------       -------      -------       -------      -------       -------      -------       -------
Number of Mortgage
 Loans...............        1,551           390          740           451          538           469          382           575
Aggregate Principal
 Balance ($).........  120,141,111   152,653,220   90,915,137   176,766,423   69,100,285   199,188,620   54,542,936   232,098,330
Maximum Balance
 ($).................      289,415     2,805,070      370,885     2,160,672      331,850     2,791,922      290,157     1,747,620
Minimum Balance
 ($).................        5,032        14,066        5,343        68,512        8,881       181,235       11,136       131,711
Average Current
 Balance ($).........       77,460       391,419      122,858       391,943      128,439       424,709      142,783       403,649
Weighted Average
 Coupon (%)..........       7.6736        7.3766       7.2041        6.9872       7.2607        7.1361       7.2777        7.2411
Maximum Coupon (%)...       9.0000        9.0000       9.0000        8.1000       9.0000        8.2000       8.5000        8.2500
Minimum Coupon (%)...       6.1250        6.1000       6.1000        6.1500       6.3000        6.2000       6.6500        6.6500
Weighted Average Net
 Coupon (%)..........       7.2989        7.0017       6.8291        6.6122       6.8857        6.7611       6.9041        6.8662
Weighted Average
 Maximum Coupon
 (%).................      12.6953       12.4311      12.3223       12.1540      12.3092       12.1391      12.3034       12.2724
Maximum Maximum
 Coupon (%)..........      19.7500       17.0000      17.7500       15.5000      15.9000       14.5000      13.7500       14.7500
Minimum Maximum
 Coupon (%)..........      10.2500        9.6500      10.2500       10.9000      11.3000       10.0500      11.0000       11.6500
Weighted Average
 Margin (%)..........       2.8266        2.8461       2.9320        2.9377       2.8700        2.8422       2.8749        2.8867
Maximum Margin (%)...       4.0000        3.1250       3.7500        3.0000       3.5000        3.0000       3.0000        3.0000
Minimum Margin (%)...       1.6000        2.5000       1.5000        2.5000       2.7400        2.7500       2.5000        2.7500
Weighted Average
 Original Term
 (months)............          346           354          353           354          355           357          356           357
Maximum Original Term
 (months)............          360           360          360           360          360           360          360           360
Minimum Original Term
 (months)............           91           120          120           107           96           180          120           144
Weighted Average
 Stated Remaining
 Term (months).......          277           317          320           327          336           342          334           339
Maximum Stated
 Remaining Term
 (months)............          359           359          359           359          359           359          359           359
Minimum Stated
 Remaining Term
 (months)............            5            46           25            49           71           161           99           141
Weighted Average
 Seasoning
 (months)............           69            36           33            27           19            16           21            18
Maximum Seasoning
 (months)............          195           178          191           131           78            82           74            80
Minimum Seasoning
 (months)............            1             1            1             1            1             1            1             1
Weighted Average
 Original LTV (%)....        73.72         71.50        75.39         72.94        78.91         73.45        76.91         73.98
Maximum Original LTV
 (%).................        99.94         95.00        99.98         99.73        99.93         99.12        99.15         98.56
% Owner Occupied.....         86.4          88.6         82.4          90.6         86.0          93.2         85.1          91.9
% Full
 Documentation.......         49.0          38.5         13.6          11.8         30.8          37.3         13.5          21.3
% Low, Reduced or
 Streamline
 Documentation.......         51.0          61.5         86.4          88.2         69.2          62.7         86.5          78.7
% Purchase Money/Rate
 Term Refinancings...         70.3          70.9         73.9          72.4         78.9          71.3         73.6          75.0
% Single Family
 Properties..........         73.5          82.5         67.1          78.6         72.3          78.5         66.5          81.4
Weighted Average FICO
 Score...............          724           722          725           724          718           726          723           725

                                     MORTGAGE POOL
                                     (OR MORTGAGE
                                      POOL OTHER
                                       THAN LOAN
                                      GROUP 9, AS
                         GROUP 9      APPLICABLE)
                         -------      -----------
Number of Mortgage
 Loans...............        2,065           7,161
Aggregate Principal
 Balance ($).........  208,581,414   1,303,987,477
Maximum Balance
 ($).................      789,656       2,805,070
Minimum Balance
 ($).................        5,093           5,032
Average Current
 Balance ($).........      101,008         182,096
Weighted Average
 Coupon (%)..........       7.2815          7.2528
Maximum Coupon (%)...       9.2500          9.2500
Minimum Coupon (%)...       6.2500          6.1000
Weighted Average Net
 Coupon (%)..........       7.0304          6.8977
Weighted Average
 Maximum Coupon
 (%).................          N/A         10.3372
Maximum Maximum
 Coupon (%)..........          N/A         19.7500
Minimum Maximum
 Coupon (%)..........          N/A          9.6500
Weighted Average
 Margin (%)..........          N/A          2.4165
Maximum Margin (%)...          N/A          4.0000
Minimum Margin (%)...          N/A          1.5000
Weighted Average
 Original Term
 (months)............          350             354
Maximum Original Term
 (months)............          360             360
Minimum Original Term
 (months)............          181              91
Weighted Average
 Stated Remaining
 Term (months).......          311             323
Maximum Stated
 Remaining Term
 (months)............          358             359
Minimum Stated
 Remaining Term
 (months)............            7               5
Weighted Average
 Seasoning
 (months)............           39              30
Maximum Seasoning
 (months)............          344             344
Minimum Seasoning
 (months)............            2               1
Weighted Average
 Original LTV (%)....        78.37           74.63
Maximum Original LTV
 (%).................        99.38           99.98
% Owner Occupied.....         91.9            89.8
% Full
 Documentation.......         33.2            28.6
% Low, Reduced or
 Streamline
 Documentation.......         66.8            71.4
% Purchase Money/Rate
 Term Refinancings...         77.8            73.7
% Single Family
 Properties..........         74.2            76.7
Weighted Average FICO
 Score...............          707             721

THE INDEX

    The following table sets forth the monthly averages of the One-Year CMT Index for the current and each of the last four calendar years or portions thereof, based on information published by the Federal Reserve Board in Statistical Release No. H. 15 (519) on Monday of each week. Monthly averages are not necessarily indicative of the Index on any given date in the relevant month since significant week-to-week fluctuations in the Index may occur in any month as well as over longer periods. In addition, such monthly averages do not purport to be a prediction of the value of the Index on any Adjustment Date or for the lives of the adjustable rate Mortgage Loans.

                               ONE-YEAR CMT INDEX

MONTH                                                   2000    1999    1998    1997    1996
-----                                                   ----    ----    ----    ----    ----
January...............................................  6.22%   4.51%   5.24%   5.61%   5.09%
February..............................................  6.22%   4.70%   5.31%   5.53%   4.94%
March.................................................          4.78%   5.39%   5.80%   5.34%
April.................................................          4.69%   5.38%   5.99%   5.54%
May...................................................          4.85%   5.44%   5.87%   5.64%
June..................................................          5.10%   5.41%   5.69%   5.81%
July..................................................          5.03%   5.36%   5.54%   5.85%
August................................................          5.20%   5.21%   5.56%   5.67%
September.............................................          5.25%   4.71%   5.52%   5.83%
October...............................................          5.43%   4.12%   5.46%   5.55%
November..............................................          5.55%   4.53%   5.46%   5.42%
December..............................................          5.84%   4.52%   5.53%   5.47%

    The initial Mortgage Rate in effect with respect to an adjustable rate Mortgage Loan generally will be lower, and may be significantly lower, than the Mortgage Rate that would have been in effect based on the Index and Note Margin. Therefore, unless the Index declines after origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan subject to the Periodic Rate Cap. The repayment of the Mortgage Loans will be dependent on the ability of the Mortgagors to make larger monthly payments following adjustments of the Mortgage Rate. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because such Mortgage Loans may have different Adjustment Dates (and the related Mortgage Rates therefore may reflect different Index values), Note Margins, Maximum Mortgage Rates and Minimum Mortgage Rates. The Net Mortgage Rate with respect to each Mortgage Loan as of the Cut-off Date will be set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement. The 'NET MORTGAGE RATE' with respect to each Mortgage Loan will equal the Mortgage Rate minus the retained servicing fee rate, and in the case of the adjustable rate Mortgage Loans, as adjusted on each Adjustment Date and subject to the Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate for such Mortgage Loan.

GROUP 1 LOANS

    The Group 1 Loans consist of 1,551 adjustable rate Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $120,141,111. The tables below set forth certain additional statistical characteristics of the Group 1 Loans as of the Cut-off Date. Percentages are approximate and are stated by Loan Group Balance as of the Cut-off Date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                     DISTRIBUTION OF CURRENT MORTGAGE RATES
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  RANGE OF CURRENT                       NUMBER OF       OUTSTANDING AS OF    GROUP 1
                   MORTGAGE RATES                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
6.001% - 6.250%......................................          6           $    660,747         0.55%
6.251% - 6.500%......................................          7                849,201         0.71
6.501% - 6.750%......................................         47              6,168,277         5.13
6.751% - 7.000%......................................         78              9,742,552         8.11
7.001% - 7.250%......................................        161             16,074,186        13.38
7.251% - 7.500%......................................        251             19,639,146        16.35
7.501% - 7.750%......................................        211             15,901,252        13.24
7.751% - 8.000%......................................        263             16,604,565        13.82
8.001% - 8.250%......................................        299             20,397,692        16.98
8.251% - 8.500%......................................        136              8,994,875         7.49
8.501% - 8.750%......................................         74              4,329,523         3.60
8.751% - 9.000%......................................         18                779,095         0.65
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The weighted average of the current Mortgage Rates for the Group 1 Loans is 7.6736%.

              DISTRIBUTION OF CUT-OFF DATE MORTGAGE LOAN PRINCIPAL
                         BALANCES FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                  RANGE OF CURRENT                                            BALANCE          % OF
                    MORTGAGE LOAN                        NUMBER OF       OUTSTANDING AS OF    GROUP 1
                 PRINCIPAL BALANCES                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
$     0.01 - $ 50,000.00.............................        686           $ 17,648,500        14.69%
$ 50,000.01 - $100,000.00............................        445             32,854,567        27.35
$100,000.01 - $150,000.00............................        202             24,704,026        20.56
$150,000.01 - $200,000.00............................         69             11,736,100         9.77
$200,000.01 - $250,000.00............................        146             32,358,816        26.93
$250,000.01 - $300,000.00............................          3                839,104         0.70
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The average of the Cut-off Date Principal Balances for the Group 1 Loans is $77,460.

                DISTRIBUTION OF CUT-OFF DATE MORTGAGED PROPERTY
                          TYPES FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 1
                    PROPERTY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    -------------                      --------------      ------------        -----
Single Family Residence..............................      1,157           $ 88,324,396        73.52%
Condominium - Low Rise (less than or equal to)
    8 floors.........................................        207             13,888,702        11.56
2-4 Family...........................................         88              7,080,831         5.89
PUD..................................................         48              6,319,572         5.26
Condominium - High Rise > 8 floors...................         32              3,071,240         2.56
Townhouse............................................          7                683,996         0.57
Unknown..............................................          7                533,383         0.44
Co-op................................................          5                238,991         0.20
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

                     DISTRIBUTION OF MORTGAGE LOAN PURPOSE
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 1
                    LOAN PURPOSE                       MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    ------------                       --------------      ------------        -----
Purchase.............................................        763           $ 57,051,484        47.49%
Refinance - Rate Term................................        323             27,411,284        22.82
Refinance - Cashout..................................        350             25,060,339        20.86
Construction.........................................         95              9,844,467         8.19
Unknown..............................................         20                773,537         0.64
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

                         DISTRIBUTION OF OCCUPANCY TYPE
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 1
                   OCCUPANCY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
Primary..............................................      1,261           $103,843,022        86.43%
Investment...........................................        212              9,989,106         8.31
Second Home..........................................         78              6,308,984         5.25
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    Occupancy type is based on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                     DISTRIBUTION OF CURRENT LOAN-TO-VALUE
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 1
           CURRENT LOAN-TO-VALUE RATIO (%)             MORTGAGE LOANS      CUT-OFF DATE        LOANS
           -------------------------------             --------------      ------------        -----
Unknown..............................................         24           $    943,545         0.79%
 0.01% -  50.00%.....................................        495             20,242,059        16.85
50.01% -  55.00%.....................................         78              4,949,862         4.12
55.01% -  60.00%.....................................        114              8,982,532         7.48
60.01% -  65.00%.....................................        127              9,882,960         8.23
65.01% -  70.00%.....................................        191             16,657,987        13.87
70.01% -  75.00%.....................................        186             19,643,747        16.35
75.01% -  80.00%.....................................        176             21,077,580        17.54
80.01% -  85.00%.....................................         57              6,202,190         5.16
85.01% -  90.00%.....................................         74              8,613,440         7.17
90.01% -  95.00%.....................................         28              2,857,968         2.38
95.01% - 100.00%.....................................          1                 87,242         0.07
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The weighted average of the Current Loan-to-Value Ratio for the Group 1 Loans is 65.84%.

                           DISTRIBUTION OF SEASONING
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 1
                 SEASONING (MONTHS)                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
 0 - 11..............................................         33           $  4,656,655         3.88%
12 - 23..............................................         41              5,375,452         4.47
24 - 35..............................................        130             17,449,746        14.52
36 - 47..............................................         56              7,472,017         6.22
48 - 59..............................................        261             27,754,015        23.10
60 - 71..............................................        135             10,914,641         9.08
72 - 83..............................................        126             11,165,509         9.29
84 - 95..............................................        150              9,609,212         8.00
96 or more...........................................        619             25,743,864        21.43
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The weighted average seasoning for the Group 1 Loans is 69 months.

               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                 RANGE OF MONTHS IN                      NUMBER OF       OUTSTANDING AS OF    GROUP 1
                   REMAINING TERM                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
 01 -  60............................................         89           $  1,048,694         0.87%
 61 - 120............................................        190              4,394,050         3.66
121 - 180............................................        104              4,489,872         3.74
181 - 240............................................        286             15,210,822        12.66
241 - 300............................................        420             37,195,129        30.96
301 - 360............................................        462             57,802,544        48.11
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The weighted average remaining term for the Group 1 Loans is 277 months.

                       DISTRIBUTION OF DOCUMENTATION TYPE
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 1
                 DOCUMENTATION TYPE                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
Alternative..........................................        527           $ 61,229,452        50.96%
Full Documentation - Asset and Income................      1,024             58,911,659        49.04
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

           DISTRIBUTION OF GEOGRAPHIC LOCATION OF MORTGAGED PROPERTY
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 1
                        STATE                          MORTGAGE LOANS      CUT-OFF DATE        LOANS
                        -----                          --------------      ------------        -----
Illinois.............................................        461           $ 46,250,185        38.50%
Michigan.............................................        514             34,296,280        28.55
Indiana..............................................        317             21,355,435        17.78
Florida..............................................        111              6,198,833         5.16
Ohio.................................................         44              3,447,182         2.87
Other................................................        104              8,593,197         7.15
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

                          DISTRIBUTION OF NOTE MARGINS
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 1
                   NOTE MARGIN (%)                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
1.501% - 2.000%......................................         20           $  1,006,398         0.84%
2.001% - 2.500%......................................        138              7,389,178         6.15
2.501% - 3.000%......................................      1,346            110,067,695        91.62
3.001% - 3.500%......................................         44              1,637,409         1.36
3.501% - 4.000%......................................          3                 40,431         0.03
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The minimum, maximum and weighted average Note Margin for the Group 1 Loans is 1.6%, 4.0% and 2.8266%, respectively.

                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  MAXIMUM MORTGAGE                       NUMBER OF       OUTSTANDING AS OF    GROUP 1
                      RATES (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................         60           $  1,554,774         1.29%
10.001 - 10.500......................................          3                171,512         0.14
10.501 - 11.000......................................         31              2,855,412         2.38
11.001 - 11.500......................................         58              5,138,819         4.28
11.501 - 12.000......................................        137             16,577,668        13.80
12.001 - 12.500......................................        238             26,776,056        22.29
12.501 - 13.000......................................        245             23,803,816        19.81
13.001 - 13.500......................................        238             18,769,336        15.62
13.501 - 14.000......................................        192             10,342,598         8.61
14.001 - 14.500......................................        102              5,088,077         4.24
14.501 - 15.000......................................         92              4,455,859         3.71
15.001 or more.......................................        155              4,607,184         3.83
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The minimum, maximum and weighted average Maximum Mortgage Rates for the Group 1 Loans is 10.25%, 19.75% and 12.8618% respectively.

                   DISTRIBUTION OF NEXT RATE ADJUSTMENT DATE
                             FOR THE GROUP 1 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                      NEXT RATE                          NUMBER OF       OUTSTANDING AS OF    GROUP 1
                   ADJUSTMENT DATE                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
March 2000...........................................          1           $     32,052         0.03%
April 2000...........................................          2                 38,165         0.03
May 2000.............................................        109              7,835,292         6.52
June 2000............................................        111              7,645,109         6.36
July 2000............................................        111              7,512,480         6.25
August 2000..........................................        130             10,213,008         8.50
September 2000.......................................        147              9,977,841         8.31
October 2000.........................................        139             11,192,810         9.32
November 2000........................................        139             11,566,432         9.63
December 2000........................................        192             14,829,974        12.34
January 2001.........................................        205             15,586,690        12.97
February 2001........................................        152             13,417,526        11.17
March 2001...........................................        113             10,293,733         8.57
                                                           -----           ------------       ------
    Total............................................      1,551           $120,141,111       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The minimum and maximum Next Rate Adjustment Date for the Group 1 Loans is March 30, 2000 and March 27, 2001, respectively.

    Weighted average months-to-roll for the Group 1 Loans is 8.

GROUP 2 LOANS

    The Group 2 Loans consist of 390 adjustable rate Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $152,653,220. The tables below set forth certain additional statistical characteristics of the Group 2 Loans as of the Cut-off Date. Percentages are approximate and are stated by Loan Group Balance as of the Cut-off Date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                     DISTRIBUTION OF CURRENT MORTGAGE RATES
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  RANGE OF CURRENT                       NUMBER OF       OUTSTANDING AS OF    GROUP 2
                   MORTGAGE RATES                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
6.001% - 6.250%......................................         5            $  1,966,472         1.29%
6.251% - 6.500%......................................         8               3,567,110         2.34
6.501% - 6.750%......................................        34              14,798,690         9.69
6.751% - 7.000%......................................        87              38,767,786        25.40
7.001% - 7.250%......................................        52              21,427,179        14.04
7.251% - 7.500%......................................        41              15,306,055        10.03
7.501% - 7.750%......................................        54              19,985,131        13.09
7.751% - 8.000%......................................        30              10,857,744         7.11
8.001% - 8.250%......................................        39              11,282,626         7.39
8.251% - 8.500%......................................        27               9,128,831         5.98
8.501% - 8.750%......................................        12               4,443,976         2.91
8.751% - 9.000%......................................         1               1,121,620         0.73
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average of the current Mortgage Rates for the Group 2 Loans is 7.3766%.

              DISTRIBUTION OF CUT-OFF DATE MORTGAGE LOAN PRINCIPAL
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                  RANGE OF CURRENT                                            BALANCE          % OF
                    MORTGAGE LOAN                        NUMBER OF       OUTSTANDING AS OF    GROUP 2
                 PRINCIPAL BALANCES                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
$       0.01 - $  50,000.00..........................         2            $     38,384         0.03%
$  50,000.01 - $ 100,000.00..........................         5                 348,125         0.23
$ 100,000.01 - $ 150,000.00..........................         4                 538,027         0.35
$ 150,000.01 - $ 200,000.00..........................         7               1,310,354         0.86
$ 200,000.01 - $ 250,000.00..........................        37               8,718,699         5.71
$ 250,000.01 - $ 300,000.00..........................        97              26,504,103        17.36
$ 300,000.01 - $ 350,000.00..........................        69              22,238,712        14.57
$ 350,000.01 - $ 400,000.00..........................        54              20,283,597        13.29
$ 400,000.01 - $ 500,000.00..........................        50              22,554,424        14.77
$ 500,000.01 - $ 600,000.00..........................        21              11,519,770         7.55
$ 600,000.01 - $ 700,000.00..........................        19              12,279,727         8.04
$ 700,000.01 - $ 800,000.00..........................         8               6,005,650         3.93
$ 800,000.01 - $ 900,000.00..........................         5               4,305,917         2.82
$ 900,000.01 - $1,000,000.00.........................         4               3,905,494         2.56
$1,000,000.01 or more................................         8              12,102,238         7.93
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The average of the Cut-off Date Principal Balances for the Group 2 Loans is $391,419.

                DISTRIBUTION OF CUT-OFF DATE MORTGAGED PROPERTY
                          TYPES FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 2
                    PROPERTY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    -------------                      --------------      ------------        -----
Single Family Residence..............................       319            $125,935,011        82.50%
PUD..................................................        35              12,072,705         7.91
Condominium - Low Rise (less than or equal to)
    8 floors.........................................        21              10,122,909         6.63
Condominium - High Rise > 8 floors...................         9               2,730,792         1.79
Townhouse............................................         4               1,169,140         0.77
2-4 Family...........................................         1                 424,077         0.28
Co-op................................................         1                 198,586         0.13
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                     DISTRIBUTION OF MORTGAGE LOAN PURPOSE
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 2
                    LOAN PURPOSE                       MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    ------------                       --------------      ------------        -----
Purchase.............................................       156            $ 56,121,457        36.76%
Refinance - Rate Term................................       136              52,052,631        34.10
Refinance - Cashout..................................        83              39,586,060        25.93
Construction.........................................        15               4,893,072         3.21
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                         DISTRIBUTION OF OCCUPANCY TYPE
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 2
                   OCCUPANCY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
Primary..............................................       350            $135,278,302        88.62%
Second Home..........................................        35              15,211,590         9.96
Investment...........................................         5               2,163,329         1.42
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    Occupancy type is based on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                     DISTRIBUTION OF CURRENT LOAN-TO-VALUE
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                CURRENT LOAN-TO-VALUE                    NUMBER OF       OUTSTANDING AS OF    GROUP 2
                      RATIO (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................         2            $    999,367         0.65%
 0.01% - 50.00%......................................        51              15,026,129         9.84
50.01% - 55.00%......................................        16               6,108,527         4.00
55.01% - 60.00%......................................        20               7,483,001         4.90
60.01% - 65.00%......................................        40              16,370,547        10.72
65.01% - 70.00%......................................        51              22,706,338        14.87
70.01% - 75.00%......................................        83              34,325,721        22.49
75.01% - 80.00%......................................       101              41,196,714        26.99
80.01% - 85.00%......................................        13               4,398,725         2.88
85.01% - 90.00%......................................        10               2,884,578         1.89
90.01% - 95.00%......................................         3               1,153,573         0.76
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average of the Current Loan-to-Value Ratio for the Group 2 Loans is 67.74%.

                           DISTRIBUTION OF SEASONING
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 2
                 SEASONING (MONTHS)                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
 0 - 11..............................................        74            $ 36,169,539        23.69%
12 - 23..............................................        24              14,483,490         9.49
24 - 35..............................................        95              35,200,777        23.06
36 - 47..............................................        23               7,330,605         4.80
48 - 59..............................................        90              34,464,825        22.58
60 - 71..............................................        18               5,794,314         3.80
72 - 83..............................................        37              10,954,257         7.18
84 - 95..............................................        12               3,724,843         2.44
96 or more...........................................        17               4,530,572         2.97
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average seasoning for the Group 2 Loans is 36 months.

               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                 RANGE OF MONTHS IN                      NUMBER OF       OUTSTANDING AS OF    GROUP 2
                   REMAINING TERM                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
 01 -  60............................................         1            $    133,890         0.09%
 61 - 120............................................         7               2,016,549         1.32
121 - 180............................................         5               2,040,259         1.34
181 - 240............................................        11               2,799,329         1.83
241 - 300............................................        73              22,582,203        14.79
301 - 360............................................       293             123,080,990        80.63
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average remaining term for the Group 2 Loans is 317 months.

                       DISTRIBUTION OF DOCUMENTATION TYPE
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 2
                 DOCUMENTATION TYPE                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
Alternative..........................................       240            $ 93,828,121        61.46%
Full Documentation-Asset and Income..................       150              58,825,099        38.54
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

           DISTRIBUTION OF GEOGRAPHIC LOCATION OF MORTGAGED PROPERTY
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 2
                        STATE                          MORTGAGE LOANS      CUT-OFF DATE        LOANS
                        -----                          --------------      ------------        -----
Illinois.............................................       156            $ 58,733,626        38.48%
Michigan.............................................       135              55,051,364        36.06
Indiana..............................................        41              13,244,408         8.68
Florida..............................................        21               9,106,125         5.97
Ohio.................................................         8               3,420,623         2.24
Other................................................        29              13,097,074         8.58
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                          DISTRIBUTION OF NOTE MARGINS
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 2
                   NOTE MARGIN (%)                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
2.001% - 2.500%......................................         9            $  2,291,186         1.50%
2.501% - 3.000%......................................       379             149,024,342        97.62
3.001% - 3.500%......................................         2               1,337,692         0.88
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum, maximum and weighted average Note Margin for the Group 2 Loans is 2.5%, 3.125% and 2.8461%, respectively.

                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  MAXIMUM MORTGAGE                       NUMBER OF       OUTSTANDING AS OF    GROUP 2
                      RATES (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
 9.501 - 10.000......................................         1            $    434,960         0.28%
10.001 - 10.500......................................         4                 898,926         0.59
10.501 - 11.000......................................         8               3,209,372         2.10
11.001 - 11.500......................................        24               7,712,655         5.05
11.501 - 12.000......................................        96              36,261,035        23.75
12.001 - 12.500......................................        93              37,446,454        24.53
12.501 - 13.000......................................        96              39,777,885        26.06
13.001 - 13.500......................................        47              20,526,037        13.45
13.501 - 14.000......................................        11               3,725,243         2.44
14.001 - 14.500......................................         3                 776,994         0.51
14.501 - 15.000......................................         2                 632,403         0.41
15.001 or more.......................................         5               1,251,256         0.82
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum, maximum and weighted average Maximum Mortgage Rates for the Group 2 Loans is 9.65%, 17.0% and 12.4311%, respectively.

                   DISTRIBUTION OF NEXT RATE ADJUSTMENT DATE
                             FOR THE GROUP 2 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                      NEXT RATE                          NUMBER OF       OUTSTANDING AS OF    GROUP 2
                   ADJUSTMENT DATE                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
May 2000.............................................        25            $  9,971,146         6.53%
June 2000............................................        21               7,008,503         4.59
July 2000............................................        20               8,497,399         5.57
August 2000..........................................        23               8,299,580         5.44
September 2000.......................................        33              11,937,495         7.82
October 2000.........................................        38              15,966,114        10.46
November 2000........................................        48              20,562,658        13.47
December 2000........................................        54              20,249,637        13.27
January 2001.........................................        44              17,286,085        11.32
February 2001........................................        38              14,543,443         9.53
March 2001...........................................        46              18,331,159        12.01
                                                            ---            ------------       ------
    Total............................................       390            $152,653,220       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum and maximum Next Rate Adjustment Date for the Group 2 Loans is May 1, 2000 and March 01, 2001, respectively.

    Weighted average months-to-roll for the Group 2 Loans is 8.

GROUP 3 LOANS

    The Group 3 Loans consist of 740 adjustable rate Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $90,915,137. The tables below set forth certain additional statistical characteristics of the Group 3 Loans as of the Cut-off Date. Percentages are approximate and are stated by Loan Group Balance as of the Cut-off Date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                     DISTRIBUTION OF CURRENT MORTGAGE RATES
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  RANGE OF CURRENT                       NUMBER OF       OUTSTANDING AS OF    GROUP 3
                   MORTGAGE RATES                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
6.001% - 6.250%......................................        15             $ 2,354,834         2.59%
6.251% - 6.500%......................................        22               3,665,414         4.03
6.501% - 6.750%......................................        81              13,359,378        14.69
6.751% - 7.000%......................................       132              17,269,897        19.00
7.001% - 7.250%......................................       105              12,932,409        14.22
7.251% - 7.500%......................................       156              17,513,881        19.26
7.501% - 7.750%......................................       123              13,374,990        14.71
7.751% - 8.000%......................................        67               6,492,996         7.14
8.001% - 8.250%......................................        22               2,580,090         2.84
8.251% - 8.500%......................................         7                 629,510         0.69
8.501% - 8.750%......................................         6                 425,723         0.47
8.751% - 9.000%......................................         4                 316,016         0.35
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average of the current Mortgage Rates for the Group 3 Loans is 7.2041%.

              DISTRIBUTION OF CUT-OFF DATE MORTGAGE LOAN PRINCIPAL
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                  RANGE OF CURRENT                                            BALANCE          % OF
                    MORTGAGE LOAN                        NUMBER OF       OUTSTANDING AS OF    GROUP 3
                 PRINCIPAL BALANCES                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
$     0.01 - $ 50,000.00.............................       112             $ 3,259,406         3.59%
$ 50,000.01 - $100,000.00............................       228              16,840,750        18.52
$100,000.01 - $150,000.00............................       148              18,386,564        20.22
$150,000.01 - $200,000.00............................        84              14,477,205        15.92
$200,000.01 - $250,000.00............................       162              36,213,873        39.83
$250,000.01 - $300,000.00............................         4               1,059,129         1.16
$300,000.01 - $350,000.00............................         1                 307,324         0.34
$350,000.01 - $400,000.00............................         1                 370,885         0.41
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The average of the Cut-off Date Principal Balances for the Group 3 Loans is $122,858.

                DISTRIBUTION OF CUT-OFF DATE MORTGAGED PROPERTY
                          TYPES FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 3
                    PROPERTY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    -------------                      --------------      ------------        -----
Single Family Residence..............................       504             $60,970,885        67.06%
Condominium - Low Rise (less than or equal to)
    8 floors.........................................       101              10,844,769        11.93
2-4 Family...........................................        45               6,687,731         7.36
PUD..................................................        39               5,774,192         6.35
Condominium - High Rise > 8 floors...................        35               4,706,112         5.18
Townhouse............................................         7               1,064,305         1.17
Unknown..............................................         7                 650,395         0.72
Co-op................................................         2                 216,748         0.24
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

                     DISTRIBUTION OF MORTGAGE LOAN PURPOSE
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 3
                    LOAN PURPOSE                       MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    ------------                       --------------      ------------        -----
Purchase.............................................       366             $44,756,822        49.23%
Refinance - Rate Term................................       168              22,461,707        24.71
Refinance - Cashout..................................       160              18,414,358        20.25
Construction.........................................        43               5,071,425         5.58
Refinance - Home Improvement.........................         1                 148,394         0.16
Unknown..............................................         2                  62,430         0.07
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

                         DISTRIBUTION OF OCCUPANCY TYPE
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 3
                   OCCUPANCY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
Primary..............................................       561             $74,923,234        82.41%
Investment...........................................       122               9,955,738        10.95
Second Home..........................................        57               6,036,164         6.64
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    Occupancy type is based on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                     DISTRIBUTION OF CURRENT LOAN-TO-VALUE
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                CURRENT LOAN-TO-VALUE                    NUMBER OF       OUTSTANDING AS OF    GROUP 3
                      RATIO (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................        11             $   831,306         0.91%
 0.01% -  50.00%.....................................       110               9,122,828        10.03
50.01% -  55.00%.....................................        23               2,508,164         2.76
55.01% -  60.00%.....................................        31               3,474,001         3.82
60.01% -  65.00%.....................................        40               4,028,264         4.43
65.01% -  70.00%.....................................        64               7,611,095         8.37
70.01% -  75.00%.....................................       116              15,459,360        17.00
75.01% -  80.00%.....................................       193              27,320,607        30.05
80.01% -  85.00%.....................................        36               5,099,528         5.61
85.01% -  90.00%.....................................        73              10,783,825        11.86
90.01% -  95.00%.....................................        39               4,250,142         4.67
95.01% - 100.00%.....................................         4                 426,017         0.47
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average of the Current Loan-to-Value Ratio for the Group 3 Loans is 71.87%.

                           DISTRIBUTION OF SEASONING
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 3
                 SEASONING (MONTHS)                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
 0 - 11..............................................        59             $ 7,886,582         8.67%
12 - 23..............................................       184              25,408,486        27.95
24 - 35..............................................       208              27,475,919        30.22
36 - 47..............................................       140              18,695,374        20.56
48 - 59..............................................        45               4,263,620         4.69
60 - 71..............................................        48               5,055,782         5.56
72 - 83..............................................         6                 489,795         0.54
84 - 95..............................................         7                 299,005         0.33
96 or more...........................................        43               1,340,571         1.47
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average seasoning for the Group 3 Loans is 33 months.

               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                 RANGE OF MONTHS IN                      NUMBER OF       OUTSTANDING AS OF    GROUP 3
                   REMAINING TERM                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
 01 -  60............................................         7             $    92,612         0.10%
 61 - 120............................................        21                 590,524         0.65
121 - 180............................................        30               2,066,631         2.27
181 - 240............................................        32               1,666,956         1.83
241 - 300............................................        59               6,022,560         6.62
301 - 360............................................       591              80,475,854        88.52
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average remaining term for the Group 3 Loans is 320 months.

                       DISTRIBUTION OF DOCUMENTATION TYPE
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 3
                 DOCUMENTATION TYPE                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
Alternative..........................................       598             $78,506,092        86.35%
Full Documentation -- Asset and Income...............       142              12,409,045        13.65
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

           DISTRIBUTION OF GEOGRAPHIC LOCATION OF MORTGAGED PROPERTY
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 3
                        STATE                          MORTGAGE LOANS      CUT-OFF DATE        LOANS
                        -----                          --------------      ------------        -----
Illinois.............................................       281             $40,226,169        44.25%
Michigan.............................................       201              24,137,271        26.55
Indiana..............................................       124              11,877,845        13.06
Wisconsin............................................        30               3,512,551         3.86
Florida..............................................        31               3,210,924         3.53
Other................................................        73               7,950,378         8.74
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

                          DISTRIBUTION OF NOTE MARGINS
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 3
                   NOTE MARGIN (%)                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
1.001% - 1.500%......................................         1             $    59,984         0.07%
2.001% - 2.500%......................................        10                 305,607         0.34
2.501% - 3.000%......................................       720              90,189,986        99.20
3.001% - 3.500%......................................         8                 330,140         0.36
3.501% - 4.000%......................................         1                  29,419         0.03
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The minimum, maximum and weighted average Note Margin for the Group 3 Loans is 1.5%, 3.75% and 2.9320%, respectively.

                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  MAXIMUM MORTGAGE                       NUMBER OF       OUTSTANDING AS OF    GROUP 3
                      RATES (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................         2             $    74,278         0.08%
10.001 - 10.500......................................         2                 218,692         0.24
10.501 - 11.000......................................        10                 899,724         0.99
11.001 - 11.500......................................        49               7,215,963         7.94
11.501 - 12.000......................................       206              29,840,614        32.82
12.001 - 12.500......................................       170              22,326,960        24.56
12.501 - 13.000......................................       133              14,571,500        16.03
13.001 - 13.500......................................        85               9,781,741        10.76
13.501 - 14.000......................................        47               4,303,034         4.73
14.001 - 14.500......................................        12                 917,537         1.01
14.501 - 15.000......................................        10                 281,800         0.31
15.001 or more.......................................        14                 483,294         0.53
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The minimum, maximum and weighted average Maximum Mortgage Rates for the Group 3 Loans is 10.25%, 17.75% and 12.3324% respectively.

                   DISTRIBUTION OF NEXT RATE ADJUSTMENT DATE
                             FOR THE GROUP 3 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                      NEXT RATE                          NUMBER OF       OUTSTANDING AS OF    GROUP 3
                   ADJUSTMENT DATE                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
2001-04..............................................       163             $14,567,620        16.02%
2001-05..............................................        43               6,409,943         7.05
2001-06..............................................        33               3,709,389         4.08
2001-07..............................................        25               3,763,785         4.14
2001-08..............................................        24               3,206,814         3.53
2001-09..............................................        17               1,693,315         1.86
2001-10..............................................        14               2,266,369         2.49
2001-11..............................................        17               2,087,757         2.30
2001-12..............................................        12               1,505,502         1.66
2002-01..............................................        12               1,454,172         1.60
2002-02..............................................         7               1,148,599         1.26
2002-03..............................................         7                 553,166         0.61
2002-04..............................................        11               1,455,229         1.60
2002-05..............................................        13               1,903,823         2.09
2002-06..............................................        16               1,902,051         2.09
2002-07..............................................        18               2,014,593         2.22
2002-08..............................................        26               2,635,767         2.90
2002-09..............................................        26               3,619,803         3.98
2002-10..............................................        31               4,052,026         4.46
2002-11..............................................        25               3,832,180         4.22
2002-12..............................................        20               3,054,170         3.36
2003-01..............................................        40               5,554,032         6.11
2003-02..............................................        32               4,020,538         4.42
2003-03..............................................        26               2,995,112         3.29
2003-04..............................................        48               6,497,746         7.15
2003-05..............................................        34               5,011,636         5.51
                                                            ---             -----------       ------
    Total............................................       740             $90,915,137       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The minimum and maximum Next Rate Adjustment Date for the Group 3 Loans is April 1, 2001 and May 1, 2003, respectively.

    Weighted average months-to-roll for the Group 3 Loans is 25.

GROUP 4 LOANS

    The Group 4 Loans consist of 451 adjustable rate Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $176,766,423. The tables below set forth certain additional statistical characteristics of the Group 4 Loans as of the Cut-off Date. Percentages are approximate and are stated by Loan Group Balance as of the Cut-off Date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                     DISTRIBUTION OF CURRENT MORTGAGE RATES
                             FOR THE GROUP 4 LOANS

                                                                             AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE         % OF
                   RANGE OF CURRENT                       NUMBER OF      OUTSTANDING AS OF   GROUP 4
                    MORTGAGE RATES                      MORTGAGE LOANS     CUT-OFF DATE       LOANS
                    --------------                      --------------     ------------       -----
6.001% - 6.250%.......................................         5           $  1,898,044        1.07%
6.251% - 6.500%.......................................        27             11,171,399        6.32
6.501% - 6.750%.......................................       108             41,128,971       23.27
6.751% - 7.000%.......................................       148             61,587,671       34.84
7.001% - 7.250%.......................................        54             20,771,499       11.75
7.251% - 7.500%.......................................        42             17,122,033        9.69
7.501% - 7.750%.......................................        52             18,089,934       10.23
7.751% - 8.000%.......................................        14              4,717,781        2.67
8.001% - 8.250%.......................................         1                279,090        0.16
                                                             ---           ------------      ------
    Total.............................................       451           $176,766,423      100.00%
                                                             ---           ------------      ------
                                                             ---           ------------      ------

    The weighted average of the current Mortgage Rates for the Group 4 Loans is 6.9872%.

              DISTRIBUTION OF CUT-OFF DATE MORTGAGE LOAN PRINCIPAL
                         BALANCES FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  RANGE OF CURRENT                       NUMBER OF       OUTSTANDING AS OF    GROUP 4
          MORTGAGE LOAN PRINCIPAL BALANCES             MORTGAGE LOANS      CUT-OFF DATE        LOANS
          --------------------------------             --------------      ------------        -----
$  50,000.01 - $ 100,000.00..........................         3            $    235,300         0.13%
$ 100,000.01 - $ 150,000.00..........................         5                 707,137         0.40
$ 150,000.01 - $ 200,000.00..........................         3                 503,320         0.28
$ 200,000.01 - $ 250,000.00..........................        18               4,272,400         2.42
$ 250,000.01 - $ 300,000.00..........................       157              42,782,495        24.20
$ 300,000.01 - $ 350,000.00..........................        83              26,933,325        15.24
$ 350,000.01 - $ 400,000.00..........................        47              17,585,558         9.95
$ 400,000.01 - $ 500,000.00..........................        58              26,426,613        14.95
$ 500,000.01 - $ 600,000.00..........................        31              17,029,875         9.63
$ 600,000.01 - $ 700,000.00..........................        11               7,026,031         3.97
$ 700,000.01 - $ 800,000.00..........................         8               5,912,692         3.34
$ 800,000.01 - $ 900,000.00..........................         8               6,774,978         3.83
$ 900,000.01 - $1,000,000.00.........................        15              14,482,677         8.19
$1,000,000.01 or more................................         4               6,094,020         3.45
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The average of the Cut-off Date Principal Balances for the Group 4 Loans is $391,943.

                DISTRIBUTION OF CUT-OFF DATE MORTGAGED PROPERTY
                          TYPES FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 4
                    PROPERTY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    -------------                      --------------      ------------        -----
Single Family Residence..............................       353            $138,994,454        78.63%
PUD..................................................        46              17,492,329         9.90
Condominium - Low Rise (less than or equal to)
    8 floors.........................................        30              11,264,987         6.37
Condominium - High Rise > 8 floors...................        12               5,386,588         3.05
2-4 Family...........................................         3               1,271,103         0.72
Co-op................................................         3               1,199,018         0.68
Unknown..............................................         2                 624,831         0.35
Townhouse............................................         2                 533,112         0.30
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                     DISTRIBUTION OF MORTGAGE LOAN PURPOSE
                             FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 4
                    LOAN PURPOSE                       MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    ------------                       --------------      ------------        -----
Purchase.............................................       181            $ 68,691,756        38.86%
Refinance - Rate Term................................       149              59,222,285        33.50
Refinance - Cashout..................................       100              42,228,404        23.89
Construction.........................................        20               6,349,642         3.59
Refinance - Home Improvement.........................         1                 274,336         0.16
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                         DISTRIBUTION OF OCCUPANCY TYPE
                             FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 4
                   OCCUPANCY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
Primary..............................................       413            $160,176,852        90.61%
Second Home..........................................        34              15,197,096         8.60
Investment...........................................         4               1,392,474         0.79
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    Occupancy type is based on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                     DISTRIBUTION OF CURRENT LOAN-TO-VALUE
                             FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                       CURRENT                                                BALANCE          % OF
                    LOAN-TO-VALUE                        NUMBER OF       OUTSTANDING AS OF    GROUP 4
                      RATIO (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................         3            $  1,034,076         0.58%
 0.01% -  50.00%.....................................        42              15,518,549         8.78
50.01% -  55.00%.....................................        26              10,274,799         5.81
55.01% -  60.00%.....................................        11               3,772,267         2.13
60.01% -  65.00%.....................................        29              11,431,336         6.47
65.01% -  70.00%.....................................        50              21,294,975        12.05
70.01% -  75.00%.....................................        87              37,398,647        21.16
75.01% -  80.00%.....................................       136              53,411,480        30.22
80.01% -  85.00%.....................................        21               7,510,343         4.25
85.01% -  90.00%.....................................        38              12,054,942         6.82
90.01% -  95.00%.....................................         6               1,813,906         1.03
95.01% - 100.00%.....................................         2               1,251,103         0.71
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average of the Current Loan-to-Value Ratio for the Group 4 Loans is 70.01%.

                           DISTRIBUTION OF SEASONING
                             FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 4
                 SEASONING (MONTHS)                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
 0 - 11..............................................        48            $ 19,322,222        10.93%
12 - 23..............................................       167              71,337,883        40.36
24 - 35..............................................       138              52,531,279        29.72
36 - 47..............................................        61              20,570,103        11.64
48 - 59..............................................        20               7,153,844         4.05
60 - 71..............................................         9               3,724,715         2.11
72 - 83..............................................         3                 785,581         0.44
84 - 95..............................................         2                 628,714         0.36
96 or more...........................................         3                 712,081         0.40
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average seasoning for the Group 4 Loans is 27 months.

               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                             FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                 RANGE OF MONTHS IN                      NUMBER OF       OUTSTANDING AS OF    GROUP 4
                   REMAINING TERM                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
 01 -  60............................................         1            $    119,477         0.07%
 61 - 120............................................         4                 922,157         0.52
121 - 180............................................         9               3,091,609         1.75
181 - 240............................................         2                 697,473         0.39
241 - 300............................................        15               5,602,679         3.17
301 - 360............................................       420             166,333,028        94.10
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average remaining term for the Group 4 Loans is 327 months.

                       DISTRIBUTION OF DOCUMENTATION TYPE
                             FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 4
                 DOCUMENTATION TYPE                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
Alternative..........................................       395            $155,976,319        88.24%
Full Documentation -- Asset and Income...............        56              20,790,104        11.76
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                           DISTRIBUTION OF GEOGRAPHIC
                         LOCATION OF MORTGAGED PROPERTY
                             FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 4
                        STATE                          MORTGAGE LOANS      CUT-OFF DATE        LOANS
                        -----                          --------------      ------------        -----
Illinois.............................................       213            $ 83,376,418        47.17%
Michigan.............................................       131              47,577,468        26.92
Indiana..............................................        39              15,097,511         8.54
Florida..............................................        20              10,766,166         6.09
Colorado.............................................        10               4,706,376         2.66
Ohio.................................................         9               4,238,589         2.40
Wisconsin............................................        10               3,647,679         2.06
Other................................................        19               7,356,215         4.16
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                          DISTRIBUTION OF NOTE MARGINS
                             FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 4
                   NOTE MARGIN (%)                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
2.001% - 2.500%......................................         1            $    267,530         0.15%
2.501% - 3.000%......................................       450             176,498,892        99.85
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum, maximum and weighted average Note Margin for the Group 4 Loans is 2.5%, 3.0% and 2.9377%, respectively.

                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES
                             FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  MAXIMUM MORTGAGE                       NUMBER OF       OUTSTANDING AS OF    GROUP 4
                      RATES (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
10.501 - 11.000......................................         1            $    275,137         0.16%
11.001 - 11.500......................................        31              12,768,358         7.22
11.501 - 12.000......................................       238              94,664,693        53.55
12.001 - 12.500......................................        77              30,030,755        16.99
12.501 - 13.000......................................        47              16,449,660         9.31
13.001 - 13.500......................................        28              12,238,912         6.92
13.501 - 14.000......................................        26               9,524,795         5.39
14.001 - 14.500......................................         1                 338,723         0.19
15.001 or more.......................................         2                 475,389         0.27
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum, maximum and weighted average Maximum Mortgage Rates for Group 4 Loans is 10.9%, 15.50% and 12.154% respectively.

                   DISTRIBUTION OF NEXT RATE ADJUSTMENT DATE
                             FOR THE GROUP 4 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                NEXT RATE ADJUSTMENT                     NUMBER OF       OUTSTANDING AS OF    GROUP 4
                        DATE                           MORTGAGE LOANS      CUT-OFF DATE        LOANS
                        ----                           --------------      ------------        -----
April 2001...........................................        65            $ 23,656,270        13.38%
May 2001.............................................        37              17,789,427        10.06
June 2001............................................        19               9,351,398         5.29
July 2001............................................         5               2,255,670         1.28
August 2001..........................................         9               4,200,932         2.38
September 2001.......................................         5               1,511,101         0.85
Ocotober 2001........................................         6               1,673,701         0.95
November 2001........................................         6               1,775,040         1.00
December 2001........................................         4               2,140,308         1.21
January 2002.........................................         6               1,767,524         1.00
February 2002........................................         5               1,469,273         0.83
March 2002...........................................         4               1,364,091         0.77
April 2002...........................................         2                 612,496         0.35
May 2002.............................................         4               1,399,110         0.79
June 2002............................................         8               3,274,029         1.85
July 2002............................................         4               1,218,145         0.69
August 2002..........................................         6               2,431,775         1.38
September 2002.......................................         8               3,076,908         1.74
October 2002.........................................        27              10,974,032         6.21
November 2002........................................        18               6,899,683         3.90
December 2002........................................        33              14,653,918         8.29
January 2003.........................................        34              11,395,472         6.45
February 2003........................................        23               8,934,863         5.05
March 2003...........................................        30               9,804,002         5.55
April 2003...........................................        51              19,782,269        11.19
May 2003.............................................        32              13,354,985         7.56
                                                            ---            ------------       ------
    Total............................................       451            $176,766,423       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum and maximum Next Rate Adjustment Date for the Group 4 Loans is April 1, 2001 and May 1, 2003, respectively.

    Weighted average months-to-roll for the Group 4 Loans is 27.

GROUP 5 LOANS

    The Group 5 Loans consist of 538 adjustable rate Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $69,100,285. The tables below set forth certain additional statistical characteristics of the Group 5 Loans as of the Cut-off Date. Percentages are approximate and are stated by Loan Group Balance as of the Cut-off Date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                     DISTRIBUTION OF CURRENT MORTGAGE RATES
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  RANGE OF CURRENT                       NUMBER OF       OUTSTANDING AS OF    GROUP 5
                   MORTGAGE RATES                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
6.251% - 6.500%......................................         5             $   832,642         1.20%
6.501% - 6.750%......................................        56               7,594,679        10.99
6.751% - 7.000%......................................       151              21,038,215        30.45
7.001% - 7.250%......................................        79              11,250,095        16.28
7.251% - 7.500%......................................        65               7,596,588        10.99
7.501% - 7.750%......................................        88              12,324,563        17.84
7.751% - 8.000%......................................        39               4,506,505         6.52
8.001% - 8.250%......................................        20               1,650,678         2.39
8.251% - 8.500%......................................        21               1,467,651         2.12
8.501% - 8.750%......................................         7                 508,245         0.74
8.751% - 9.000%......................................         7                 330,426         0.48
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average of the current Mortgage Rates for the Group 5 Loans is 7.2607%.

              DISTRIBUTION OF CUT-OFF DATE MORTGAGE LOAN PRINCIPAL
                         BALANCES FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                  RANGE OF CURRENT                                            BALANCE          % OF
                    MORTGAGE LOAN                        NUMBER OF       OUTSTANDING AS OF    GROUP 5
                 PRINCIPAL BALANCES                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
$     0.01 - $ 50,000.00.............................        49             $ 1,755,900         2.54%
$ 50,000.01 - $100,000.00............................       166              12,717,553        18.40
$100,000.01 - $150,000.00............................       144              17,778,699        25.73
$150,000.01 - $200,000.00............................        76              13,284,782        19.23
$200,000.01 - $250,000.00............................        99              22,454,499        32.50
$250,000.01 - $300,000.00............................         3                 777,003         1.12
$300,000.01 - $350,000.00............................         1                 331,850         0.48
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The average of the Cut-off Date Principal Balances for the Group 5 Loans is $128,439.

                DISTRIBUTION OF CUT-OFF DATE MORTGAGED PROPERTY
                          TYPES FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 5
                    PROPERTY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    -------------                      --------------      ------------        -----
Single Family Residence..............................       393             $49,950,550        72.29%
Condominium-Low Rise (less than or equal to)
    8 floors.........................................        70               8,630,170        12.49
PUD..................................................        34               5,064,003         7.33
2-4 Family...........................................        22               3,187,690         4.61
Condominium - High Rise > 8 floors...................         9               1,314,525         1.90
Co-op................................................         4                 426,818         0.62
Townhouse............................................         4                 347,736         0.50
Unknown..............................................         2                 178,794         0.26
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

                     DISTRIBUTION OF MORTGAGE LOAN PURPOSE
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 5
                    LOAN PURPOSE                       MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    ------------                       --------------      ------------        -----
Purchase.............................................       295             $38,011,939        55.01%
Refinance - Rate Term................................       120              16,523,082        23.91
Refinance - Cashout..................................       103              12,203,116        17.66
Construction.........................................        19               2,214,683         3.21
Refinance - Home Improvement.........................         1                 147,466         0.21
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

                         DISTRIBUTION OF OCCUPANCY TYPE
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 5
                   OCCUPANCY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
Primary..............................................       430             $59,409,529        85.98%
Second Home..........................................        42               5,072,679         7.34
Investment...........................................        66               4,618,078         6.68
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    Occupancy type is based on representations of the mortgagor at the time of origination of the related Mortgage Loans.

                     DISTRIBUTION OF CURRENT LOAN-TO-VALUE
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                CURRENT LOAN-TO-VALUE                    NUMBER OF       OUTSTANDING AS OF    GROUP 5
                      RATIO (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................         1             $   195,667         0.28%
 0.01% -  50.00%.....................................        37               3,435,865         4.97
50.01% -  55.00%.....................................         9                 940,465         1.36
55.01% -  60.00%.....................................        21               2,970,158         4.30
60.01% -  65.00%.....................................        33               3,928,880         5.69
65.01% -  70.00%.....................................        47               5,425,122         7.85
70.01% -  75.00%.....................................        65               9,479,365        13.72
75.01% -  80.00%.....................................       137              19,399,711        28.07
80.01% -  85.00%.....................................        12               1,218,528         1.76
85.01% -  90.00%.....................................        52               6,440,796         9.32
90.01% -  95.00%.....................................       117              14,701,120        21.28
95.01% - 100.00%.....................................         7                 964,607         1.40
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average of the Current Loan-to-Value Ratio for the Group 5 Loans is 77.0%.

                           DISTRIBUTION OF SEASONING
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 5
                      SEASONING                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
 0 - 11..............................................       170             $23,137,502        33.48%
12 - 23..............................................       209              27,916,589        40.40
24 - 35..............................................        76              10,328,336        14.95
36 - 47..............................................        26               3,065,794         4.44
48 - 59..............................................        22               1,795,826         2.60
60 - 71..............................................        32               2,394,544         3.47
72 - 83..............................................         3                 461,695         0.67
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average seasoning for the Group 5 Loans is 19 months.

               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                 RANGE OF MONTHS IN                      NUMBER OF       OUTSTANDING AS OF    GROUP 5
                   REMAINING TERM                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
 61 - 120............................................         6             $   233,945         0.34%
121 - 180............................................        10                 760,195         1.10
181 - 240............................................         9                 894,647         1.29
241 - 300............................................        36               3,464,726         5.01
301 - 360............................................       477              63,746,773        92.25
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average remaining term to stated maturity for the Group 5 Loans is 336 months.

                       DISTRIBUTION OF DOCUMENTATION TYPE
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 5
                 DOCUMENTATION TYPE                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
Alternative..........................................       376             $47,794,531        69.17%
Full Documentation -- Asset and Income...............       162              21,305,754        30.83
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

           DISTRIBUTION OF GEOGRAPHIC LOCATION OF MORTGAGED PROPERTY
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 5
                        STATE                          MORTGAGE LOANS      CUT-OFF DATE        LOANS
                        -----                          --------------      ------------        -----
Illinois.............................................       166             $24,677,119        35.71%
Michigan.............................................       160              19,937,017        28.85
Indiana..............................................       104              11,593,670        16.78
Kentucky.............................................        25               2,601,296         3.76
Ohio.................................................        20               2,110,534         3.05
Wisconsin............................................        16               2,081,996         3.01
Florida..............................................        16               2,022,024         2.93
Other................................................        31               4,076,629         5.90
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

                          DISTRIBUTION OF NOTE MARGINS
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 5
                   NOTE MARGIN (%)                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
2.501% - 3.000%......................................       530             $68,600,874        99.28%
3.001% - 3.500%......................................         8                 499,412         0.72
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The minimum, maximum and weighted average Note Margin for the Group 5 Loans is 2.74%, 3.5% and 2.87%, respectively.

                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  MAXIMUM MORTGAGE                       NUMBER OF       OUTSTANDING AS OF    GROUP 5
                      RATES (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
11.001 - 11.500......................................         6             $ 1,036,524         1.50%
11.501 - 12.000......................................       193              26,516,837        38.37
12.001 - 12.500......................................       141              18,400,805        26.63
12.501 - 13.000......................................       135              17,923,849        25.94
13.001 - 13.500......................................        47               4,075,085         5.90
13.501 - 14.000......................................        12                 541,545         0.78
14.001 - 14.500......................................         1                 116,041         0.17
14.501 - 15.000......................................         2                 297,126         0.43
15.001 or more.......................................         1                 192,474         0.28
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The minimum, maximum and weighted average Maximum Mortgage Rates for the Group 5 Loans is 11.3%, 15.9% and 12.3092%, respectively.

                   DISTRIBUTION OF NEXT RATE ADJUSTMENT DATE
                             FOR THE GROUP 5 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                      NEXT RATE                          NUMBER OF       OUTSTANDING AS OF    GROUP 5
                   ADJUSTMENT DATE                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
June 2003............................................        30             $ 3,674,496         5.32%
July 2003............................................        25               3,144,629         4.55
August 2003..........................................        36               3,913,100         5.66
September 2003.......................................        21               3,008,014         4.35
October 2003.........................................        14               1,660,807         2.40
November 2003........................................        14               1,848,688         2.68
December 2003........................................         8                 708,944         1.03
January 2004.........................................         9               1,382,845         2.00
February 2004........................................        11               1,229,234         1.78
March 2004...........................................        12               1,500,717         2.17
April 2004...........................................        10                 911,794         1.32
May 2004.............................................        17               1,788,426         2.59
June 2004............................................        19               1,907,244         2.76
July 2004............................................         9                 887,418         1.28
August 2004..........................................         2                 151,854         0.22
September 2004.......................................         7                 938,075         1.36
October 2004.........................................        22               2,816,380         4.08
November 2004........................................        14               1,711,529         2.48
December 2004........................................        21               3,452,226         5.00
January 2005.........................................        70               8,946,039        12.95
February 2005........................................        37               4,828,711         6.99
March 2005...........................................        45               6,645,554         9.62
April 2005...........................................        47               6,886,005         9.97
May 2005.............................................        38               5,157,557         7.46
                                                            ---             -----------       ------
    Total............................................       538             $69,100,285       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The minimum and maximum Next Rate Adjustment Date for the Group 5 Loans is June 1, 2003 and May 1, 2005, respectively.

    Weighted average months-to-roll for the Group 5 Loans is 53.

GROUP 6 LOANS

    The Group 6 Loans consist of 469 adjustable rate Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $199,188,620. The tables below set forth certain additional statistical characteristics of the Group 6 Loans as of the Cut-off Date. Percentages are approximate and are stated by Loan Group Balance as of the Cut-off Date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                     DISTRIBUTION OF CURRENT MORTGAGE RATES
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  RANGE OF CURRENT                       NUMBER OF       OUTSTANDING AS OF    GROUP 6
                   MORTGAGE RATES                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
6.001% - 6.250%......................................         2            $  1,646,531         0.83%
6.251% - 6.500%......................................         8               4,965,644         2.49
6.501% - 6.750%......................................        60              33,785,255        16.96
6.751% - 7.000%......................................       158              65,747,403        33.01
7.001% - 7.250%......................................        72              26,260,425        13.18
7.251% - 7.500%......................................        28              10,963,685         5.50
7.501% - 7.750%......................................       110              44,000,006        22.09
7.751% - 8.000%......................................        28              10,415,112         5.23
8.001% - 8.250%......................................         3               1,404,558         0.71
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average of the current Mortgage Rates for the Group 6 Loans is 7.1361%.

              DISTRIBUTION OF CUT-OFF DATE MORTGAGE LOAN PRINCIPAL
                         BALANCES FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                  RANGE OF CURRENT                                            BALANCE          % OF
                    MORTGAGE LOAN                        NUMBER OF       OUTSTANDING AS OF    GROUP 6
                 PRINCIPAL BALANCES                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
$ 150,000.01 - $ 200,000.00..........................         1            $    181,235         0.09%
$ 200,000.01 - $ 250,000.00..........................        12               2,881,978         1.45
$ 250,000.01 - $ 300,000.00..........................       135              37,089,000        18.62
$ 300,000.01 - $ 350,000.00..........................        90              29,269,880        14.69
$ 350,000.01 - $ 400,000.00..........................        70              26,300,954        13.20
$ 400,000.01 - $ 500,000.00..........................        66              29,458,792        14.79
$ 500,000.01 - $ 600,000.00..........................        32              17,520,972         8.80
$ 600,000.01 - $ 700,000.00..........................        26              16,552,491         8.31
$ 700,000.01 - $ 800,000.00..........................        12               9,157,719         4.60
$ 800,000.01 - $ 900,000.00..........................         5               4,386,522         2.20
$ 900,000.01 - $1,000,000.00.........................         8               7,666,357         3.85
$1,000,000.01 or more................................        12              18,722,721         9.40
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The average of the Cut-off Date Principal Balances for the Group 6 Loans is $424,709.

                DISTRIBUTION OF CUT-OFF DATE MORTGAGED PROPERTY
                          TYPES FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 6
                    PROPERTY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    -------------                      --------------      ------------        -----
Single Family Residence..............................       357            $156,378,591        78.51%
PUD..................................................        50              20,268,114        10.18
Condominium - Low Rise (less than or equal to)
    8 floors.........................................        48              16,863,649         8.47
2-4 Family...........................................         6               2,792,945         1.40
Condominium - High Rise > 8 floors...................         6               2,342,794         1.18
Townhouse............................................         2                 542,526         0.27
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                     DISTRIBUTION OF MORTGAGE LOAN PURPOSE
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 6
                    LOAN PURPOSE                       MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    ------------                       --------------      ------------        -----
Purchase.............................................       217            $ 84,986,120        42.67%
Refinance - Rate Term................................       126              57,052,293        28.64
Refinance - Cashout..................................       104              48,539,615        24.37
Construction.........................................        20               7,898,207         3.97
Refinance - Home Improvement.........................         2                 712,384         0.36
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                         DISTRIBUTION OF OCCUPANCY TYPE
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 6
                   OCCUPANCY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
Primary..............................................       439            $185,574,182        93.17%
Second Home..........................................        29              13,024,547         6.54
Investment...........................................         1                 589,891         0.30
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    Occupancy type is based on representations of the mortgagor at the time of origination of the related Mortgage Loans.

                     DISTRIBUTION OF CURRENT LOAN-TO-VALUE
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                CURRENT LOAN-TO-VALUE                    NUMBER OF       OUTSTANDING AS OF    GROUP 6
                      RATIO (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................         1            $    385,846         0.19%
 0.01% -  50.00%.....................................        29              14,275,985         7.17
50.01% -  55.00%.....................................        19               7,802,077         3.92
55.01% -  60.00%.....................................        13               4,246,822         2.13
60.01% -  65.00%.....................................        28              14,354,664         7.21
65.01% -  70.00%.....................................        42              19,988,658        10.04
70.01% -  75.00%.....................................        83              36,328,886        18.24
75.01% -  80.00%.....................................       194              78,886,432        39.60
80.01% -  85.00%.....................................        14               4,800,332         2.41
85.01% -  90.00%.....................................        32              12,857,755         6.46
90.01% -  95.00%.....................................        12               4,311,316         2.16
95.01% - 100.00%.....................................         2                 949,847         0.48
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average of the Current Loan-to-Value Ratio for the Group 6 Loans is 72.07%.

                           DISTRIBUTION OF SEASONING
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 6
                 SEASONING (MONTHS)                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
 0 - 11..............................................       183            $ 74,977,615        37.64%
12 - 23..............................................       200              89,670,718        45.02
24 - 35..............................................        66              25,662,772        12.88
36 - 47..............................................         8               2,359,866         1.18
48 - 59..............................................         6               4,186,045         2.10
60 - 71..............................................         4               1,637,946         0.82
72 - 83..............................................         2                 693,658         0.35
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average seasoning for the Group 6 Loans is 16 months.

               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                 RANGE OF MONTHS IN                      NUMBER OF       OUTSTANDING AS OF    GROUP 6
                   REMAINING TERM                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
121 - 180............................................         1            $    313,814         0.16%
181 - 240............................................         4               1,334,522         0.67
241 - 300............................................        11               3,848,513         1.93
301 - 360............................................       453             193,691,771        97.24
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average remaining term to stated maturity for the Group 6 Loans is 342 months.

                       DISTRIBUTION OF DOCUMENTATION TYPE
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 6
                 DOCUMENTATION TYPE                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
Alternative..........................................       287            $124,873,569        62.69%
Full Documentation -- Asset and Income...............       182              74,315,050        37.31
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

           DISTRIBUTION OF GEOGRAPHIC LOCATION OF MORTGAGED PROPERTY
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 6
                        STATE                          MORTGAGE LOANS      CUT-OFF DATE        LOANS
                        -----                          --------------      ------------        -----
Michigan.............................................       165            $ 67,263,095        33.77%
Illinois.............................................       155              64,905,837        32.59
Indiana..............................................        53              22,532,111        11.31
Florida..............................................        18               7,720,020         3.88
Colorado.............................................        17               7,607,008         3.82
Ohio.................................................        16               6,025,665         3.03
Wisconsin............................................        10               4,940,652         2.48
Other................................................        35              18,194,231         9.13
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                          DISTRIBUTION OF NOTE MARGINS
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 6
                   NOTE MARGIN (%)                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
2.501% - 3.000%......................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum, maximum and weighted average Note Margin for the Group 6 Loans is 2.75%, 3.0% and 2.8422%, respectively.

                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  MAXIMUM MORTGAGE                       NUMBER OF       OUTSTANDING AS OF    GROUP 6
                      RATES (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................         1            $    474,360         0.24%
10.001 - 10.500......................................         1                 383,723         0.19
10.501 - 11.000......................................         2               1,212,791         0.61
11.001 - 11.500......................................         9               6,697,987         3.36
11.501 - 12.000......................................       200              89,770,678        45.07
12.001 - 12.500......................................       103              39,684,426        19.92
12.501 - 13.000......................................       145              57,711,577        28.97
13.001 - 13.500......................................         7               2,886,265         1.45
14.001 - 14.500......................................         1                 366,812         0.18
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum, maximum and weighted average Maximum Mortgage Rates for the Group 6 Loans is 10.05%, 14.5% and 12.168% respectively.

                   DISTRIBUTION OF NEXT RATE ADJUSTMENT DATE
                             FOR THE GROUP 6 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                      NEXT RATE                          NUMBER OF       OUTSTANDING AS OF    GROUP 6
                   ADJUSTMENT DATE                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
2003-06..............................................        13            $  4,749,063         2.38%
2003-07..............................................        19               8,237,509         4.14
2003-08..............................................        38              16,358,370         8.21
2003-09..............................................        16               8,147,832         4.09
2003-10..............................................        12               5,065,602         2.54
2003-11..............................................        12               7,045,029         3.54
2003-12..............................................        10               5,550,926         2.79
2004-01..............................................        10               7,403,262         3.72
2004-02..............................................         7               3,670,872         1.84
2004-03..............................................         7               4,511,230         2.26
2004-04..............................................         6               2,418,057         1.21
2004-05..............................................         3               1,312,917         0.66
2004-06..............................................         5               1,972,477         0.99
2004-07..............................................         5               2,006,137         1.01
2004-08..............................................         3                 969,059         0.49
2004-09..............................................        12               4,443,231         2.23
2004-10..............................................        35              13,862,478         6.96
2004-11..............................................        47              18,842,817         9.46
2004-12..............................................        33              15,509,722         7.79
2005-01..............................................        41              15,734,217         7.90
2005-02..............................................        23               8,507,939         4.27
2005-03..............................................        32              11,599,850         5.82
2005-04..............................................        53              19,138,257         9.61
2005-05..............................................        27              12,131,768         6.09
                                                            ---            ------------       ------
    Total............................................       469            $199,188,620       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum and maximum Next Rate Adjustment Date for the Group 6 Loans is June 1, 2003 and May 1, 2005, respectively.

    Weighted average months-to-roll for the Group 6 Loans is 52.

GROUP 7 LOANS

    The Group 7 Loans consist of 382 adjustable rate Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $54,542,936. The tables below set forth certain additional statistical characteristics of the Group 7 Loans as of the Cut-off Date. Percentages are approximate and are stated by Loan Group Balance as of the Cut-off Date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                     DISTRIBUTION OF CURRENT MORTGAGE RATES
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  RANGE OF CURRENT                       NUMBER OF       OUTSTANDING AS OF    GROUP 7
                   MORTGAGE RATES                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
6.501% - 6.750%......................................        11             $ 1,890,560         3.47%
6.751% - 7.000%......................................        60               9,260,447        16.98
7.001% - 7.250%......................................       141              23,013,762        42.19
7.251% - 7.500%......................................        51               7,241,164        13.28
7.501% - 7.750%......................................        58               6,216,144        11.40
7.751% - 8.000%......................................        42               5,399,934         9.90
8.001% - 8.250%......................................        15               1,286,125         2.36
8.251% - 8.500%......................................         4                 234,800         0.43
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average of the current Mortgage Rates for the Group 7 Loans is 7.2777%.

                DISTRIBUTION OF CUT-OFF DATE MORTGAGED PRINCIPAL
                         BALANCES FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                  RANGE OF CURRENT                                            BALANCE          % OF
                    MORTGAGE LOAN                        NUMBER OF       OUTSTANDING AS OF    GROUP 7
                 PRINCIPAL BALANCES                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
$     0.01 - $ 50,000.00.............................        36             $ 1,360,383         2.49%
$ 50,000.01 - $100,000.00............................       104               8,177,400        14.99
$100,000.01 - $150,000.00............................        80               9,834,025        18.03
$150,000.01 - $200,000.00............................        46               8,121,815        14.89
$200,000.01 - $250,000.00............................       112              25,976,509        47.63
$250,000.01 - $300,000.00............................         4               1,072,803         1.97
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The average of the Cut-off Date Principal Balances for the Group 7 Loans is $142,783.

                DISTRIBUTION OF CUT-OFF DATE MORTGAGED PROPERTY
                          TYPES FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 7
                    PROPERTY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    -------------                      --------------      ------------        -----
Single Family Residence..............................       248             $36,286,955        66.53%
Condominium - Low Rise (less than or equal to)
    8 floors.........................................        61               7,789,374        14.28
2-4 Family...........................................        39               5,227,688         9.58
PUD..................................................        12               2,242,850         4.11
Condominium - High Rise > 8 floors...................        17               2,224,749         4.08
Co-op................................................         4                 532,369         0.98
Townhouse............................................         1                 238,952         0.44
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

                     DISTRIBUTION OF MORTGAGE LOAN PURPOSE
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 7
                    LOAN PURPOSE                       MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    ------------                       --------------      ------------        -----
Purchase.............................................       203             $28,616,455        52.47%
Refinance - Rate Term................................        79              11,515,542        21.11
Refinance - Cashout..................................        79              11,410,723        20.92
Construction.........................................        21               3,000,216         5.50
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

                         DISTRIBUTION OF OCCUPANCY TYPE
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 7
                   OCCUPANCY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
Primary..............................................       303             $46,437,746        85.14%
Investment...........................................        49               4,560,233         8.36
Second Home..........................................        30               3,544,958         6.50
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    Occupancy type is based on representations of the mortgagor at the time of origination of the related Mortgage Loan

                     DISTRIBUTION OF CURRENT LOAN-TO-VALUE
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                       CURRENT                                                BALANCE          % OF
                    LOAN-TO-VALUE                        NUMBER OF       OUTSTANDING AS OF    GROUP 7
                      RATIO (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................         2             $   260,591         0.48%
 0.01% - 50.00%......................................        26               3,043,727         5.58
50.01% - 55.00%......................................        10               1,719,865         3.15
55.01% - 60.00%......................................        13               1,908,534         3.50
60.01% - 65.00%......................................        20               2,891,989         5.30
65.01% - 70.00%......................................        40               5,012,843         9.19
70.01% - 75.00%......................................        61               9,895,883        18.14
75.01% - 80.00%......................................       105              16,189,956        29.68
80.01% - 85.00%......................................         7                 701,807         1.29
85.01% - 90.00%......................................        34               4,552,758         8.35
90.01% - 95.00%......................................        63               8,302,258        15.22
95.01% - 100.00%.....................................         1                  62,725         0.12
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average of the Current Loan-to-Value Ratio for the Group 7 Loans is 74.96%.

                           DISTRIBUTION OF SEASONING
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 7
                 SEASONING (MONTHS)                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
 0 - 11..............................................        71             $ 9,541,914        17.49%
12 - 23..............................................       215              33,899,851        62.15
24 - 35..............................................        44               5,671,670        10.40
36 - 47..............................................         9               1,153,263         2.11
48 - 59..............................................        37               3,205,215         5.88
60 - 71..............................................         4                 664,994         1.22
72 - 83..............................................         2                 406,030         0.74
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average seasoning for the Group 7 Loans is 21 months.

               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                   RANGE OF MONTHS                       NUMBER OF       OUTSTANDING AS OF    GROUP 7
                  IN REMAINING TERM                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                  -----------------                    --------------      ------------        -----
 61 - 120............................................         2             $   151,710         0.28%
121 - 180............................................         7                 453,585         0.83
181 - 240............................................         6                 420,865         0.77
241 - 300............................................         8               1,517,950         2.78
301 - 360............................................       359              51,998,826        95.34
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The weighted average remaining term to stated maturity for the Group 7 Loans is 334 months.

                       DISTRIBUTION OF DOCUMENTATION TYPE
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 7
                 DOCUMENTATION TYPE                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
Alternative..........................................       330             $47,175,080        86.49%
Full Documentation -- Asset and Income...............        52               7,367,857        13.51
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

                           DISTRIBUTION OF GEOGRAPHIC
                         LOCATION OF MORTGAGED PROPERTY
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 7
                        STATE                          MORTGAGE LOANS      CUT-OFF DATE        LOANS
                        -----                          --------------      ------------        -----
Illinois.............................................       123             $19,672,333        36.07%
Michigan.............................................       141              19,391,176        35.55
Indiana..............................................        54               7,032,931        12.89
Ohio.................................................        18               2,326,512         4.27
Florida..............................................         9               1,692,528         3.10
Colorado.............................................         9               1,069,764         1.96
Other................................................        28               3,357,693         6.16
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

                          DISTRIBUTION OF NOTE MARGINS
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 7
                   NOTE MARGIN (%)                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
2.001% - 2.500%......................................         1             $   206,030         0.38%
2.501% - 3.000%......................................       381              54,336,906        99.62
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The minimum, maximum and weighted average Note Margin for the Group 7 Loans is 2.5%, 3.0% and 2.8749%, respectively.

                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  MAXIMUM MORTGAGE                       NUMBER OF       OUTSTANDING AS OF    GROUP 7
                      RATES (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
10.501 - 11.000......................................         1             $   193,867         0.36%
11.501 - 12.000......................................        67              10,524,431        19.30
12.001 - 12.500......................................       187              29,309,862        53.74
12.501 - 13.000......................................       102              11,989,380        21.98
13.001 - 13.500......................................        24               2,349,494         4.31
13.501 - 14.000......................................         1                 175,902         0.32
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The minimum, maximum and weighted average Maximum Mortgage Rates for the Group 7 Loans is 11.0%, 13.75% and 12.3034%, respectively.

                   DISTRIBUTION OF NEXT RATE ADJUSTMENT DATE
                             FOR THE GROUP 7 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 7
              NEXT RATE ADJUSTMENT DATE                MORTGAGE LOANS      CUT-OFF DATE        LOANS
              -------------------------                --------------      ------------        -----
June 2005............................................        24             $ 3,098,656         5.68%
July 2005............................................        26               3,260,740         5.98
August 2005..........................................        24               3,160,678         5.79
September 2005.......................................        11               1,949,516         3.57
October 2005.........................................         6                 855,657         1.57
November 2005........................................         7                 735,100         1.35
December 2005........................................         6                 702,681         1.29
January 2006.........................................        12               1,519,766         2.79
February 2006........................................         7                 556,450         1.02
March 2006...........................................        17               2,240,109         4.11
April 2006...........................................        11               1,369,641         2.51
May 2006.............................................        10               1,364,326         2.50
June 2006............................................         5                 569,952         1.04
July 2006............................................         2                 380,012         0.70
August 2006..........................................         1                 178,628         0.33
September 2006.......................................         7                 841,631         1.54
October 2006.........................................         7                 918,610         1.68
November 2006........................................        13               1,756,905         3.22
December 2006........................................        11               1,553,600         2.85
January 2007.........................................         9               1,250,493         2.29
February 2007........................................         5                 547,583         1.00
April 2007...........................................         3                 243,248         0.45
May 2007.............................................         1                  86,288         0.16
July 2007............................................         1                 102,566         0.19
August 2007..........................................         1                 139,273         0.26
October 2007.........................................         2                 168,927         0.31
November 2007........................................         1                  61,289         0.11
December 2007........................................         4                 560,303         1.03
January 2008.........................................         6                 572,770         1.05
February 2008........................................         7               1,207,984         2.21
March 2008...........................................        13               1,946,941         3.57
April 2008...........................................        34               7,041,711        12.91
May 2008.............................................        18               3,081,120         5.65
June 2008............................................        13               1,885,859         3.46
July 2008............................................        19               3,366,718         6.17
August 2008..........................................        18               2,754,987         5.05
September 2008.......................................        13               1,676,232         3.07
October 2008.........................................         7                 835,986         1.53
                                                            ---             -----------       ------
    Total............................................       382             $54,542,936       100.00%
                                                            ---             -----------       ------
                                                            ---             -----------       ------

    The minimum and maximum Next Rate Adjustment Date for the Group 7 Loans is June 1, 2005 and October 1, 2008, respectively.

    Weighted average months-to-roll for the Group 7 Loans is 84.

GROUP 8 LOANS

    The Group 8 Loans consist of 575 adjustable rate Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $232,098,330. The tables below set forth certain additional statistical characteristics of the Group 8 Loans as of the Cut-off Date. Percentages are approximate and are stated by Loan

Group Balance as of the Cut-off Date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                     DISTRIBUTION OF CURRENT MORTGAGE RATES
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  RANGE OF CURRENT                       NUMBER OF       OUTSTANDING AS OF    GROUP 8
                   MORTGAGE RATES                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
6.501% - 6.750%......................................        21            $  8,865,790         3.82%
6.751% - 7.000%......................................        86              38,937,475        16.78
7.001% - 7.250%......................................       268             103,520,323        44.60
7.251% - 7.500%......................................       101              38,414,796        16.55
7.501% - 7.750%......................................        43              17,022,887         7.33
7.751% - 8.000%......................................        55              24,369,427        10.50
8.001% - 8.250%......................................         1                 967,633         0.42
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average of the current Mortgage Rates for the Group 8 Loans is 7.2411%.

              DISTRIBUTION OF CUT-OFF DATE MORTGAGE LOAN PRINCIPAL
                         BALANCES FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                  RANGE OF CURRENT                                            BALANCE          % OF
                    MORTGAGE LOAN                        NUMBER OF       OUTSTANDING AS OF    GROUP 8
                 PRINCIPAL BALANCES                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
$100,000.01 - $ 150,000.00...........................         2            $    269,456         0.12%
$150,000.01 - $ 200,000.00...........................         1                 185,347         0.08
$200,000.01 - $ 250,000.00...........................        17               4,174,634         1.80
$250,000.01 - $ 300,000.00...........................       203              55,643,654        23.97
$300,000.01 - $ 350,000.00...........................       104              33,640,916        14.49
$350,000.01 - $ 400,000.00...........................        83              31,211,097        13.45
$400,000.01 - $ 500,000.00...........................        70              31,436,281        13.54
$500,000.01 - $ 600,000.00...........................        25              13,955,975         6.01
$600,000.01 - $ 700,000.00...........................        27              17,642,783         7.60
$700,000.01 - $ 800,000.00...........................        10               7,525,686         3.24
$800,000.01 - $ 900,000.00...........................         5               4,193,161         1.81
$900,000.01 - $1,000,000.00..........................        15              14,488,024         6.24
$1,000,000.01 or more................................        13              17,731,315         7.64
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The average of the Cut-off Date Principal Balances for the Group 8 Loans is $403,649.

                DISTRIBUTION OF CUT-OFF DATE MORTGAGED PROPERTY
                          TYPES FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 8
                    PROPERTY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    -------------                      --------------      ------------        -----
Single Family Residence..............................       455            $188,897,045        81.39%
PUD..................................................        51              17,444,115         7.52
Condominium - Low Rise (less than or equal to)
    8 floors.........................................        46              15,587,823         6.72
Condominium - High Rise >8 floors....................        12               6,540,895         2.82
2-4 Family...........................................         4               1,784,777         0.77
Townhouse............................................         6               1,604,535         0.69
Co-op................................................         1                 239,139         0.10
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                     DISTRIBUTION OF MORTGAGE LOAN PURPOSE
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 8
                    LOAN PURPOSE                       MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    ------------                       --------------      ------------        -----
Purchase.............................................       264            $104,982,838        45.23%
Refinance - Rate Term................................       161              69,165,262        29.80
Refinance - Cashout..................................       124              48,132,853        20.74
Construction.........................................        20               7,379,212         3.18
Refinance - Home Improvement.........................         5               2,140,150         0.92
Unknown..............................................         1                 298,015         0.13
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                         DISTRIBUTION OF OCCUPANCY TYPE
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 8
                   OCCUPANCY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
Primary..............................................       530            $213,285,532        91.89%
Second Home..........................................        43              18,174,145         7.83
Investment...........................................         2                 638,653         0.28
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    Occupancy type is based on representations of the mortgagor at the time of origination of the related Mortgage Loans.

                     DISTRIBUTION OF CURRENT LOAN-TO-VALUE
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                CURRENT LOAN-TO-VALUE                    NUMBER OF       OUTSTANDING AS OF    GROUP 8
                      RATIO (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................         1            $    348,782         0.15%
 0.01% -  50.00%.....................................        32              11,602,572         5.00
50.01% -  55.00%.....................................        23              10,650,303         4.59
55.01% -  60.00%.....................................        27              10,671,413         4.60
60.01% -  65.00%.....................................        34              15,040,238         6.48
65.01% -  70.00%.....................................        63              28,423,238        12.25
70.01% -  75.00%.....................................        99              40,922,569        17.63
75.01% -  80.00%.....................................       227              91,159,339        39.28
80.01% -  85.00%.....................................         5               2,463,347         1.06
85.01% -  90.00%.....................................        40              13,144,164         5.66
90.01% -  95.00%.....................................        22               7,110,372         3.06
95.01% - 100.00%.....................................         2                 561,992         0.24
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average of the Current Loan-to-Value Ratio for the Group 8 Loans is 72.24%.

                           DISTRIBUTION OF SEASONING
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 8
                 SEASONING (MONTHS)                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
 0 - 11..............................................       126            $ 55,896,784        24.08%
12 - 23..............................................       364             140,645,257        60.60
24 - 35..............................................        68              28,308,253        12.20
36 - 47..............................................         8               2,630,999         1.13
48 - 59..............................................         6               3,380,876         1.46
60 - 71..............................................         1                 352,036         0.15
72 - 83..............................................         2                 884,125         0.38
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average seasoning for the Group 8 Loans is 18 months.

               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                 RANGE OF MONTHS IN                      NUMBER OF       OUTSTANDING AS OF    GROUP 8
                   REMAINING TERM                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
121 - 180............................................         2            $    923,687         0.40%
181 - 240............................................         6               1,646,673         0.71
241 - 300............................................         6               2,137,648         0.92
301 - 360............................................       561             227,390,322        97.97
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The weighted average remaining term to stated maturity for the Group 8 Loans is 339 months.

                       DISTRIBUTION OF DOCUMENTATION TYPE
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 8
                 DOCUMENTATION TYPE                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
Alternative..........................................       457            $182,750,443        78.74%
Full Documentation -- Asset and Income...............       118              49,347,888        21.26
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

           DISTRIBUTION OF GEOGRAPHIC LOCATION OF MORTGAGED PROPERTY
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 8
                        STATE                          MORTGAGE LOANS      CUT-OFF DATE        LOANS
                        -----                          --------------      ------------        -----
Michigan.............................................       209            $ 83,902,828        36.15%
Illinois.............................................       187              70,910,151        30.55
Indiana..............................................        77              29,078,314        12.53
Florida..............................................        29              13,862,433         5.97
Ohio.................................................        20               9,708,533         4.18
Colorado.............................................        11               6,122,865         2.64
Other................................................        42              18,513,206         7.98
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

                          DISTRIBUTION OF NOTE MARGINS
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 8
                   NOTE MARGIN (%)                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
2.501% - 3.000%......................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum, maximum and weighted average Note Margin for the Group 8 Loans is 2.75%, 3.0% and 2.8867%, respectively.

                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  MAXIMUM MORTGAGE                       NUMBER OF       OUTSTANDING AS OF    GROUP 8
                      RATES (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
11.501 - 12.000......................................       104            $ 45,521,651        19.61%
12.001 - 12.500......................................       354             136,822,379        58.95
12.501 - 13.000......................................       110              46,748,723        20.14
13.001 - 13.500......................................         6               2,654,168         1.14
14.501 - 15.000......................................         1                 351,409         0.15
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum, maximum and weighted average Maximum Mortgage Rates for the Group 8 Loans is 11.65%, 14.75% and 12.2724%, respectively.

                   DISTRIBUTION OF NEXT RATE ADJUSTMENT DATE
                             FOR THE GROUP 8 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                      NEXT RATE                          NUMBER OF       OUTSTANDING AS OF    GROUP 8
                   ADJUSTMENT DATE                     MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   ---------------                     --------------      ------------        -----
2005-06..............................................        17            $  5,824,293         2.51%
2005-07..............................................        36              12,552,518         5.41
2005-08..............................................        17               7,286,905         3.14
2005-09..............................................        10               3,403,010         1.47
2005-10..............................................         6               3,344,907         1.44
2005-11..............................................         4               1,647,036         0.71
2005-12..............................................         8               4,002,316         1.72
2006-01..............................................         6               1,985,013         0.86
2006-02..............................................         8               3,368,450         1.45
2006-03..............................................         9               6,448,245         2.78
2006-04..............................................         8               2,976,892         1.28
2006-05..............................................         1                 416,567         0.18
2006-06..............................................         8               6,238,060         2.69
2006-07..............................................         2               1,294,761         0.56
2006-08..............................................         2               1,242,219         0.54
2006-09..............................................        12               5,359,365         2.31
2006-10..............................................        17               6,044,738         2.60
2006-11..............................................        28              10,866,964         4.68
2006-12..............................................        31              11,939,005         5.14
2007-01..............................................        15               7,593,569         3.27
2007-02..............................................         4               2,471,435         1.06
2007-05..............................................         2                 744,824         0.32
2007-06..............................................         1                 370,308         0.16
2007-10..............................................         1                 297,259         0.13
2007-12..............................................         1                 278,858         0.12
2008-01..............................................        12               5,946,226         2.56
2008-02..............................................        12               4,190,938         1.81
2008-03..............................................        37              13,981,457         6.02
2008-04..............................................        84              32,602,556        14.05
2008-05..............................................        53              19,196,001         8.27
2008-06..............................................        27              10,540,563         4.54
2008-07..............................................        48              16,171,350         6.97
2008-08..............................................        29              14,311,583         6.17
2008-09..............................................         5               1,722,369         0.74
2008-10..............................................        10               3,769,546         1.62
2008-12..............................................         1                 789,653         0.34
2009-01..............................................         3                 878,568         0.38
                                                            ---            ------------       ------
    Total............................................       575            $232,098,330       100.00%
                                                            ---            ------------       ------
                                                            ---            ------------       ------

    The minimum and maximum Next Rate Adjustment Date for the Group 8 Loans is June 1, 2005 and January 1, 2009, respectively.

    Weighted average months-to-roll for the Group 8 Loans is 87.

GROUP 9 LOANS

    The Group 9 Loans consist of 2,065 fixed rate Mortgage Loans, with aggregate Principal Balance as of the Cut-off Date of approximately $208,581,414. The tables below set forth certain additional statistical characteristics of the Group 9 Loans as of the Cut-off Date. Percentages are approximate and are stated by Loan

Group Balance as of the Cut-off Date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

                     DISTRIBUTION OF CURRENT MORTGAGE RATES
                             FOR THE GROUP 9 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                  RANGE OF CURRENT                       NUMBER OF       OUTSTANDING AS OF    GROUP 9
                   MORTGAGE RATES                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
6.001% - 6.250%......................................          1           $    130,691         0.06%
6.251% - 6.500%......................................         53              4,927,412         2.36
6.501% - 6.750%......................................         87              8,064,323         3.87
6.751% - 7.000%......................................        408             47,549,815        22.80
7.001% - 7.250%......................................        554             61,728,962        29.59
7.251% - 7.500%......................................        380             43,470,801        20.84
7.501% - 7.750%......................................        164             18,853,416         9.04
7.751% - 8.000%......................................        121             10,853,572         5.20
8.001% - 8.250%......................................         63              4,736,412         2.27
8.251% - 8.500%......................................         88              3,700,796         1.77
8.501% - 8.750%......................................         77              1,698,846         0.81
8.751% - 9.000%......................................         52              2,641,392         1.27
9.001% - 9.250%......................................         17                224,977         0.11
                                                           -----           ------------       ------
    Total............................................      2,065           $208,581,414       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The weighted average of the current Mortgage Rates for the Group 9 Loans is 7.2815%.

              DISTRIBUTION OF CUT-OFF DATE MORTGAGE LOAN PRINCIPAL
                         BALANCES FOR THE GROUP 9 LOANS

                                                                        AGGREGATE PRINCIPAL
                  RANGE OF CURRENT                                            BALANCE          % OF
                    MORTGAGE LOAN                        NUMBER OF       OUTSTANDING AS OF    GROUP 9
                 PRINCIPAL BALANCES                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
$     0.01 - $ 50,000.00.............................        481           $ 13,357,182         6.40%
$ 50,000.01 - $100,000.00............................        789             58,005,760        27.81
$100,000.01 - $150,000.00............................        450             55,041,831        26.39
$150,000.01 - $200,000.00............................        167             29,091,083        13.95
$200,000.01 - $250,000.00............................         85             18,735,569         8.98
$250,000.01 - $300,000.00............................         32              8,648,692         4.15
$300,000.01 - $350,000.00............................         26              8,433,151         4.04
$350,000.01 - $400,000.00............................          9              3,335,055         1.60
$400,000.01 - $500,000.00............................         13              5,996,684         2.87
$500,000.01 - $600,000.00............................          8              4,348,037         2.08
$600,000.01 - $700,000.00............................          2              1,292,798         0.62
$700,000.01 - $800,000.00............................          3              2,295,571         1.10
                                                           -----           ------------       ------
    Total............................................      2,065           $208,581,414       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The average of the Cut-off Date Principal Balances for the Group 9 Loans is $101,008.

                DISTRIBUTION OF CUT-OFF DATE MORTGAGED PROPERTY
                          TYPES FOR THE GROUP 9 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 9
                    PROPERTY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    -------------                      --------------      ------------        -----
Single Family Residence..............................      1,579           $154,806,856        74.22%
Condominium - Low Rise (less than or equal to)
    8 Floors.........................................        209             18,127,607         8.69
2-4 Family...........................................        136             15,594,350         7.48
PUD..................................................         56              9,529,052         4.57
Condominium - High Rise > 8 floors...................         58              6,688,460         3.21
Townhouse............................................         19              2,788,061         1.34
Unknown..............................................          8              1,047,029         0.50
                                                           -----           ------------       ------
    Total............................................      2,065           $208,581,414       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

                     DISTRIBUTION OF MORTGAGE LOAN PURPOSE
                             FOR THE GROUP 9 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 9
                    LOAN PURPOSE                       MORTGAGE LOANS      CUT-OFF DATE        LOANS
                    ------------                       --------------      ------------        -----
Purchase.............................................      1,031           $ 93,952,128        45.04%
Refinance - Rate Term................................        616             68,364,982        32.78
Refinance - Cashout..................................        293             33,945,560        16.27
Construction.........................................         93              9,874,014         4.73
Unknown..............................................         29              2,025,717         0.97
Refinance - Home Improvement.........................          3                419,013         0.20
                                                           -----           ------------       ------
    Total............................................      2,065           $208,581,414       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

                         DISTRIBUTION OF OCCUPANCY TYPE
                             FOR THE GROUP 9 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 9
                   OCCUPANCY TYPE                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
Primary..............................................      1,899           $191,603,964        91.86%
Second Home..........................................         70              8,660,992         4.15
Investment...........................................         96              8,316,459         3.99
                                                           -----           ------------       ------
    Total............................................      2,065           $208,581,414       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    Occupancy type is based on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                     DISTRIBUTION OF CURRENT LOAN-TO-VALUE
                             FOR THE GROUP 9 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                CURRENT LOAN-TO-VALUE                    NUMBER OF       OUTSTANDING AS OF    GROUP 9
                      RATIO (%)                        MORTGAGE LOANS      CUT-OFF DATE        LOANS
                      ---------                        --------------      ------------        -----
Unknown..............................................         26           $  1,963,202         0.94%
 0.01% - 50.00%......................................        359             20,674,890         9.91
50.01% - 55.00%......................................         72              7,800,566         3.74
55.01% - 60.00%......................................         63              8,092,105         3.88
60.01% - 65.00%......................................         95             10,538,360         5.05
65.01% - 70.00%......................................        168             19,687,777         9.44
70.01% - 75.00%......................................        201             24,497,077        11.74
75.01% - 80.00%......................................        284             34,357,111        16.47
80.01% - 85.00%......................................        109             14,285,114         6.85
85.01% - 90.00%......................................        224             23,847,774        11.43
90.01% - 95.00%......................................        406             38,137,826        18.28
95.01% - 100.00%.....................................         58              4,699,614         2.25
                                                           -----           ------------       ------
    Total............................................      2,065           $208,581,414       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The weighted average of the Current Loan-to-Value Ratio for the Group 9 Loans is 74.39%.

                           DISTRIBUTION OF SEASONING
                             FOR THE GROUP 9 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 9
                 SEASONING (MONTHS)                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
 0 - 11..............................................        151           $ 21,787,887        10.45%
12 - 23..............................................        688             82,306,236        39.46
24 - 35..............................................        358             34,528,656        16.55
36 - 47..............................................         54              5,656,647         2.71
48 - 59..............................................         47              3,722,055         1.78
60 - 71..............................................         96              9,081,182         4.35
72 - 83..............................................        433             45,311,861        21.72
84 - 95..............................................         42              2,189,590         1.05
96 or more...........................................        196              3,997,301         1.92
                                                           -----           ------------       ------
    Total............................................      2,065           $208,581,414       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The weighted average seasoning for the Group 9 Loans is 39 months.

               DISTRIBUTION OF REMAINING TERM TO STATED MATURITY
                             FOR THE GROUP 9 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                 RANGE OF MONTHS IN                      NUMBER OF       OUTSTANDING AS OF    GROUP 9
                   REMAINING TERM                      MORTGAGE LOANS      CUT-OFF DATE        LOANS
                   --------------                      --------------      ------------        -----
 01 - 60.............................................         97           $    985,468         0.47%
 61 - 120............................................         83              1,773,162         0.85
121 - 180............................................         59              4,470,282         2.14
181 - 240............................................         78              6,279,095         3.01
241 - 300............................................        571             58,915,174        28.25
301 - 360............................................      1,177            136,158,233        65.28
                                                           -----           ------------       ------
    Total............................................      2,065           $208,581,414       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

    The weighted average remaining term to stated maturity for the Group 9 Loans is 311 months.

                       DISTRIBUTION OF DOCUMENTATION TYPE
                             FOR THE GROUP 9 LOANS

                                                                        AGGREGATE PRINCIPAL
                                                                              BALANCE          % OF
                                                         NUMBER OF       OUTSTANDING AS OF    GROUP 9
                 DOCUMENTATION TYPE                    MORTGAGE LOANS      CUT-OFF DATE        LOANS
                 ------------------                    --------------      ------------        -----
Alternative..........................................      1,225           $139,420,632        66.84%
Full Documentation -- Asset and Income...............        840             69,160,782        33.16
                                                           -----           ------------       ------
    Total............................................      2,065           $208,581,414       100.00%
                                                           -----           ------------       ------
                                                           -----           ------------       ------

                           DISTRIBUTION OF GEOGRAPHIC
                         LOCATION OF MORTGAGED PROPERTY
                             FOR THE GROUP 9 LOANS

                                                                       AGGREGATE PRINCIPAL
                                                                             BALANCE          % OF
                                                        NUMBER OF       OUTSTANDING AS OF    GROUP 9
                       STATE                          MORTGAGE LOANS      CUT-OFF DATE        LOANS
                       -----                          --------------      ------------        -----
Illinois............................................      1,036           $117,955,883         56.55%
Michigan............................................        309             34,888,865         16.73
Indiana.............................................        295             26,673,130         12.79
Ohio................................................        127              7,244,094          3.47
Florida.............................................         49              4,320,511          2.07
Kentucky............................................         57              3,357,607          1.61
Louisiana...........................................         62              3,188,154          1.53
Texas...............................................         58              2,718,729          1.30
Arizona.............................................         32              2,614,452          1.25
Wisconsin...........................................         14              1,243,449          0.60
Other...............................................         26              4,376,540          2.10
                                                          -----           ------------       -------
    Total...........................................      2,065           $208,581,414        100.00%
                                                          -----           ------------       -------
                                                          -----           ------------       -------

UNDERWRITING STANDARDS

    All one- to four-family residential mortgage loans must meet acceptable credit, appraisal and underwriting criteria as established by the Seller at the time of origination of the mortgage loan. The Seller's underwriting standards are applied in accordance with applicable state and federal laws and regulations. Underwriting guidelines are established to set acceptable criteria regarding credit history, repayment ability, adequacy of necessary liquidity, and adequacy of the collateral. These guidelines generally conform to secondary market standards, particularly for non-conforming loan amounts. Additional Loan-to-Value Ratio guidelines are established with respect to individual programs and loan amount ranges.

    Documentation guidelines are established and are generally classified as FULL DOC -- ASSET AND INCOME or ALTERNATIVE. Full Doc -- Asset and Income standards generally include two years tax returns for self-employed applicants, paystubs and Forms W-2 for salaried applicants, bank statements and/or various other documentation sources for verification of liquidity. Alternative utilizes income as stated by the borrower in the loan application as long as the borrower profile supports the stated amounts. In all Alternative transactions, confirmation of the source of income is generally obtained using various means such as an interview with the applicant, employer, clients, copies of licenses and bank statements.

    All applicants must complete a standard residential loan application that includes information on income, employment, assets, debts, payments and specific questions regarding credit history. Credit history is normally reviewed and independently confirmed using merged in-file credit reports. Adequacy and stability of income is established through a review of the documentation and, for all non-self-employed applicants, a verbal verification of employment. Self-employed applicants are reviewed using an analysis of the tax returns provided, supported by financial information. Bank statements are utilized to support needed liquidity. Calculations are made to establish the relationship between fixed expenses and gross monthly income, which should not exceed established guidelines but are reviewed with respect to the applicant's overall ability to repay the mortgage loan including other income sources, commitment to the property as evidenced by loan to value, credit history, other liquid resources, ability to accumulate assets and other compensating factors.

    The adequacy of the collateral is established in all cases using an evaluation conforming to all applicable regulations. Both the property's value with respect to recent sales of comparable properties and its conformity to neighborhood standards are used to establish adequacy.

ASSIGNMENT OF MORTGAGE LOANS

    On the Closing Date, the Seller will transfer to the Depositor and the Depositor will in turn transfer to the Trust, all of its right, title and interest in and to each Mortgage Loan, the related mortgage note (each, a 'MORTGAGE NOTE') and other related documents (collectively, the 'MORTGAGE FILE'), including all payments received after the Cut-off Date (except payments that represent scheduled principal and interest on the Mortgage Loans due on or before the Cut-off Date). Each Mortgage Loan transferred to the Trust will be identified on a schedule (the 'MORTGAGE LOAN SCHEDULE') and such schedule will be delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-off Date, as well as information with respect to the Mortgage Rates on the Mortgage Loans.

    The Seller will each make certain representations and warranties with respect to the Mortgage Loans. Pursuant to the Pooling and Servicing Agreement, the Seller will, upon discovery of a breach of any such representation and warranty which materially and adversely affects the interest of the Certificateholders in the related Mortgage Loans, generally have a period of 90 days or 120 days under certain cirumstances from receipt of notice to effect a cure. With respect to certain document delivery requirements the Seller may have 180 to 360 days to complete delivery. If the breach cannot be cured within such period, the Seller will be obligated to (i) substitute for such defective Mortgage Loan a Replacement Mortgage Loan if such substitution is within two years of the Closing Date or (ii) purchase such defective Mortgage Loan from the Trust at a price (the 'Loan Purchase Price') equal to the outstanding Principal Balance of such defective Mortgage Loan as of the date of purchase, plus unpaid interest thereon from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, plus the amount of any unreimbursed Servicing Advances made by the Servicer.

    A 'REPLACEMENT MORTGAGE LOAN' is a Mortgage Loan substituted by the Seller for a defective Mortgage Loan (the 'DELETED MORTGAGE LOAN') that must, on the date of substitution, as confirmed in an Officers' Certificate of the Seller delivered to the Trustee:

     have an outstanding Principal Balance, after deduction of the principal portion of the scheduled monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for the defective Mortgage Loan, an aggregate Principal Balance after the deduction), not in excess of the Principal Balance of the defective Mortgage Loan (the amount of any shortage to be deposited by the Seller in the Collection Account in the month of substitution);

     at the time of substitution have a Net Mortgage Rate equal to or exceeding the Net Mortgage Rate of the Deleted Mortgage Loan;

     have a loan-to-value ratio no higher than the loan-to-value ratio of the Deleted Mortgage Loan;

     have a remaining term to maturity no greater than (and not more than one year less than) the Deleted Mortgage Loan;

     be of the same or better credit quality classification as that of the Deleted Mortgage Loan; and

     comply with each representation and warranty relating to the Mortgage Loans as of the date of substitution.

Notwithstanding any other provisions of this Agreement, any Replacement Mortgage Loan substituted for a Deleted Mortgage Loan that had a PO Percentage greater than zero (a 'DISCOUNT MORTGAGE LOAN') shall have a PO Percentage equal to the PO Percentage of the Deleted Mortgage Loan.

                                 THE SERVICERS

GENERAL

    67.58% and 32.42% of the Mortgage Loans by Cut-off Date Principal Balance will be serviced by Bank One and HomeSide, respectively. Substantially all of the Mortgage Loans serviced by Bank One are subserviced by HomeSide.

BANK ONE

    Bank One, National Association (formerly known as The First National Bank of Chicago), whose main office is located in Chicago, Illinois ('BANK ONE'), is a wholly owned subsidiary of BANK ONE CORPORATION. Bank One provides a broad range of retail and wholesale banking products and services to its domestic and foreign customers. The principal focus of the Bank is the extension of credit and delivery of financial services and noncredit services to individuals, businesses and governmental units. Bank One had total deposits of $55.2 billion as of December 31, 1999.

HOMESIDE LENDING, INC.

    HomeSide Lending, Inc. ('HOMESIDE'), the successor to BancBoston Mortgage Corporation which was the mortgage banking subsidiary of BankBoston, N.A., was acquired by HomeSide, Inc. on March 15, 1996, Barnett Mortgage Corporation, formerly the mortgage banking subsidiary of Barnett Banks, Inc., was acquired by HomeSide, Inc. on May 31, 1996. On February 10, 1998, a wholly-owned subsidiary of National Australia Bank Ltd. ('NAB') acquired all the outstanding shares of common stock of Homeside, Inc. Following the transaction described above, such subsidiary now owns 100% of the common stock of HomeSide, Inc. (now known as HomeSide International, Inc.) and HomeSide International, Inc. became an indirect wholly-owned subsidiary of NAB. HomeSide's executive offices are located at 7301 Baymeadows Way, Jacksonville, Florida 32256, telephone number
(904) 281-3000.

    HomeSide is engaged in the business of mortgage banking, which primarily involves originating, purchasing, selling and servicing residential mortgage loans secured by one- to four-family homes. As of December 31, 1999, HomeSide serviced a portfolio of approximately $150 billion residential mortgage loans.

    The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family, first lien, conventional residential mortgage loans serviced directly by HomeSide.

                           AS OF MARCH 31,            AS OF MARCH 31,            AS OF MARCH 31,
                                 1999                       1998                       1997
                       ------------------------   ------------------------   ------------------------
                          BY        BY DOLLAR        BY        BY DOLLAR        BY        BY DOLLAR
                       NUMBER OF    AMOUNT OF     NUMBER OF    AMOUNT OF     NUMBER OF    AMOUNT OF
PERIOD OF DELINQUENCY    LOANS        LOANS         LOANS        LOANS         LOANS        LOANS
---------------------    -----        -----         -----        -----         -----        -----
Total
  portfolio -- Direct
  Servicing (excludes
  loans in
  transit)...........  1,372,788   $114,050,569   1,145,444   $ 96,208,149   1,151,061   $ 96,257,455
Period of delinquency
    30 to 59 days....     39,090   $  3,043,196      36,525   $  2,876,513      44,987   $  3,432,680
    60 to 89 days....      7,664        600,130       7,625        611,653       9,409        730,542
    90 days or
      more...........      7,883        635,871       6,164        522,766       7,720        625,317
Total past due.......     54,637   $  4,279,196      50,314   $  4,010,933      62,116   $  4,788,539
Percent of
  portfolio..........                     3.75%                      4.18%                      4.97%
Foreclosures (2).....              $    902,015               $    836,878               $    803,994
Foreclosure Rate.....                     0.79%                      0.86%                      0.84%

---------

(1) The indicated periods of delinquency are based on the number of days on a contractual basis. No mortgage payment is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the month ending for the dates indicated.

(2) Foreclosed loans represent the principal balance of the mortgage loans secured by mortgaged properties, the title of which has not yet been secured by the Servicer, the investors or an insurer. Loans where the title has been secured following foreclosure or delivery of a deed in lieu of foreclosure, and has not been liquidated,
                                              (footnotes continued on next page)

(footnotes continued from previous page) are considered to be complete foreclosures pending final settlements for claims or liquidation and are not included in the foreclosure counts.

    The above delinquency and foreclosure statistics represent the recent total portfolio experience of HomeSide for the indicated periods. There can be no assurance, however, that the delinquency experience on the Mortgage Loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans. Further, the Mortgage Loans were not chosen on the basis of any methodology which could or would make them representative of the total pool of mortgage loans in HomeSide's portfolio. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the mortgagors to make required payments.

    The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibits seasonal variations and may be influenced by the level of interest rates and servicing descisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particulary affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

    Homeside does not track ultimate investor losses resulting from the foreclosure and subsequent disposition of mortgage properties relating to mortgage loans sold to such investors where the investor completes the sale of the mortgaged property. Historically, HomeSide has sold substantially all of its mortgaged properties relating to mortgage loans to investors prior to completion of the foreclosure of the mortgaged properties. In limited circumstances, typically resulting from mortgage loans guaranteed by the United States Department of Veterans Affairs, an investor may require HomeSide to repurchase a mortgage loan and HomeSide Lending may sustain principal losses relating to the sale of the related mortgaged property. For the period from March 1, 1997 to December 31, 1997, the total principal losses resulting from the foreclosure and subsequent disposition of mortgaged properties owned by the Servicer were $11.2 million or 0.01% of HomeSide Lending's total portfolio. These total losses of $11.2 millon included $10.4 million or 0.09% of HomeSide's VA portion of the total portfolio. The Seller believes that this loss information reflects the historical loss experience of a group of mortgage loans too small to be indicative of the future loss experience and is not indicative of the likely or actual loss experience with respect to the Mortgage Loans.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Trust will issue the following classes of certificates (the 'CERTIFICATES'): thirteen classes of senior certificates designated as the Class 1A, Class 2A, Class 3A, Class 4A, Class 5A, Class 6A, Class 7A, Class 8A, Class 9A1, Class 9A2, Class 9A3, Class 9AX and Class 9AP Certificates (collectively, the 'CLASS A CERTIFICATES'); six classes of subordinate certificates (the 'SUBORDINATE CERTIFICATES') designated as the Class M-1, Class M-2 and Class M-3 Certificates (collectively, the 'CLASS M CERTIFICATES'), and the Class B-1, Class B-2 and Class B-3 Certificates (collectively, the 'CLASS B CERTIFICATES'); and two classes of residual certificates designated as the Class R-I and Class R-II Certificates (together, the 'CLASS R CERTIFICATES'). The Class A Certificates are sometimes referred to herein as the 'SENIOR CERTIFICATES' and as the 'OFFERED CERTIFICATES'. Only the Offered Certificates are offered hereby.

    The Certificates will evidence the entire beneficial ownership interest in the Trust. The Trust will consist of: (i) the Mortgage Loans, together with their mortgage files, and together with all collections on them and their proceeds, (ii) any REO Property, together with all collections on them and their proceeds, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and their proceeds, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interests it creates), and (v) the Collection Account, the Distribution Account, and the assets that are deposited in them from time to time and any investments of them, together with any income, proceeds, and payments with respect to them. Notwithstanding the foregoing, however, the Trust specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

    The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 92.62% in the Trust. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will evidence an initial beneficial ownership interest of approximately 2.67%, 1.29%, 0.96%, 1.28%, 0.59% and 0.59%, respectively, in the Trust. The Class A Certificates will be issued only in minimum denominations of $1,000 Certificate Principal Balance or Class Notional Amount, as applicable, and in integral multiples of $1 in excess of that.

BOOK-ENTRY REGISTRATION

    The Offered Certificates will be book-entry certificates (the 'BOOK-ENTRY CERTIFICATES'). Any person acquiring an interest in any Offered Certificate (each such person, a 'BENEFICIAL OWNER') will hold its Certificate through DTC, if it is a participant in such system, or indirectly through organizations which are participants in such system. The Book-Entry Certificates will be issued in one or more certificates the aggregate Certificate Principal Balance or Class Notional Amount of which will equal the aggregate Certificate Principal Balance or Class Notional Amount of the Offered Certificates and will initially be registered in the name of Cede & Co. ('CEDE'), the nominee of DTC. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a 'DEFINITIVE CERTIFICATE'). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede, as nominee of DTC. Beneficial Owners will be permitted to exercise their rights only indirectly through DTC participants and DTC.

    A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'FINANCIAL INTERMEDIARY') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC or, if such Financial Intermediary is not a DTC participant, on the records of the firm that acts as agent for the Financial Intermediary and whose ownership of such Book-Entry Certificate will in turn be recorded on the records of DTC.

    Beneficial Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC participants and indirect participants make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

    Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not DTC participants may transfer ownership of Book-Entry Certificates only through the DTC system. Under the Rules and in accordance with DTC's normal procedures, transfers of the interests in the Book-Entry Certificates will be executed through DTC and the accounts of the related DTC participants at DTC will be debited and credited appropriately. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

    Transfers between DTC participants will occur in accordance with the Rules.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

    Distributions on Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates.

    Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to Beneficial Owners upon request in accordance with the Rules and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

DEFINITIVE CERTIFICATES

    The Book-Entry Certificates will be issued as Definitive Certificates to Certificateholders or their nominees, rather than to DTC or its nominee, only if
(i) the Depositor advises the Trustee, in writing, that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an event of default under the Pooling and Servicing Agreement, holders of the Class A Certificates evidencing not less than 66 2/3% of the aggregate outstanding Certificate Principal Balance of such Certificates advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the holders of such Certificates.

    Upon notice of the occurrence of any of the events described in the preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender of the global certificate for the Offered Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

AVAILABLE DISTRIBUTION AMOUNTS IN RESPECT OF THE CERTIFICATES

    On each Distribution Date, payments on the Class M and Class B Certificates will be subordinate to the payment of principal and interest, in the amounts described herein, on the Senior Certificates.

    The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date, is an amount equal to the excess of

(1) the sum of

    (a) the aggregate of the amounts relating to the Mortgage Loans on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date,

    (b) the aggregate of any amounts received on a related REO Property withdrawn from the Collection Account and deposited in the Distribution Account for the Distribution Date,

    (c) the aggregate of any Compensating Interest for the Distribution Date, and

    (d) the aggregate of any Monthly P&I Advances made by the Servicers for the Mortgage Loans for the Distribution Date,

over

(2) the sum of the portion of the amount described in clause (1)(a) of this definition that represents:

    (i) scheduled monthly payments of principal and interest on the Mortgage Loans received from a mortgagor by the Determination Date but due during any Due Period after the related Due Period,

    (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with the Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period after the related Prepayment Period),

    (iii) Liquidation Proceeds and Insurance Proceeds received on the Mortgage Loans after the related Prepayment Period,

    (iv) amounts reimbursable or payable to the Depositor, the Servicers, the Trustee, or the Seller or otherwise payable for Extraordinary Trust Fund Expenses, and

    (v) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

    A 'COLLECTION ACCOUNT' is an account created and maintained by each Servicer pursuant to the Pooling and Servicing Agreement for deposit of collections on the Mortgage Loans.

    The 'DETERMINATION DATE' for any Distribution Date will be the 10th day of the month, or if the 10th day is not a business day, the preceding business day.

    The 'DISTRIBUTION ACCOUNT' is an account created and maintained by the Trustee, in the name of the Trustee for the benefit of the Certificateholders for deposit of payments and collections on the Mortgage Loans.

    The 'DISTRIBUTION DATE' in each month will be the 15th day of the month, or if the 15th day is not a business day, the succeeding business day beginning in April 2000.

    A 'DUE PERIOD' for any Distribution Date will be the period from the second day of the calendar month preceding the calendar month in which the Distribution Date occurs through the first day of the calendar month in which the Distribution Date occurs.

    'EXTRAORDINARY TRUST FUND EXPENSES' means any amounts reimbursable pursuant to the Pooling and Servicing Agreement to a Servicer, any amounts payable from the Distribution Account for taxes, any amounts reimbursable to the Trustee by the Trust Fund pursuant to the indemnification provisions in the Pooling and Servicing Agreement, and any other costs borne by the Trust Fund (exclusive of any cost that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating its Realized Loss) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee, will not obtain reimbursement from any other person.

    'INSURANCE PROCEEDS' are amounts paid pursuant to any insurance policy with respect to a Mortgage Loan that have not been used to restore the related property.

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
    'LIQUIDATION PROCEEDS' are amounts other than Insurance Proceeds received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property.

    'NET LIQUIDATION PROCEEDS,' for any applicable Mortgage Loan, Liquidation Proceeds net of (i) liquidation expenses that are customary and reasonable 'out of pocket' expenses incurred by the Servicer (or the related sub-servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Servicer (or the related sub-servicer) under a primary mortgage insurance policy for reasons other than the Servicer's failure to maintain primary mortgage insurance as required by the Pooling and Servicing Agreement and (ii) a servicing fee of two percent of the Liquidation Proceeds of any liquidated REO Property.

    The 'PRINCIPAL BALANCE' for any Mortgage Loan as of any date of determination, the excess of the principal balance of the Mortgage Loan remaining to be paid by the mortgagor as of the Cut-off Date after deduction of all payments due by the Cut-off Date, over the sum of

    (i) all amounts previously received by the related Servicer as principal on the Mortgage Loan due on a Due Date occurring after the Cut-off Date, other than amounts representing payments due on the Mortgage Loan by the Cut-off Date;

    (ii) all Net Liquidation Proceeds and Insurance Proceeds allocated to principal;

    (iii) all amounts allocable to the principal of the Mortgage Loan previously paid by the related Servicer as part of an Advance; and

    (iv) all Realized Losses on the Mortgage Loan allocated to Certificateholders on any previous Distribution Date.

In the case of a Replacement Mortgage Loan, 'PRINCIPAL BALANCE' means, at any time of determination, the principal balance of the Replacement Mortgage Loan on the date of substitution after deduction of all payments due by the Due Date in the month of substitution, reduced by the sums described in (i) through (iv) above after the Due Date.

    The 'PREPAYMENT PERIOD' with respect to any Distribution Date for the Certificates is the calendar month prior to the month in which such Distribution Date occurs.

    A 'REO PROPERTY' is a Mortgaged Property acquired by or in the name of the Trustee for the benefit of the Certificateholders in foreclosure or by deed-in-lieu of foreclosure.

PRIORITY OF DISTRIBUTIONS ON THE CERTIFICATES

    On each Distribution Date, the Trustee shall withdraw from the Distribution Account and pay to itself any interest earned on funds in that account from the business day before that Distribution Date to that Distribution Date and any Extraordinary Trust Fund Expenses then due to the Trustee. In addition, on each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and distribute to the Certificateholders the following amounts from the Available Distribution Amount in the order provided below. All references in this section to the aggregate Certificate Principal Balance of any Class of Certificates shall be to the aggregate Certificate Principal Balance of the Class before reduction for any Realized Losses and Extraordinary Trust Fund Expenses to be allocated to the Class of Certificates on the Distribution Date. Distributions on the Certificates will be made on each Distribution Date from the Available Distribution Amount for the following purposes and in the following order:

       (1) To pay interest, to the Holders of the interest bearing Class A Certificates from the portion of the Available Distribution Amount for the Distribution Date attributable to collections for the related Loan Group, up to an amount equal to the Interest Distribution Amount for such Classes for the Distribution Date. If an Interest Shortfall exists for Certificate
   Group 9, the Class 9A1, Class 9A2, Class 9A3 and Class 9AX Certificates shall be paid interest pro rata based on their respective Interest Distribution Amounts.

       (2) To pay principal to the Holders of the Class 9AP Certificates from the remaining portion of the Available Distribution Amount for the Distribution Date attributable to collections from Loan Group 9 the PO Principal Distribution Amount for the Distribution Date for Certificate Group 9 until their Certificate Principal Balances are reduced to zero.

       (3) To pay principal (in the manner specified in the second succeeding paragraph in the case of Certificate Group 9) to the Holders of each Class of Senior Certificates (other than the Class 9AP Certificates) from the remaining portion of the Available Distribution Amount for the Distribution Date from its related Loan Group, concurrently (i) up to the Senior Principal Distribution Amount for the related Certificate Group and (ii) an additional amount up to the Interest Accrual Amount in the case of the Class 9A2 Certificates, until their Certificate Principal Balances are reduced to zero.

       (4) To pay interest to the Holders of each Class of interest bearing Senior Certificates that has an Interest Shortfall pro rata based on their respective unpaid Interest Distribution Amount.

       (5) To pay principal to the Holders of the Class 9AP Certificates if Certificate Group 9 had a PO Shortfall until their Certificate Principal Balances are reduced to zero.

       (6) To pay principal to the Holders of each Class of Senior Certificates (other than the Class 9AP Certificates) (in the manner specified in the second succeeding paragraph in the case of Certificate Group 9) related to a Certificate Group that has a Principal Shortfall pro rata based on their respective unpaid Senior Principal Distribution Amount (and the Interest Accrual Amount in the case of Class 9A2 Certificates) until their Certificate Principal Balances are reduced to zero.

       (7) To pay principal in an amount equal to Shifted Principal and Redirected Subordinate Principal:

           First, to the Holders of the Senior Certificates (other than the Class 9AP Certificates) of each Priority Pool up to an amount equal to the aggregate Spread pro rata based on the related Spreads;

           Second, to the Holders of the Senior Certificates (other than the Class 9AP Certificates) pro rata based on their Certificate Principal Balances; and

           Third, to the Holders of the Subordinate Certificates any remaining amounts to be treated as though they are amounts from clauses (x) and (y) of the definition of Subordinate Principal Distribution Amount to be distributed in the manner specified in clause (B) of the definition of Principal Distribution Amount until their Certificate Principal Balances are reduced to zero.

       (8) To pay interest and principal to the Holders of Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, and Class B-3 Certificates in that order and to each Class the below amounts in full before paying anything to the next entitled Class:

        (A) interest in an amount equal to their Interest Distribution Amount for the Distribution Date, and

        (B) principal in an aggregate amount equal to their Principal Distribution Amount until their Certificate Principal Balances are reduced to zero.

       (9) To pay, from remaining Available Distribution Amount and amounts on deposit in the Reserve Fund, an amount equal to the aggregate amount of any Realized Losses allocated and not previously reimbursed under this subclause to each Class to which any of those losses have been allocated up to the unreimbursed portion of their allocation, payable first to the Holders of Class A Certificates pro rata based on the amount of those losses allocated to the Class A Certificates, second to the Holders of each Class of Class M Certificate in order of numerical class designation, and then to the Holders of each Class of Class B Certificates, in order of numerical class designation.

   (10) To pay to the Reserve Fund, the Reserve Fund Deposit Amount.

   (11) To pay any remainder of the Available Distribution Amount to the Holders of the Class R-II Certificates.

    Notwithstanding any other provision of this Agreement to the contrary, in no month may distributions of interest on the Certificates in the aggregate exceed the sum of the amount of collections of interest included in the Available Distribution Amount (including the Interest Accrual Amount). A 'PRINCIPAL SHORTFALL' exists for a Certificate Group if the portion of the Available Distribution Amount for the Distribution Date attributable to collections from the related Loan Group is less than the aggregate of the Interest Distribution Amount for the related Senior Certificates, the PO Principal Distribution Amount in the case of Certificate Group 9, the Senior Principal Distribution Amount for the related Senior Certificate and, in the case of Certificate Group 9, the Interest Accrual Amount, in each case for the Distribution Date. A 'PO SHORTFALL' exists for Certificate Group 9 if the portion of the Available Distribution Amount for a Distribution Date attributable to collections from Loan Group 9 is less than the aggregate of the Interest Distribution Amount for the related Senior Certificates and the PO Distribution Amount for the Distribution Date. An 'INTEREST SHORTFALL' exists for a Certificate Group if the portion of the Available Distribution Amount for the Distribution Date attributable to collections from the related Loan Group is less than the Interest Distribution Amount for the related Senior Certificates for the Distribution Date. 'SHIFTED PRINCIPAL' for any Certificate Group is the excess of the amounts described in clause (2) of the definition of the Senior Principal Distribution Amount over the amount described in clause (1) of the definition of Senior Principal Distribution Amount for the Certificate Group. The 'SPREAD' is the amount for a Priority Pool by which the aggregate Certificate Principal Balance of its related Senior Certificates (other than the Class 9AP Certificates) after application of principal pursuant to clauses (1) through (6) of the immediately preceding paragraph on the Distribution Date exceeds the aggregate Principal Balances for the Distribution Date of the related Mortgage Loans (other than the PO Percentage of such Mortgage Loans), and the aggregate Spread is the sum of the Spreads for each of the Priority Pools.

    The aggregate distributions of principal on each Distribution Date to the Holders of the Senior Certificates (other than the Class 9AP Certificates) in Certificate Group 9 pursuant to clauses (3) and (6) of the second preceding paragraph shall be applied as follows:

        (i) To the Holders of Class 9A1 Certificates, the Senior Principal Distribution Amount for the Distribution Date for Loan Group 9, and to the Holders of Class 9A2 Certificates the Interest Accrual Amount for the Distribution Date pro rata based on the Senior Principal Distribution Amount and the Interest Accrual Amount, until their Certificate Principal Balances are reduced to zero; and then

        (ii) To the Holders of Class 9A2 Certificates, the Senior Principal Distribution Amount for the Distribution Date for Loan Group 9 and the Interest Accrual Amount for the Distribution Date, until their Certificate Principal Balances are reduced to zero; and then

        (iii) To the Holders of Class 9A3 Certificates, any remaining portion of the Senior Principal Distribution Amount for the Distribution Date for Loan Group 9 for the Distribution Date, until their Certificate Principal Balances are reduced to zero.

After the Accrual Period End the aggregate distributions of principal on each Distribution Date pursuant to clauses (3) and (6) of the second preceding paragraph shall be distributed pro rata based on their Certificate Principal Balances to the Holders of the Senior Certificates outstanding in Certificate Group 9.

    All distributions made for each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in the Class based on their respective Percentage Interests. Payments on each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as with respect to the final distribution on the Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any the Holder at a bank or other entity having appropriate facilities therefor, if the Holder shall have so notified the Trustee in writing at least five Business Days before the Record Date before the Distribution Date by wire transfer as described above or by check mailed by first Class Mail to the address of the Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of the Certificate at the corporate trust office or the other location specified in the notice to Certificateholders of the final distribution.

    The 'ACCRUAL PERIOD END' is the last day of the month in which either the Certificate Principal Balances of the Class 9A2 Certificates have been reduced to zero or the Certificate Principal Balances of all of the Subordinate Certificates have been reduced to zero, whichever occurs first.

    The 'AGGREGATE SUBORDINATE PERCENTAGE' on any Distribution Date is the lesser of (a) 100% and (b) a fraction whose numerator is the aggregate Certificate Principal Balances of the Subordinate Certificates before the Distribution Date, and whose denominator is the aggregate Certificate Principal Balances of all of the Senior Certificates and Subordinate Certificates before the Distribution Date.

    A 'CERTIFICATE GROUP' is a designation which refers collectively to the Classes of Certificates which have an interest in a common corresponding Loan Group, e.g., Certificate Group 1 initially refers to each Class of Certificates that is entitled to receive payments from Loan Group 1, namely the Class 1A Certificates and Certificate Group 9 refers to the Class 9A1, Class 9A2, Class 9A3, Class 9AX, Class 9AP, Class M and Class B Certificates. A Certificate Group which does not initially include the Class M and Class B Certificates may include the Class M and Class B Certificates after the closing date to the extent the Senior Percentage of the Certificate Group is less than 100%.

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
    The 'CERTIFICATE PRINCIPAL BALANCE' for each Senior Certificate and Subordinate Certificate, as of any date of determination, is initially the amount stated on its face as reduced for all distributions of principal and allocations of Realized Losses and Extraordinary Trust Fund Expenses on the Distribution Dates before the date of determination, and for the Class 9A3 Certificates, after increasing their Certificate Principal Balances on each Distribution Date before the Accrual Period End by an amount equal to the Interest Accrual Amount.

    The 'CLASS NOTIONAL AMOUNT' of the Class 9AX Certificates before any Distribution Date is equal to the aggregate Loan Group Balance of the Group 9 Loans as of the end of the Prepayment Period for the Distribution Date (without regard to its reduction by scheduled monthly payments of principal and interest due during the Due Period for the related Distribution Date).

    The 'CREDIT SUPPORT PERCENTAGE' for any Class M Certificate on any Distribution Date is a fraction whose numerator is the Certificate Principal Balance of the Class plus the Certificate Principal Balance of each Class B Certificate and each Class of Class M Certificates bearing a higher numerical Class designation, and whose denominator is the aggregate Principal Balance of the Mortgage Loans; and for any Class B Certificate on any Distribution Date is a fraction whose numerator is the Certificate Principal Balance of the Class plus the Certificate Principal Balance of each Class B Certificate bearing a higher numerical Class designation, and whose denominator is the aggregate Principal Balance of the Mortgage Loans.

    'FINAL RECOVERY DETERMINATION' is a determination by the Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, proceeds, net of expenses, from any REO Property, and other payments and recoveries that the Servicer expects to be finally recoverable from the sale or other disposition of any defaulted Mortgage Loan or REO Property.

    The 'INTEREST ACCRUAL AMOUNT' for any Distribution Date before the Accrual Period End, is an amount equal to the lesser of (i) one month's interest at the Pass-Through Rate for the Class 9A3 Certificates for the Distribution Date, accrued on their Class Certificate Principal Balance outstanding before the Distribution Date, for the related Interest Accrual Period, reduced by the allocable share for Class 9A3 of Prepayment Interest Shortfalls and Relief Act Interest Shortfalls and (ii) the then-current Certificate Principal Balance of the Class 9A2 Certificates taking into account principal distributions to that Class from its Senior Principal Distribution Amounts on the Distribution Date.

    The 'INTEREST DISTRIBUTION AMOUNT' (a) for any Class of Certificates (other than the Class 9A3 Certificates before the Accrual Period End and the Class 9AP and Class R Certificates) and for any Distribution Date: (i) accrued interest for the related Interest Accrual Period increased by (ii) the excess of the Interest Distribution Amount for the Class for the preceding Distribution Date over the aggregate distributions of interest made on the Class on the preceding Distribution Date reduced by (iii) the allocable share for the Class of Prepayment Interest Shortfalls and Relief Act Interest Shortfalls. The accrued interest for any Class of Certificates entitled thereto on a Distribution Date is one month's interest at the Pass-Through Rate for the Class of Certificates for the Distribution Date, accrued on the related Class Certificate Principal Balance or Class Notional Amount, as applicable, outstanding before the Distribution Date. For each Class of the Subordinate Certificates, accrued interest for a Distribution Date is the sum of the accrued interest on the Class for the Distribution Date plus the Subordinate Extra Interest Amount.

    The 'PASS-THROUGH RATE' with respect to each Class of variable rate Certificates will be calculated for each Distribution Date as follows:

         Class 1A, Class 2A, Class 3A, Class 4A, Class 5A, Class 6A, Class 7A and Class 8A: the Weighted Average Net Mortgage Rate of the related Loan Group for the Distribution Date.

         Class 9AX: the excess of the Weighted Average Net Mortgage Rate of Loan Group 9 as of the commencement of the related Due Period over 6.625% per annum.

    The 'PERCENTAGE INTEREST' for any Certificate in the fractional undivided ownership in the Class evidenced by the Certificate whose numerator is the initial Certificate Principal Balance represented by the Certificate and whose denominator is the aggregate initial Certificates Principal Balance of all of the Certificates of the Class.

    The 'PO PERCENTAGE' for each Mortgage Loan, is equal to zero if the Mortgage Loan is in any Loan Group other than Loan Group 9 or if the Net Mortgage Rate for the Mortgage Loan is greater than or equal to 6.625%, otherwise a fraction whose numerator is the excess of 6.625% over the Net Mortgage Rate for the Mortgage Loan, and whose denominator is 6.625%.

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
    The 'PO PRINCIPAL DISTRIBUTION AMOUNT' for each Distribution Date and Certificate Group 9, the sum of

    (x) for each related Mortgage Loan, the related PO Percentage of all scheduled payments of principal due on it during the related Due Period, whether or not received, and the related PO Percentage of the principal portion of any unscheduled net collections (other than amounts described in clauses (y) or (z)) received on it during the related Prepayment Period, including proceeds from a repurchase of the Mortgage Loan, Insurance Proceeds, and Liquidation Proceeds,

    (y) for each related Mortgage Loan, the related PO Percentage of each voluntary prepayment of principal received on it during the related Prepayment Period, and

    (z) with respect to the principal portion of any net Liquidation Proceeds received during the related Prepayment Period in connection with the final liquidation of a related Mortgage Loan during the Prepayment Period,

        (I) unless the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, the related PO Percentage of the Principal Balance of the Mortgage Loan at the time of the Final Recovery Determination or

        (II) if the Certificate Principal Balance of the Subordinate Certificates have been reduced to zero, the related PO Percentage of all amounts collected in connection with the a Final Recovery Determination.

    A 'PREPAYMENT INTEREST SHORTFALL' for any Distribution Date and any Mortgage Loan that was the subject of a principal prepayment by the mortgagor during the related Prepayment Period, is an amount equal to interest shortfalls resulting from Principal Prepayments by a mortgagor during the related Prepayment Period to the extent they exceed the sum of the Servicing Fee to which the Servicer is entitled on the Distribution Date and any other servicing compensation to which the Servicer may be entitled under the Pooling and Servicing Agreement on the Distribution Date. For this purpose, the interest shortfalls on a Mortgage Loan are the excess of one month's interest at the Net Mortgage Rate on the Principal Balance of the Mortgage Loan before taking into account the principal prepayment over the amount of interest paid by the mortgagor for the Prepayment Period.

    The 'PRINCIPAL DISTRIBUTION AMOUNT' for each Subordinate Class is an amount equal to the sum of:

        (A) the sum of the amounts described in clauses (w) and (z) of the definition of Subordinate Principal Distribution Amount for the Distribution Date, allocated among the Subordinate Certificates pro rata based on their Certificate Principal Balances, and

        (B) the sum of the portion of the amounts described in clauses (x) and
    (y) of the definition of Subordinate Principal Distribution Amount minus Redirected Subordinate Principal allocable pro rata among the following Classes of Class M or Class B Certificates, as applicable, in proportion to their respective outstanding Certificate Principal Balances:

           (1) to the outstanding Class of Class M Certificates with the lowest numerical designation and, after the Certificate Balance of all the Class M Certificates has been reduced to zero, to the outstanding Class of Class B Certificates with the lowest numerical designation, and

           (2) to each other Class of Subordinate Certificates whose Credit Support Percentage on the Distribution Date equals or exceeds its initial Credit Support Percentage, before giving effect to distributions on the Distribution Date.

    A 'PRIORITY POOL' for any Distribution Date, is each Loan Group (other than Loan Group 9) whose aggregate Certificate Principal Balance of its related Senior Certificates before the Distribution Date exceeds the aggregate Principal Balances for the Distribution Date of the related Mortgage Loans.

    'REDIRECTED SUBORDINATE PRINCIPAL' for any Distribution Date will be the lesser of (a) the sum of the items described in clauses (x) and (y) of the definition of Subordinate Principal Distribution Amount and (b) the excess of the aggregate Spread over the Shifted Principal.

    The 'RECORD DATE' for any Distribution Date is the close of business on the last business day of the month preceding the month in which the Distribution Date occurs.

    'RELIEF ACT INTEREST SHORTFALLS', for any Distribution Date and any Mortgage Loan, is the amount of any interest that is not collectible from the mortgagor during the related Due Period pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or similar legislation or regulations as in effect from time to time.

    The 'RESERVE FUND DEPOSIT AMOUNT' for any Distribution Date shall be equal to any distributions to which the Class R-II Certificates would otherwise be entitled.

    The 'SENIOR PERCENTAGE' for any Distribution Date and for each Certificate Group, is equal to the lesser of (a) 100% and (b) a fraction whose numerator is the aggregate Certificate Principal Balance of the related Class A Certificates (other than Class 9AP Certificates) before the Distribution Date and whose denominator is the aggregate of the Principal Balances of all of the Mortgage Loans in its related Loan Group (but excluding the PO Percentage of the Mortgage Loans that have a PO Percentage greater than zero) in each case before the Distribution Date.

    The 'SENIOR PREPAYMENT PERCENTAGE' for any Certificate Group and any Distribution Date within the range indicated below, is equal to the percentage as indicated below:

      DISTRIBUTION DATE                         SENIOR PREPAYMENT PERCENTAGE
      -----------------                         ----------------------------
April 2000 through March 2005   100%
April 2005 through March 2006   related Senior Percentage, plus 70% of the related
                                Subordinate Percentage
April 2006 through March 2007   related Senior Percentage, plus 60% of the related
                                Subordinate Percentage
April 2007 through March 2008   related Senior Percentage, plus 40% of the related
                                Subordinate Percentage
April 2008 and thereafter       related Senior Percentage, plus 20% of the related
                                Subordinate Percentage

However, no reduction to the Senior Prepayment Percentage shall be made as of any Distribution Date unless either

     the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and

     Realized Losses on the Mortgage Loans to the Distribution Date if occurring during the sixth, seventh, eighth, ninth, or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45%, or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates

or

     the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and

     Realized Losses on the Mortgage Loans to date for the Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates.

For any Distribution Date on which the Aggregate Subordinate Percentage is less than the Aggregate Subordinate Percentage as of the Closing Date, the Senior Prepayment Percentage shall be 100%.

    The 'SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for each Distribution Date and any Certificate Group, is equal to the lesser of

    (1) the aggregate Certificate Principal Balance of the related Senior Certificates (other than the Class 9AP Certificates) outstanding before the Distribution Date and

    (2) the sum of

        (w) the related Senior Percentage of the sum of

           (i) the related Non-PO Percentage of all scheduled payments of principal due on the related Mortgage Loans during the related Due Period, whether or not received, and

           (ii) the related Non-PO Percentage of the principal portion of any unscheduled net collections (other than amounts described in clauses (x) or (y)) received on the related Mortgage Loans during the related Prepayment Period, including proceeds from repurchases of Mortgage Loans, Insurance Proceeds, condemnation awards and Liquidation Proceeds,

       (x) the related Senior Prepayment Percentage of the related Non-PO Percentage of each voluntary prepayment of principal received on the related Mortgage Loans during the related Prepayment Period,

       (y) with respect to the principal portion of any net Liquidation Proceeds received during the related Prepayment Period in connection with the final liquidation of a related Mortgage Loan during the Prepayment Period, the least of

           (i) the then-applicable related Senior Prepayment Percentage of the related Non-PO Percentage of net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of the Mortgage Loan,

           (ii) the then-applicable related Senior Percentage of the related Non-PO Percentage of the Principal Balance of the Mortgage Loan at the time of the Final Recovery Determination, and

           (iii) (A) unless the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, the principal portion of all amounts collected in connection with the Final Recovery Determination to the extent not distributed to the Class 9AP Certificates or (B) if the Certificate Principal Balance of the Subordinate Certificates have been reduced to zero, the related Non-PO Percentage all amounts collected in connection with the Final Recovery Determination, and

       (z) in the case of any Distribution Date after the initial Distribution Date, an amount equal to the excess of the Senior Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Senior Certificates on the preceding Distribution Date to the extent that any of the amounts are not attributable to Realized Losses or Extraordinary Trust Fund Expenses that were allocated to the Certificates.

    The 'SUBORDINATE EXTRA INTEREST AMOUNT' for any Distribution Date and each Class of Subordinate Certificates, is generally equal to such Subordinate Certificates' pro rata share (based on Certificate Principal Balance) of (i) the excess of the Pass-Through Rate on the Class A Certificates related to Loan Group 9 over the Pass-Through Rate on the Subordinate Certificates multiplied by
(ii) the excess of the principal balance of the Mortgage Loans in Loan Group 9 over the Certificate Principal Balance of the related Class A Certificates, subject to certain adjustments described in the Pooling and Servicing Agreement.

    The 'SUBORDINATE PERCENTAGE' for any Distribution Date and for each Certificate Group, 100% minus the related Senior Percentage for the Distribution Date.

    The 'SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date and each Certificate Group, is an amount equal to the excess of the sum for each Certificate Group of:

        (w) the related Subordinate Percentage of the sum of

           (i) the Non-PO Percentage of each scheduled payment of principal due on the related Mortgage Loans during the related Due Period, whether or not received, and

           (ii) the Non-PO Percentage of the principal portion of any unscheduled net collections (other than amounts described in clauses (x) or (y)) received on the related Mortgage Loans during the related Prepayment Period, including proceeds from repurchases of Mortgage Loans, Insurance Proceeds, condemnation awards and Liquidation Proceeds,

        (x) the product of 100% minus the related Senior Prepayment Percentage times the Non-PO Percentage of each voluntary prepayment of principal received on the related Mortgage Loans during the related Prepayment Period,

        (y) with respect to the principal portion of any net Liquidation Proceeds received during the related Prepayment Period in connection with the final liquidation of a related Mortgage Loan during the Prepayment Period, the principal portion of all amounts collected in connection with the Final Recovery

    Determination to the extent not included in a Senior Principal Distribution Amount and PO Principal Distribution Amount, and

        (z) in the case of any Distribution Date after the initial Distribution Date, an amount equal to the excess of the Subordinate Principal Distribution Amount for the Certificate Group for the preceding Distribution Date, over the aggregate distributions of principal made on the related Subordinate Certificates on the preceding Distribution Date to the extent that any the amounts are not attributable to Realized Losses or Extraordinary Trust Fund Expenses that were allocated to the Certificates, over Redirected Subordinate Principal.

    The 'WEIGHTED AVERAGE NET MORTGAGE RATE' for any Distribution Date and the Mortgage Loans in any Loan Group, is the rate per annum equal to the weighted average, expressed as a percentage and rounded to four decimal places, of the respective Net Mortgage Rates of the Mortgage Loans constituting the Loan Group for the Distribution Date, weighted on the basis of the respective Principal Balances of the Mortgage Loans outstanding before the Distribution Date.

RESERVE FUND

    The Trustee shall establish and maintain a Reserve Fund for the benefit of the Certificateholders (the 'RESERVE FUND') in the form of a trust account, in the name of 'LaSalle Bank National Association, as Trustee, in trust for the Certificateholders of Bank One Mortgage-Backed Pass-Through Trust, Series 2000-2, Reserve Fund.' The Reserve Fund will be an 'outside reserve fund' within the meaning of Treasury regulations 'SS'1.860G-2(h).

    On each Distribution Date, the Trustee shall transfer from the Distribution Account to the Reserve Fund, the Reserve Fund Deposit until the amount on deposit in the Reserve Fund is equal to or exceeds an amount specified in the Pooling and Servicing Agreement.

    The Trustee shall withdraw from the Reserve Fund on each Distribution Date and distribute pursuant to clause (9) of the first paragraph under ' -- Priority of Distributions on the Certificates' an amount equal to the lesser of the amount in the Reserve Fund and any amounts to be distributed pursuant to clause (9) that are not covered by the Available Distribution Amount for that Distribution Date. Funds withdrawn from the Reserve Fund may not be applied pursuant to any other paragraph under ' -- Priority of Distributions on the Certificates'.

    Any investment earnings on the Reserve Fund shall be payable to the Class R-II Certificateholders. The Class R-II Certificates shall evidence ownership of the Reserve Fund for federal tax purposes and 50% in interest of their Holders shall direct the Trustee in writing as to the investment of funds in the Reserve Fund. Upon termination of the Trust Fund, any amounts remaining in the Reserve Fund shall be distributed to the Class R-II Certificateholders in the same manner as if distributed pursuant to ' -- Priority of Distributions on the Certificates'.

ALLOCATION OF LOSSES; SUBORDINATION

    In general, Realized Losses in any Loan Group will be allocated as follows: first, to the Class B-3 Certificates; second, to the Class B-2 Certificates; third, to the Class B-1 Certificates; fourth, to the Class M-3 Certificates; fifth, to the Class M-2 Certificates; and sixth, to the Class M-1 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero; and thereafter, the remaining Realized Losses for each Loan Group will be allocated to the Class A Certificates related to that Loan Group until reduced to zero.

    'REALIZED LOSS' means the amount determined by the applicable Servicer and evidenced by an Officers' Certificate delivered to the Trustee, in connection with any Mortgage Loan equal to:

     for any Mortgage Loan that has had a Final Recovery Determination, the excess of its Principal Balance plus interest at a rate equal to the applicable Net Mortgage Rate from the Due Date as to which interest was last paid up to the first Due Date after the liquidation over any proceeds received in connection with the liquidation, after application of all withdrawals permitted to be made by the Servicer from the related Collection Account for the Mortgage Loan, for any Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Principal Balance of the Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation, for any Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the Mortgage Loan, assuming that the Mortgagor pays each scheduled monthly payment on the applicable Due Date and that no principal prepayments are received on the Mortgage Loan, discounted monthly at the applicable Mortgage Rate, or the amount of any reduction by the Servicer to the principal balance of the Mortgage Loan pursuant to any modification permitted by the Pooling and Servicing Agreement.

    A 'DEBT SERVICE REDUCTION', for any Mortgage Loan, is a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

    A 'DEFICIENT VALUATION', for any Mortgage Loan, is a valuation by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the Mortgage Loan, or that results in a permanent forgiveness of principal.

    Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Certificate Principal Balance of such class has been reduced to zero, and by operation of the payment priorities described under ' -- Priority of Distributions on the Certificates' in this prospectus supplement, in the case of the interest portion of such Realized Loss, as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred.

    On each Distribution Date, any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinate Certificates, in the reverse order of their numerical Class designations (beginning with the Class B Certificates and then the Class M Certificates), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, then the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan will be allocated to the Class 9AP Certificates until the Class Certificate Balance thereof is reduced to zero and then, to the Senior Certificates (other than the Class 9AP Certificates), pro rata, based upon their respective Class Certificate Balances.

    On each Distribution Date Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the Class 9AP Certificates) and the Subordinate Certificates (to the extent of the Non-PO Percentage) based upon their respective Class Certificate Balances, except that the PO Percentage of Excess Losses in Loan Group 9 will be allocated to the Class 9AP Certificates.

    'EXCESS LOSSES' are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. 'BANKRUPTCY LOSSES' are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. A 'FRAUD LOSS' is a Realized Loss sustained on a liquidated mortgage loan by reason of a default arising from fraud, dishonesty or misrepresentation.

    A 'SPECIAL HAZARD LOSS' is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Pooling Agreement or any loss due to normal wear and tear or certain other causes.

    The Subordinate Certificates will provide limited protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $13,039,875 (the 'SPECIAL HAZARD LOSS COVERAGE AMOUNT'), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $441,729 (the 'BANKRUPTCY LOSS COVERAGE AMOUNT') and (iii) Fraud Losses in an initial amount expected to be up to approximately $39,119,624 (the 'FRAUD LOSS COVERAGE AMOUNT').

    The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) 1% of the Pool Balance and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

    The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, (a) prior to the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of (i) on the first anniversary of the Cut-off Date to 2% and on the second, third and fourth anniversaries of the Cut-off Date to 1% of the then current Pool Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary and (b) on the fifth anniversary of the Cut-off Date, to zero.

    The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

    The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

    In order to maximize the likelihood of distribution in full of the Interest Distribution Amount for the Senior Certificates, on each Distribution Date, the holders of Senior Certificates have a right to distributions that is prior to the rights of the holders of the Class M Certificates and Class B Certificates.

    The application of the Senior Prepayment Percentage to determine the Senior Principal Distribution Amount will accelerate the amortization of the Class A Certificates, in the aggregate, relative to the actual amortization of the Mortgage Loans. To the extent that the Class A Certificates are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by such Class A Certificates in the Trust will be decreased (with a corresponding increase in the interest in the Trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates collectively.

                        POOLING AND SERVICING AGREEMENT

SERVICING COMPENSATION, COMPENSATING INTEREST AND PAYMENT OF EXPENSES

    The Servicers will be entitled to receive each month a servicing fee (the 'SERVICING FEE') equal to one-twelfth of 0.25% and 0.375% per annum for the fixed rate and adjustable rate Mortgage Loans, respectively (the 'SERVICING FEE RATE'), on the Principal Balance of each Mortgage Loan serviced by it. The Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including Insurance Proceeds and Liquidation Proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account, all default charges and all prepayment, late payment and assumption fees and certain other fees payable by the mortgagor pursuant to the related Mortgage Note. In addition, the Servicer shall be entitled to two percent of the Liquidation Proceeds of any REO Property as of the date of liquidation.

    The Servicing Fee will be reduced on each Distribution Date by the amount of interest shortfalls resulting from principal prepayments during the related Prepayment Period, but not more than the sum of the Servicing Fee to which the Servicer is entitled on the Distribution Date (such amount, 'COMPENSATING INTEREST'). The Servicer shall deposit any Compensating Interest to the Distribution Account one business day before each Distribution Date.

    Each Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein and in the accompanying Prospectus), including all fees and expenses payable to any subservicer and the various expenses discussed in the Prospectus. See 'Description of the Certificates -- Servicing by Unaffiliated Sellers' in the prospectus.

ADVANCES

    On the Business Day immediately preceding each Distribution Date, each Servicer is required to make advances of monthly payments of principal and interest which were due on the related Mortgage Loans on the immediately preceding Due Date and delinquent as of the related Determination Date (collectively 'MONTHLY P&I ADVANCES'). Each Servicer is also required to advance all customary, reasonable and necessary out of pocket costs incurred in the performance by the Servicer of its servicing obligations that are unanticipated expenses of the Trust ('SERVICING ADVANCES' and together with Monthly P&I Advances, 'ADVANCES').

    Such Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Certificates. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Any failure by the Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

    All Advances will be reimbursable to the Servicer on a first priority basis from either (i) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (ii) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan, from any amounts otherwise distributable on any of the Certificates. The effect of these provisions on any class of the Subordinate Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related Mortgage Loan, the entire amount of the reimbursement for such Advance will be borne first by the holders of the class of Subordinate Certificates having the lowest payment priority to the extent that such reimbursement is covered by amounts otherwise distributable to such classes, and then by the holders of such class of Subordinate Certificates having the next lowest payment priority to the extent of the amounts otherwise distributable to them.

OPTIONAL TERMINATION

    The Holders of more than 50% of the Class R-I Certificates subject to the approval of the holders of more than 50% of the Class R-II Certificates will have the option, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans is less than 15% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, to purchase all remaining Mortgage Loans and other assets in the Trust, thereby effecting early retirement of the Certificates. Any such purchase of Mortgage Loans and other assets of the Trust shall be made at a price equal to the sum of (a) 100% of the unpaid Principal Balance of each Mortgage Loan as of the date of repurchase plus
(b) accrued interest thereon to and including, the last day of the month in which such repurchase occurs plus (c) the amount of any unreimbursed Advances. Distributions on the Certificates in respect of any such optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates.

    Upon presentation and surrender of the Certificates in connection with the termination of the Trust under the circumstances described above, the holders of the Certificates will receive, to the extent of available funds, an amount equal to the Certificate Principal Balance of such class plus interest thereon at the then-applicable Pass-Through Rate, plus any previously unpaid interest.

THE TRUSTEE

    The Trustee, LaSalle Bank National Association, has its corporate trust offices at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

    The Pooling and Servicing Agreement requires the Trustee to maintain, at its own expense, an office or agency in New York City where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar in respect of the Certificates pursuant to the Pooling and Servicing Agreement may be served.

    The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not trustee.

    The Trustee will also act as paying agent, certificate registrar and authenticating agent under the Pooling and Servicing Agreement.

VOTING RIGHTS

    Ninety-eight percent of all voting rights will be allocated to the Certificates (other than the Residual Certificates and the Class 9AX Certificates) in proportion to their Certificate Principal Balances, 0.5% of all Voting Rights will be allocated to each of the Class R-I Certificates and the Class R-II Certificates, and 1% of all Voting Rights will be allocated to the Class 9AX Certificates.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

FACTORS AFFECTING PREPAYMENTS ON THE MORTGAGE LOANS

    The yields to maturity of each class of the Offered Certificates and the aggregate amount of distributions on each class of the Offered Certificates will be related, among other things, to the rate and timing of payments of principal on the Mortgage Loans in each related Loan Group. The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon. For this purpose, the term 'prepayment' includes prepayments and liquidations due to defaults or other dispositions of the Mortgage Loans or the Mortgaged Properties, including application of insurance proceeds or condemnation awards, the purchase of Mortgage Loans by the Seller due to uncured breaches of representations and warranties or the purchase of the Mortgage Loans by the Holders of the Class R Certificates under the circumstances described under 'Description of the Certificates -- Optional Termination' herein. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the Mortgage Loans.

    All of the Mortgage Loans may be prepaid in whole or in part at any time. Some of the Mortgage Notes contain terms requiring payment of a penalty by the Mortgagor in the event the Mortgage Loan is prepaid in full. Prepayments, liquidations and purchases of the Mortgage Loans will result in (a) principal distributions to Certificateholders that would otherwise be distributed over the remaining terms of the Mortgage Loans and (b) the termination of ongoing interest distributions with respect to such Mortgage Loans to the Certificateholders. See 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the prospectus.

    The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable Offered Certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable Offered Certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the Mortgage Rates on the Mortgage Loans. The prepayment of Mortgage Loans with higher Mortgage Rates may result in lower Interest Distribution Amounts to those Classes of Certification with variable Pass-Through Rates, as applicable to each Loan Group, with respect to subsequent Distribution Dates. As described under 'Description of the Certificates -- Priority of Distribution on the Certificates' principal prepayments will be allocated based on the Senior Prepayment Percentage which will always exceed the Senior Percentage while the Senior Certificates (other than the Class 9AP Certificates) are outstanding.

    The Depositor makes no representation as to the expected rate of prepayments on the Mortgage Loans. See 'Description of the Mortgage Pool' and 'Description of the Certificates' herein and 'Maturity and Prepayment Considerations' in the prospectus for additional information about the effect of the rate of prepayments on the yield on and maturity of the Offered Certificates.

    After the initial Adjustment Date in each Adjustable Group, the yield to investors on each Class of related Class A Certificates (the 'ADJUSTABLE SENIOR CERTIFICATES') will be sensitive to fluctuations in the Index or Indices applicable to the Mortgage Loans in the related Adjustable Group. Investors in the Adjustable Certificates should also be aware that although the Mortgage Rates on the Mortgage Loans will adjust periodically, such increases and decreases will be limited by the applicable Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates thereon. In addition, the initial Mortgage Rates borne by the adjustable rate Mortgage Loans may be lower than the rate based on the sum of the current applicable Index and the Note Margin, and the effect of the Periodic Rate Cap may cause the Mortgage Rate on each adjustable rate Mortgage Loan after the first Adjustment Date and for a substantial period thereafter to be significantly below the related Index and Note Margin. In addition, the Mortgage Rates on the adjustable rate Mortgage Loans will be based on the applicable Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Note Margin (which may be different from the prevailing margins on other mortgage loans). As a result of these factors, the Mortgage Rates on the adjustable rate Mortgage Loans at any time may not equal the prevailing rates for other adjustable rate mortgage loans and the rate of prepayment may be lower or higher than would otherwise be anticipated.

    Investors in the Offered Certificates should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of principal distributions on the Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the Offered Certificates may choose to reinvest amounts received as principal distributions on the Offered Certificates may be lower than the interest rate borne by such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal distributions on the Offered Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the Offered Certificates for reinvestment at such high prevailing interest rates may be relatively low.

    All of the Mortgage Loans will contain 'due-on-sale' clauses. The sale of Mortgaged Properties encumbered by non-assumable Mortgage Loans will result in the prepayment of such Mortgage Loans and a corresponding decrease in the weighted average life of the applicable class of Offered Certificates. See 'Maturity and Prepayment Considerations' in the prospectus.

    The Mortgage Loans have been originated with underwriting standards that are less stringent than underwriting standards employed by Freddie Mac and Fannie Mae and, as a result, may experience a higher rate of default than mortgage loans originated with more stringent underwriting standards. In addition, there is significant geographic concentration in the Mortgage Pool, which could also increase the risk of loss on the Mortgage Loans. See 'Risk Factors' in this prospectus supplement.

    The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the depositor expects that the applicable servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS'r' System, it becomes necessary to remove any mortgage loan from registration on the MERS'r' System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbusable by the trust to the applicable servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS, see 'Description of the Mortgage Pool -- Mortgage Pool Characteristics' in this prospectus supplement.

    The assumed scheduled final Distribution Date for the Certificates is March 15, 2030, which is the Distribution Date for the Certificates occurring in the month following the month in which the latest stated maturity of any Mortgage Loan in the Mortgage Pool.

    No event of default, change in the priorities for distribution among the classes or other provision under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any Offered Certificates on or before its assumed final Distribution Date.

MODELING ASSUMPTIONS
    For purposes of preparing the table below, indicating the percentage of initial Certificate Principal Balance outstanding and the weighted average life of the Offered Certificates under certain prepayment scenarios, the following assumptions (the 'MODELING ASSUMPTIONS'), among others, have been made:
(1) the Mortgage Loans consist of ten groups with the following characteristics:

                                                                WEIGHTED
                                                                 AVERAGE
                          WEIGHTED      WEIGHTED                REMAINING                       WEIGHTED   WEIGHTED
                           AVERAGE       AVERAGE     WEIGHTED    TERM TO                        AVERAGE    AVERAGE    WEIGHTED
         CUT-OFF DATE       GROSS          NET       AVERAGE     STATED                         MAXIMUM    MINIMUM    AVERAGE
LOAN      PRINCIPAL       MORTGAGE      MORTGAGE       AGE      MATURITY    WEIGHTED AVERAGE    MORTGAGE   MORTGAGE    MARGIN
GROUP    BALANCE ($)      RATE (%)      RATE (%)     (MONTHS)   (MONTHS)    FIRST RESET DATE    RATE (%)   RATE (%)     (%)
-----    -----------      --------      --------     --------   --------    ----------------    --------   --------     ---
  1     120,141,111.36   7.673586464   7.298904255      69         277       November 1, 2000   12.6953     6.8343     2.8266
  2     152,653,220.38   7.376566496   7.001729108      36         317       November 1, 2000   12.4311     5.8502     2.8461
  3      90,915,136.67   7.204111538   6.829111538      33         320          April 1, 2002   12.3223     6.8277     2.9320
  4     176,766,422.57   6.987244240   6.612244240      27         327           June 1, 2002   12.1540     6.5092     2.9377
  5      69,100,285.46   7.260706021   6.885749816      19         336         August 1, 2004   12.3092     5.9073     2.8700
  6     199,188,619.75   7.136066631   6.761066631      16         342           July 1, 2004   12.1391     5.3986     2.8422
  7      54,542,936.26   7.277736602   6.904070257      21         334          March 1, 2007   12.3034     6.6642     2.8749
  8     232,098,330.03   7.241054677   6.866183468      18         339           June 1, 2007   12.2724     6.2000     2.8867
 9D      23,583,028.72   6.697215156   6.444865288      49         293                    N/A       N/A        N/A        N/A
 9P     184,998,385.45   7.355949821   7.105037083      38         313                    N/A       N/A        N/A        N/A

        WEIGHTED
        AVERAGE
        PERIODIC
        MORTGAGE
          RATE
LOAN   ADJUSTMENT
GROUP   CAP (%)
-----   -------
  1      2.0019
  2      2.0242
  3      1.9980
  4      2.0004
  5      2.0000
  6      1.9957
  7      1.9895
  8      2.0000
 9D         N/A
 9P         N/A

(2) there are no repurchases of the Mortgage Loans;
(3) the Certificates will be purchased on March 31, 2000;
(4) distributions on the Certificates will be made on the 15th day of each month, commencing in April 2000;
(5) no Mortgage Loan is delinquent and there are no Realized Losses while the Certificates are outstanding;
(6) there are no Prepayment Interest Shortfalls or shortfalls of interest with regard to the Mortgage Loans; and
(7) throughout the life of the Mortgage Loans, the Index is equal to 6.198%; and
(8) the Periodic Rate Cap is 2.00% for each Adjustment Date;
(9) there is no optional termination of the Trust.
    The Modeling Assumptions have been based on the weighted average characteristics or aggregate characteristics, as applicable, of each Loan Group. The actual characteristics of many of the Mortgage Loans may vary significantly from the Modeling Assumptions.
    Two prepayment models are used in this prospectus supplement (each, a 'PREPAYMENT ASSUMPTION'). One model ('PSA') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% PSA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loan, 100% of PSA assumes a constant prepayment rate of 6.0% per annum. The other model ('CPR') assumes a constant annual prepayment rate. A 25% CPR assumes a constant prepayment rate of 25% per annum. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.
    The Certificates were structured assuming, among other things, a 25% CPR with respect to Loan Groups 1 and 2, an 18% CPR with respect to Loan Groups 3, 4, 5, 6, 7 and 8 and a 150% PSA with respect to Loan Group 9 (collectively, the, 'BASE PREPAYMENT ASSUMPTION'). 200% of the Base Prepayment Assumption assumes each Loan Group experiences a prepayment rate which is two times the related Prepayment Assumption described in the preceding sentence. The prepayment assumptions to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.
    The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at the same rate until maturity. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentage of initial Certificate Principal Balance outstanding over time and the weighted average life of the Offered Certificates.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE BASE PREPAYMENT ASSUMPTION SET
                                  FORTH BELOW:

                                            CLASS 1A                            CLASS 2A
                                ---------------------------------   ---------------------------------
      DISTRIBUTION DATE          0%     50%    100%   150%   200%    0%     50%    100%   150%   200%
      -----------------          --     ---    ----   ----   ----    --     ---    ----   ----   ----
Initial Percentage............    100%   100%  100%   100%   100%     100%   100%  100%   100%    100%
March 2001....................     98     86    74     62     49       99     86    74     62      49
March 2002....................     97     74    55     38     24       98     75    55     38      24
March 2003....................     95     64    40     23     12       97     65    41     24      12
March 2004....................     94     55    30     14      6       95     56    30     15       6
March 2005....................     92     47    22      9      2       94     48    22      9       2
March 2006....................     90     40    16      5      1       92     42    16      5       1
March 2007....................     87     34    12      3      *       91     36    12      3       *
March 2008....................     85     29     8      2      0       89     31     9      2       0
March 2009....................     82     25     6      1      0       87     26     7      1       0
March 2010....................     79     21     4      1      0       85     22     5      1       0
March 2011....................     76     17     3      *      0       83     19     3      *       0
March 2012....................     72     15     2      *      0       80     16     3      *       0
March 2013....................     68     12     2      *      0       77     14     2      *       0
March 2014....................     64     10     1      *      0       74     11     1      *       0
March 2015....................     59      8     1      *      0       71     10     1      *       0
March 2016....................     54      6     1      *      0       67      8     1      *       0
March 2017....................     48      5     *      0      0       63      6     *      0       0
March 2018....................     42      4     *      0      0       58      5     *      0       0
March 2019....................     35      3     *      0      0       54      4     *      0       0
March 2020....................     28      2     *      0      0       48      3     *      0       0
March 2021....................     19      1     *      0      0       42      3     *      0       0
March 2022....................     11      1     *      0      0       36      2     *      0       0
March 2023....................      1      *     *      0      0       29      1     *      0       0
March 2024....................      0      0     0      0      0       22      1     *      0       0
March 2025....................      0      0     0      0      0       13      *     *      0       0
March 2026....................      0      0     0      0      0        4      *     *      0       0
March 2027....................      0      0     0      0      0        0      0     0      0       0
March 2028....................      0      0     0      0      0        0      0     0      0       0
March 2029....................      0      0     0      0      0        0      0     0      0       0
March 2030....................      0      0     0      0      0        0      0     0      0       0
Weighted Average Life**
  (Years).....................  15.24   6.07   3.25   2.03   1.38   17.97   6.39   3.31   2.05   1.39

---------

 * Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate of any class is determined by
   (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
   (iii) dividing the sum by the aggregate of the net distributions described in
   (i) above.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE BASE PREPAYMENT ASSUMPTION SET
                                  FORTH BELOW:

                                            CLASS 3A                            CLASS 4A
                                ---------------------------------   ---------------------------------
      DISTRIBUTION DATE          0%     50%    100%   150%   200%    0%     50%    100%   150%   200%
      -----------------          --     ---    ----   ----   ----    --     ---    ----   ----   ----
Initial Percentage............    100%   100%  100%   100%   100%     100%   100%  100%   100%    100%
March 2001....................     99     90    81     72     63       99     90    81     72      63
March 2002....................     97     81    65     52     40       97     81    65     52      40
March 2003....................     96     72    53     37     25       96     72    53     37      25
March 2004....................     95     65    43     27     16       95     65    43     27      16
March 2005....................     94     58    35     19      8       94     59    35     19       8
March 2006....................     92     52    28     13      4       92     53    28     14       4
March 2007....................     91     47    23      9      1       91     47    23      9       1
March 2008....................     89     42    18      6      *       89     42    18      6       *
March 2009....................     87     37    15      4      0       88     37    15      4       0
March 2010....................     85     33    12      3      0       86     33    12      3       0
March 2011....................     83     29     9      2      0       83     30     9      2       0
March 2012....................     80     26     7      1      0       81     26     7      1       0
March 2013....................     77     23     6      1      0       79     23     6      1       0
March 2014....................     74     20     5      *      0       76     20     5      *       0
March 2015....................     71     17     4      *      0       73     18     4      *       0
March 2016....................     68     15     3      *      0       69     15     3      *       0
March 2017....................     64     13     2      *      0       66     13     2      *       0
March 2018....................     59     11     2      0      0       62     11     2      0       0
March 2019....................     55      9     1      0      0       57     10     1      0       0
March 2020....................     49      8     1      0      0       52      8     1      0       0
March 2021....................     44      6     1      0      0       47      6     1      0       0
March 2022....................     38      5     *      0      0       41      5     *      0       0
March 2023....................     31      4     *      0      0       35      4     *      0       0
March 2024....................     23      2     *      0      0       28      3     *      0       0
March 2025....................     15      1     *      0      0       20      2     *      0       0
March 2026....................      6      1     *      0      0       12      1     *      0       0
March 2027....................      0      0     0      0      0        2      *     *      0       0
March 2028....................      0      0     0      0      0        0      0     0      0       0
March 2029....................      0      0     0      0      0        0      0     0      0       0
March 2030....................      0      0     0      0      0        0      0     0      0       0
Weighted Average Life**
  (Years).....................  18.13   8.16   4.61   2.95   2.03   18.58   8.24   4.63   2.95   2.03

---------

 * Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE BASE PREPAYMENT ASSUMPTION SET
                                  FORTH BELOW:

                                            CLASS 5A                            CLASS 6A
                                ---------------------------------   ---------------------------------
      DISTRIBUTION DATE          0%     50%    100%   150%   200%    0%     50%    100%   150%   200%
      -----------------          --     ---    ----   ----   ----    --     ---    ----   ----   ----
Initial Percentage............    100%   100%  100%   100%   100%     100%   100%  100%   100%    100%
March 2001....................     99     90    81     72     63       99     90    81     72      63
March 2002....................     98     81    66     52     40       98     81    66     52      40
March 2003....................     96     73    53     37     25       96     73    53     37      25
March 2004....................     95     65    43     27     16       95     65    43     27      16
March 2005....................     94     58    35     19      8       94     59    35     19       8
March 2006....................     92     52    28     13      4       93     53    28     14       4
March 2007....................     91     47    23      9      1       91     47    23      9       1
March 2008....................     89     42    18      6      *       90     42    18      6       *
March 2009....................     88     38    15      4      0       88     38    15      4       0
March 2010....................     86     33    12      3      0       86     34    12      3       0
March 2011....................     84     30     9      2      0       85     30    10      2       0
March 2012....................     82     26     8      1      0       82     27     8      1       0
March 2013....................     79     23     6      1      0       80     24     6      1       0
March 2014....................     77     21     5      *      0       78     21     5      *       0
March 2015....................     74     18     4      *      0       75     18     4      *       0
March 2016....................     71     16     3      *      0       72     16     3      *       0
March 2017....................     67     14     2      *      0       69     14     2      *       0
March 2018....................     64     12     2      0      0       65     12     2      0       0
March 2019....................     60     10     1      0      0       61     10     1      0       0
March 2020....................     55      8     1      0      0       57      9     1      0       0
March 2021....................     50      7     1      0      0       52      7     1      0       0
March 2022....................     45      6     *      0      0       47      6     *      0       0
March 2023....................     39      4     *      0      0       42      5     *      0       0
March 2024....................     32      3     *      0      0       36      4     *      0       0
March 2025....................     25      2     *      0      0       29      3     *      0       0
March 2026....................     18      2     *      0      0       21      2     *      0       0
March 2027....................      9      1     *      0      0       13      1     *      0       0
March 2028....................      0      0     0      0      0        5      *     *      0       0
March 2029....................      0      0     0      0      0        0      0     0      0       0
March 2030....................      0      0     0      0      0        0      0     0      0       0
Weighted Average Life**
  (Years).....................  19.09   8.31   4.64   2.95   2.04   19.49   8.37   4.65   2.95   2.04

---------

 * Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE BASE PREPAYMENT ASSUMPTION SET
                                  FORTH BELOW:

                                            CLASS 7A                            CLASS 8A
                                ---------------------------------   ---------------------------------
      DISTRIBUTION DATE          0%     50%    100%   150%   200%    0%     50%    100%   150%   200%
      -----------------          --     ---    ----   ----   ----    --     ---    ----   ----   ----
Initial Percentage............    100%   100%  100%   100%   100%     100%   100%  100%   100%    100%
March 2001....................     99     90    81     72     63       99     90    81     72      63
March 2002....................     98     81    66     52     40       98     81    66     52      40
March 2003....................     96     73    53     37     25       96     73    53     37      25
March 2004....................     95     65    43     27     16       95     65    43     27      16
March 2005....................     93     58    35     19      8       93     58    35     19       8
March 2006....................     92     52    28     13      4       92     52    28     13       4
March 2007....................     90     46    22      9      1       90     47    22      9       1
March 2008....................     88     42    18      6      *       89     42    18      6       *
March 2009....................     87     37    15      4      0       87     37    15      4       0
March 2010....................     85     33    12      3      0       85     33    12      3       0
March 2011....................     83     29     9      2      0       83     30     9      2       0
March 2012....................     81     26     7      1      0       81     26     8      1       0
March 2013....................     78     23     6      1      0       79     23     6      1       0
March 2014....................     76     20     5      *      0       76     20     5      *       0
March 2015....................     73     18     4      *      0       74     18     4      *       0
March 2016....................     70     15     3      *      0       71     16     3      *       0
March 2017....................     66     13     2      *      0       67     14     2      *       0
March 2018....................     62     11     2      0      0       64     12     2      0       0
March 2019....................     58     10     1      0      0       60     10     1      0       0
March 2020....................     54      8     1      0      0       55      8     1      0       0
March 2021....................     49      7     1      0      0       51      7     1      0       0
March 2022....................     43      5     *      0      0       46      6     *      0       0
March 2023....................     38      4     *      0      0       40      5     *      0       0
March 2024....................     31      3     *      0      0       34      4     *      0       0
March 2025....................     24      2     *      0      0       27      3     *      0       0
March 2026....................     16      1     *      0      0       19      2     *      0       0
March 2027....................      8      1     *      0      0       11      1     *      0       0
March 2028....................      0      0     0      0      0        2      *     *      0       0
March 2029....................      0      0     0      0      0        0      0     0      0       0
March 2030....................      0      0     0      0      0        0      0     0      0       0
Weighted Average Life**
  (Years).....................  18.82   8.24   4.62   2.95   2.04   19.15   8.30   4.63   2.95   2.04

---------

 * Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE BASE PREPAYMENT ASSUMPTION SET
                                  FORTH BELOW:

                                           CLASS 9A1                           CLASS 9A2
                                --------------------------------   ----------------------------------
      DISTRIBUTION DATE          0%    50%    100%   150%   200%    0%      50%    100%   150%   200%
      -----------------          --    ---    ----   ----   ----    --      ---    ----   ----   ----
Initial Percentage............   100%   100%  100%   100%   100%     100%    100%  100%   100%    100%
March 2001....................    97     77    57     37     17      100     100   100    100     100
March 2002....................    93     55    18      0      0       99      99    99     87      62
March 2003....................    89     34     0      0      0       99      99    86     52      21
March 2004....................    85     15     0      0      0       98      98    62     22       0
March 2005....................    81      0     0      0      0       97      94    41      0       0
March 2006....................    76      0     0      0      0       97      83    26      0       0
March 2007....................    71      0     0      0      0       96      72    15      0       0
March 2008....................    66      0     0      0      0       95      63     7      0       0
March 2009....................    60      0     0      0      0       95      56     2      0       0
March 2010....................    54      0     0      0      0       94      49     0      0       0
March 2011....................    47      0     0      0      0       93      43     0      0       0
March 2012....................    40      0     0      0      0       92      36     0      0       0
March 2013....................    32      0     0      0      0       91      30     0      0       0
March 2014....................    23      0     0      0      0       90      24     0      0       0
March 2015....................    14      0     0      0      0       89      18     0      0       0
March 2016....................     5      0     0      0      0       88      13     0      0       0
March 2017....................     0      0     0      0      0       82       7     0      0       0
March 2018....................     0      0     0      0      0       72       2     0      0       0
March 2019....................     0      0     0      0      0       62       0     0      0       0
March 2020....................     0      0     0      0      0       50       0     0      0       0
March 2021....................     0      0     0      0      0       38       0     0      0       0
March 2022....................     0      0     0      0      0       25       0     0      0       0
March 2023....................     0      0     0      0      0       11       0     0      0       0
March 2024....................     0      0     0      0      0        0       0     0      0       0
March 2025....................     0      0     0      0      0        0       0     0      0       0
March 2026....................     0      0     0      0      0        0       0     0      0       0
March 2027....................     0      0     0      0      0        0       0     0      0       0
March 2028....................     0      0     0      0      0        0       0     0      0       0
March 2029....................     0      0     0      0      0        0       0     0      0       0
March 2030....................     0      0     0      0      0        0       0     0      0       0
Weighted Average Life**
  (Years).....................  9.83   2.28   1.20   0.80   0.59   19.03   10.37   4.90   3.12   2.31

---------

 * Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE BASE PREPAYMENT ASSUMPTION SET
                                  FORTH BELOW:

                                             CLASS 9A3                             CLASS 9AP
                                -----------------------------------   -----------------------------------
      DISTRIBUTION DATE          0%      50%    100%    150%   200%    0%      50%    100%    150%   200%
      -----------------          --      ---    ----    ----   ----    --      ---    ----    ----   ----
Initial Percentage............    100%    100%    100%  100%   100%     100%    100%    100%  100%    100%
March 2001....................    107     107     107   107    107       98      94      89    85      81
March 2002....................    114     114     114   114    114       97      88      80    72      65
March 2003....................    122     122     122   122    122       95      82      71    61      52
March 2004....................    130     130     130   130      0       93      77      63    52      42
March 2005....................    139     139     139   103      0       90      72      56    44      33
March 2006....................    149     149     149     0      0       88      67      50    37      27
March 2007....................    159     159     159     0      0       85      62      44    31      21
March 2008....................    170     170     170     0      0       83      57      39    26      17
March 2009....................    181     181     181     0      0       80      53      34    22      13
March 2010....................    194     194     156     0      0       77      49      30    18      11
March 2011....................    207     207     113     0      0       74      44      26    15       8
March 2012....................    221     221      76     0      0       70      40      23    12       6
March 2013....................    236     236      47     0      0       66      36      19    10       5
March 2014....................    252     252      23     0      0       62      33      17     8       4
March 2015....................    269     269       5     0      0       58      29      14     7       3
March 2016....................    288     288       0     0      0       53      26      12     5       2
March 2017....................    307     307       0     0      0       49      22      10     4       2
March 2018....................    328     328       0     0      0       43      19       8     3       1
March 2019....................    351     305       0     0      0       38      16       6     2       1
March 2020....................    375     252       0     0      0       32      13       5     2       1
March 2021....................    400     202       0     0      0       25      10       4     1       *
March 2022....................    428     155       0     0      0       19       7       2     1       *
March 2023....................    457     111       0     0      0       11       4       1     *       *
March 2024....................    424      70       0     0      0        3       1       *     *       *
March 2025....................    223      34       0     0      0        0       0       0     0       0
March 2026....................     18       3       0     0      0        0       0       0     0       0
March 2027....................      0       0       0     0      0        0       0       0     0       0
March 2028....................      0       0       0     0      0        0       0       0     0       0
March 2029....................      0       0       0     0      0        0       0       0     0       0
March 2030....................      0       0       0     0      0        0       0       0     0       0
Weighted Average Life**
  (Years).....................  24.91   21.87   11.77   5.15   3.74   15.39   10.49    7.54   5.67   4.44

---------

 * Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

YIELD ON CLASS 9AX CERTIFICATES

    The significance of the effects of prepayments on the Class 9AX Certificates is illustrated in the following table entitled 'Sensitivity of the Class 9AX Certificates to Prepayments,' which shows the pre-tax yield (on a corporate bond equivalent basis) to holders of such Certificates under different constant percentages of the Prepayment Assumption. The yields of such Certificates set forth in the following table were calculated using the Modeling Assumptions and the further assumptions that the purchase price of the Class 9AX Certificates is approximately $3,773,973 for 100% of such Class of Certificates including accrued interest and such Certificates are purchased on March 31, 2000.

    As indicated in the following table, the yield to investors in the Class 9AX Certificates will be highly sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans (especially those with high Net Mortgage Rates) in Loan Group 9, which generally can be prepaid at any time. On the basis of the assumptions described above, the yield to maturity on the Class 9AX Certificates would be 0% if prepayments were to occur at a constant rate of approximately 217% of the Base Prepayment Assumption. Using such assumptions, if the actual prepayment rate of the Mortgage Loans were to exceed the foregoing rate for as little as one month (while equaling such rate for all other months), investors in the respective Class 9AX Certificates would not recover fully their initial investments.

    It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 9AX Certificate and there can be no assurance that the pre-tax yield to an investor in the Class 9AX Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 9AX Certificate.

            SENSITIVITY OF THE CLASS 9AX CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                % OF THE BASE PREPAYMENT ASSUMPTION
               --------------------------------------
                 0%     50%     100%    150%    200%
                 --     ---     ----    ----    ----
Class 9AX      22.69%  17.67%  12.53%  7.27%   1.86%

    The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class 9AX Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class 9AX Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class 9AX Certificates and consequently does not purport to reflect the return on any investment in the Class 9AX Certificates when such reinvestment rates are considered.

YIELD ON CLASS 9AP CERTIFICATES

    The Class 9AP Certificates will be 'principal only' certificates, will not bear interest and will be offered at a substantial discount to their original principal amount. As indicated in the table below, a low rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a material negative effect on the yield to investors in the Class 9AP Certificates.

    The significance of the effects of prepayments on the Class 9AP Certificates is illustrated in the following table entitled 'Sensitivity of the Class 9AP Certificates to Prepayments,' which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of the Prepayment Assumption. The yields of such Certificates set forth in the following table were calculated using the Modeling Assumptions, and the further assumptions that the purchase price of the Class 9AP Certificates is approximately $352,674 for 100% of such Class of Certificates and such Certificates are purchased on March 31, 2000.

    It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 9AP Certificate and there can be no assurance that the pre-tax yield to an investor in the Class 9AP Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 9AP Certificate.

            SENSITIVITY OF THE CLASS 9AP CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                % OF THE BASE PREPAYMENT ASSUMPTION
               --------------------------------------
                 0%     50%     100%    150%    200%
                 --     ---     ----    ----    ----
Class 9AP      4.18%   6.77%   10.18%  14.22%  18.77%

    The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class 9AP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class 9AP Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal on the Class 9AP Certificates and consequently does not purport to reflect the return on any investment in the Class 9AP Certificates when such reinvestment rates are considered.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    Upon the issuance of the Offered Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust will be treated as two separate REMICs under the Code. The assets of the lower tier REMIC will consist of the mortgage loans and all other property in the trust and the lower tier REMIC will issue several classes of uncertificated regular interests to the upper tier REMIC. The upper tier REMIC will issue the regular certificates, which will be designated as the regular interests in the upper tier REMIC. The Class R-I Certificates and Class R-II Certificates will represent the beneficial ownership of the residual interest in each of the lower tier REMIC and upper tier REMIC, respectively. See 'Descriptions of the Certificates -- REMIC Structure' in this prospectus supplement. The regular certificates will be treated as debt instruments issued by the upper tier REMIC for federal income tax purposes.

    For federal income tax purposes, (a) the Class R-II Certificates and R-I Certificates will constitute the sole class of 'residual interests' in each of the upper tier REMIC and the lower tier REMIC, respectively, and (b) each class of Class A, Class M and Class B Certificates will represent ownership of 'regular interests' in the upper tier REMIC and will generally be treated as debt instruments of that REMIC. See 'Federal Income Tax Consequences -- Trust Funds' in the prospectus.

    For federal income tax reporting purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 100% of the Base Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See 'Federal Income Tax
Consequences -- General' and ' -- Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' in the prospectus.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates.

    In certain circumstances OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the 'tax matters person' in the Pooling and Servicing Agreement in preparing reports to the Certificateholders and the IRS.

    Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Offered Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See 'Federal Income Tax Consequences -- Trust Funds -- Taxation of Owners of REMIC Regular Certificates' and ' -- Market Discount and Premium' in the prospectus.

    The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and 'real estate assets' under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust would be so treated. In addition, interest on the Offered Certificates will be treated as 'interest on obligations secured by mortgages on real property' under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as 'real estate assets' under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates (other than the Class R Certificates) will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. See 'Description of the Certificates -- Termination' and 'Federal Income Tax Consequences -- Trust Funds -- Classification of Trust Funds' in the prospectus.

NEW WITHHOLDING REGULATIONS

    The Treasury Department has issued new regulations (the 'New Regulations') which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                             METHOD OF DISTRIBUTION

    On the closing date, the Certificates will be transferred by the Depositor to the Seller as consideration for the Mortgage Loans and subject to the terms and conditions set forth in a Mortgage Loan Purchase Agreement, dated March 30, 2000 (the 'MORTGAGE LOAN PURCHASE'), between the Depositor and the Seller. Subject to the terms and conditions set forth in a Certificate Purchase and Distribution Agreement, dated March 30, 2000 (the 'Certificate Purchase and Distribution Agreement') among the Depositor, the Seller, Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated, the Seller has agreed to sell and Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated (the 'UNDERWRITERS') have agreed to purchase the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about March 31, 2000, against payment therefor in immediately available funds.

    In connection with the Offered Certificates, each Underwriter has agreed, subject to the terms and conditions set forth in the Certificate Purchase and Distribution Agreement, to purchase all of the Offered Certificates if any of the Offered Certificates are purchased thereby.

    The Certificate Purchase and Distribution Agreement provides that the respective obligations of the Underwriters to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

    The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the

Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of any Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    The Certificate Purchase and Distribution Agreement provides that the Seller and the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Seller and the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

    The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under 'Description of the Certificates -- Reports to Certificateholders,' which will include information as to the outstanding principal balance of the Offered Certificates. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters relating to the Seller will be passed upon by McDermott, Will & Emery, Chicago, Illinois.

                                    RATINGS

    It is a condition to the issuance of the Offered Certificates, other than the Class 9AX and Class 9AP Certificates, that they be rated 'AAA' by Standard & Poor's ('S&P') and 'AAA' by Fitch IBCA, Inc ('FITCH' and together with S&P, the 'RATING AGENCIES') and that the Class 9AX and Class 9AP Certificates be rated 'AAAr' by S&P and 'AAA' by Fitch.

    The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.

                                LEGAL INVESTMENT

    The Offered Certificates will constitute 'mortgage related securities' for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

    The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

    See 'Legal Investment' in the prospectus.

                              ERISA CONSIDERATIONS

    Any Plan, any insurance company (whether through its general or separate accounts) or any other person investing Plan Assets of any Plan, as defined under 'ERISA Considerations -- Plan Assets Regulations' in the Prospectus, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.

UNDERWRITER'S PTE

    The purchase or holding of the Offered Certificates by or on behalf of, or with Plan Assets of, a Plan may qualify for exemptive relief under the Underwriter's PTE, as described under 'ERISA Considerations -- Underwriter's PTE' in the prospectus. However, the Underwriter's PTE contains a number of conditions which must be met for the Underwriter's PTE to apply, including the requirement that any such Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

CONSULTATION WITH COUNSEL

    In addition to the matters described above, purchasers of the Offered Certificates that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust And Savings Bank, 510 U.S. 86 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be Plan Assets for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision or federal legislation enacted affecting insurance company general accounts (see Section 1460 of the Small Business Job Protection Act of
1996) affects their ability to make purchases of the Offered Certificates.

    Any fiduciary of a Plan considering whether to purchase an Offered Certificate should consult with its own counsel concerning the impact of ERISA and the Code and the potential consequences in its specific circumstances, prior to making an investment in such Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    In addition, any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Underwriter's PTE or any other exemption would be satisfied, or whether any other prohibited transaction exemption would apply; and (iii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment. See 'ERISA Considerations' in the prospectus.

    The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                   INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS

TERM                                    PAGE
----                                    ----
Accrual Period End....................  S-70
Adjustable Senior Certificates........  S-80
Adjustable Groups.....................  S-13
Adjustment Date.......................  S-13
Advances..............................  S-78
Aggregate Subordinate Percentage......  S-70
Available Distribution Amount.........  S-67
Bank One..............................  S-63
Bankruptcy Loss Coverage Amount.......  S-76
Bankruptcy Losses.....................  S-76
Base Prepayment Assumption............  S-81
Beneficial Owner......................  S-65
Book-Entry Certificates...............  S-65
Cede..................................  S-65
Certificate Group.....................  S-70
Certificate Principal Balance.........  S-71
Certificate Purchase and Distribution
  Agreement...........................  S-90
Certificates..........................  S-65
Class A Certificates..................  S-65
Class B Certificates..................  S-65
Class M Certificates..................  S-65
Class Notional Amount.................  S-71
Class R Certificates..................  S-65
Class X Certificates..................  S-65
Closing Date..........................  S-13
Collection Account....................  S-67
Compensating Interest.................  S-77
CPR...................................  S-81
Credit Support Percentage.............  S-71
Current Loan-to-Value Ratio...........  S-14
Cut-off Date..........................  S-13
Debt Service Reduction................  S-76
Deficient Valuation...................  S-76
Definitive Certificate................  S-65
Deleted Mortgage Loan.................  S-62
Depositor.............................  S-13
Determination Date....................  S-67
Discount Mortgage Loan................  S-62
Distribution Account..................  S-67
Due Period............................
Excess Losses.........................  S-76
Extraordinary Trust Fund Expenses.....  S-67
Final Recovery Determination..........  S-71
Financial Intermediary................  S-65
Fitch.................................  S-91
Fraud Loss Coverage Amount............  S-76
Fraud Loss............................  S-76
Group 1 Loans.........................  S-13
Group 2 Loans.........................  S-13
Group 3 Loans.........................  S-13

TERM                                    PAGE
----                                    ----
Group 4 Loans.........................  S-13
Group 5 Loans.........................  S-13
Group 6 Loans.........................  S-13
Group 7 Loans.........................  S-13
Group 8 Loans.........................  S-13
Group 9 Loans.........................  S-13
Home Side.............................  S-63
Insurance Proceeds....................  S-67
Interest Accrual Amount...............  S-71
Interest Distribution Amount..........  S-71
Interest Shortfall....................  S-69
Liquidation Proceeds..................  S-68
Loan Group 1..........................  S-13
Loan Group 2..........................  S-13
Loan Group 3..........................  S-13
Loan Group 4..........................  S-13
Loan Group 5..........................  S-13
Loan Group 6..........................  S-13
Loan Group 7..........................  S-13
Loan Group 8..........................  S-13
Loan Group 9..........................  S-13
Loan Group............................  S-13
Loan Group Balance....................  S-13
Loan Purchase Price...................  S-62
Maximum Mortgage Rate.................  S-14
Minimum Mortgage Rate.................  S-14
Modeling Assumptions..................  S-81
Monthly P&I Advances..................  S-78
Mortgage File.........................  S-62
Mortgage Loan Purchase................  S-90
Mortgage Loan Schedule................  S-62
Mortgage Loans........................  S-13
Mortgage Note.........................  S-62
Mortgage Pool.........................  S-13
Mortgaged Property....................  S-13
NAB...................................  S-63
Net Liquidation Proceeds..............  S-68
Net Mortgage Rate.....................  S-16
New Regulations.......................  S-90
Note Margin...........................  S-13
Offered Certificates..................  S-65
One-Year CMT Index....................  S-13
Periodic Rate Cap.....................  S-14
Pass-Through Rate.....................  S-71
PO Percentage.........................  S-71
PO Principal Distribution Amount......  S-72
PO Shortfall..........................  S-69
Pool Balance..........................  S-13
Pooling and Servicing Agreement.......  S-13
Prepayment Assumption.................  S-81
Prepayment Interest Shortfall.........  S-72

TERM                                    PAGE
----                                    ----
Prepayment Period.....................  S-68
Principal Balance.....................  S-68
Principal Distribution Amount.........  S-72
Principal Shortfall...................  S-69
Priority Pool.........................  S-72
PSA...................................  S-81
Rating Agencies.......................  S-91
Realized Loss.........................  S-75
Record Date...........................  S-72
Redirected Subordinate Principal......  S-72
Relief Act Interest Shortfalls........  S-73
REO Property..........................  S-68
Replacement Mortgage Loan.............  S-62
Reserve Fund Deposit Amount...........  S-73
Reserve Fund..........................  S-75
Rules.................................  S-65
S&P...................................  S-91
Seller................................  S-13
Senior Certificates...................  S-65

TERM                                    PAGE
----                                    ----
Senior Percentage.....................  S-73
Senior Prepayment Percentage..........  S-73
Senior Principal Distribution
  Amount..............................  S-73
Servicer..............................  S-13
Servicing Advances....................  S-78
Servicing Fee Rate....................  S-77
Servicing Fee.........................  S-77
Shifted Principal.....................  S-70
Special Hazard Loss Coverage Amount...  S-76
Special Hazard Loss...................  S-76
Spread................................  S-70
Subordinate Certificates..............  S-65
Subordinate Extra Interest Amount.....  S-74
Subordinate Percentage................  S-74
Subordinate Principal Distribution
  Amount..............................  S-74
Trustee...............................  S-13
Trust.................................  S-13
Underwriters..........................  S-90
Weighted Average Net Mortgage Rate....  S-75

PROSPECTUS

                      ASSET BACKED SECURITIES CORPORATION
                                   DEPOSITOR
                 ABS MORTGAGE AND MANUFACTURED HOUSING CONTRACT
                ASSET-BACKED CERTIFICATES AND ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)
                              -------------------

Asset Backed Securities Corporation (the 'Depositor') may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the 'Certificates') and the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the 'Notes' and, together with the Certificates, the 'Securities') offered hereby and by the related Prospectus Supplements which may be sold from time to time in one or more series (each, a 'Series') in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related Prospectus Supplement. Each Series of Securities may include one or more separate classes (each, a 'Class') of Notes and/or Certificates, which may be divided into one or more subclasses (each, a 'Subclass'). The Certificates will be issued by a trust (the 'Trust') to be formed by the Depositor with respect to such Series pursuant to either a Trust Agreement (each, a 'Trust Agreement') to be entered into between the Depositor and the trustee specified in the related Prospectus Supplement (the 'Trustee') or a Pooling and Servicing Agreement (each, a 'Pooling and Servicing Agreement') among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture (each, an 'Indenture') to be entered into between any of (i) the Trust or (ii) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for purpose of issuing Notes of a related Series and matters incidental thereto, as issuer (the 'Issuer'), and the indenture trustee specified in the related Prospectus Supplement (the 'Indenture Trustee'). The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the 'Sale and Servicing Agreement') among the Depositor, the Master Servicer and the Indenture Trustee. The Certificates represent interests in specified percentages of principal and interest (a 'Percentage Interest') with respect to the related Mortgage Pool or Contract Pool (each, as defined below), or have been assigned a Stated Principal Balance and an Interest Rate (as such terms are defined herein), as more fully set forth herein, and will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one of a number of Trusts, each to be created by the Depositor from time to time. If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund. The trust property of each Trust (the 'Trust Fund') will consist of a pool containing one- to four-family residential mortgage loans (including revolving lines of credit), mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations, loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling, mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Securities (collectively, the 'Rating Agency') for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates being referred to collectively hereinafter as the 'Mortgage Loans'), or certain conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the 'Mortgage Certificates'), in each case together with certain and related property (the 'Mortgage Pool') or a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the 'Contracts') or participation certificates representing participation interests in such Contracts and related property (the 'Contract Pool') conveyed to such Trust by the Depositor. The Mortgage Loans may be conventional mortgage loans, conventional cooperative loans, mortgage loans insured by the Federal Housing Administration (the 'FHA'), mortgage loans partially guaranteed by the Veterans Administration (the 'VA'), or any combination of the foregoing, bearing fixed or variable rates of interest. The Contracts may be conventional contracts, contracts insured by the FHA or partially guaranteed by the VA, or any combination of the foregoing, bearing fixed or variable rates of interest, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the rights of the holders of the Securities of one or more Classes or Subclasses of Notes and/or Certificates of a Series to receive distributions with respect to the related Mortgage Pool or Contract Pool may be subordinated to such rights of the holders of the Securities of one or more Classes or Subclasses of Notes and/or Certificates of such Series to the extent described herein and in such Prospectus Supplement. As provided in the applicable Prospectus Supplement, the timing of payments, whether of principal or of interest, to any one or more of such Classes or Subclasses may be on a sequential or a pro rata basis. The Prospectus Supplement with respect to each Series will also set forth specific information relating to the Trust Fund with respect to the Series in respect of which this Prospectus is being delivered, together with specific information regarding the Securities of such Series.

The Securities do not represent an obligation of or interest in the Depositor or any affiliate thereof. Neither the Securities, the Mortgage Loans, the Contracts nor the Mortgage Certificates are insured or guaranteed by any governmental agency or instrumentality, except to the extent provided herein.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER 'ERISA CONSIDERATIONS' HEREIN AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

SEE 'RISK FACTORS' BEGINNING ON PAGE 16 HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT POTENTIAL INVESTORS SHOULD CONSIDER IN DETERMINING WHETHER TO INVEST IN THE SECURITIES OF A SERIES IN RESPECT OF WHICH THIS PROSPECTUS IS BEING DELIVERED.

There will have been no public market for the Securities of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

The Depositor, as specified in the applicable Prospectus Supplement, may elect to treat the Trust Fund or certain assets of the Trust Fund with respect to certain Series of Securities as one or more Real Estate Mortgage Investment Conduits (each, a 'REMIC'). See 'Federal Income Tax Consequences.'

If so specified in the Prospectus Supplement, one or more Classes of Notes of a Series may be subject to optional redemption by the Issuer under the circumstances described in the Prospectus Supplement. If so specified in the Prospectus Supplement relating to a Series of Securities, the Certificates of such Series may be subject to early termination and may receive Special Distributions (as defined herein) in reduction of Stated Principal Balance (as defined herein) under the circumstances described herein and in such Prospectus Supplement.

This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
-------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY
      OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------
                            CREDIT SUISSE FIRST BOSTON

The date of this Prospectus is March 30, 2000.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement with respect to each Series of Securities will, among other things, set forth with respect to such Series of Securities: (i) the identity of each Class or Subclass of Securities within such Series; (ii) the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Securities; (iii) the Interest Rate borne (or manner in which interest is paid, if any) by each Class or Subclass of Securities within such Series; (iv) certain information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for such Series; (v) the final Distribution Date of each Class or Subclass of Securities within such Series;
(vi) the identity of each Class or Subclass of Compound Interest Securities, if any, within such Series; (vii) the method used to calculate the amount to be distributed with respect to each Class or Subclass of Securities within such Series; (viii) the order of application of distributions to each of the Classes or Subclasses of Securities within such Series, whether sequential, pro rata or otherwise; (ix) the Distribution Dates with respect to such Series; (x) information with respect to the terms of the Residual Certificates or Subordinated Securities offered hereby, if any, are offered; (xi) information with respect to the method of credit support, if any, with respect to such Series; and (xii) additional information with respect to the plan of distribution of such Series of Certificates.

                             ADDITIONAL INFORMATION

    This Prospectus contains, and the Prospectus Supplement for each Series of Securities will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the 'Commission') under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

    Copies of the Pooling and Servicing Agreement or of the Trust Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Securities is issued, as applicable, will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Treasurer, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Securities offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Securities, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

    IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

                                    SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus, and by reference to the information with respect to each series of securities contained in the related prospectus supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this prospectus.

Securities Offered...................  ABS Mortgage and Manufactured Housing Contract Asset-Backed
                                       Certificates (the 'Certificates') and ABS Mortgage and
                                       Manufactured Housing Contract Asset-Backed Notes (the
                                       'Notes' and, together with the Certificates, the
                                       'Securities') issuable in series (each, a 'Series'). The
                                       Securities may be issued in one or more classes (each, a
                                       'Class') and such Classes may be divided into one or more
                                       subclasses (each, a 'Subclass'). One or more of such Classes or Subclasses of a Series may be subordinated to one or more
                                       Classes or Subclasses of such Series, as specified in the
                                       related Prospectus Supplement (any such Class or Subclass to which one or more other Classes or Subclasses is
                                       subordinated being hereinafter referred to as a 'Senior
                                       Class' or a 'Senior Subclass,' respectively, and any such
                                       subordinated Class or Subclass being hereinafter referred to as a 'Subordinated Class' or 'Subordinated Subclass,'
                                       respectively).
                                       One of such Classes or Subclasses of Certificates of a
                                       Series (the 'Residual Certificates') may evidence a residual interest in the related Trust Fund (as defined below). If so specified in the related Prospectus Supplement, one or more
                                       Classes or Subclasses of Certificates within a Series (the
                                       'Multi-Class Securities') may be assigned a principal
                                       balance (a 'Stated Principal Balance' or a 'Certificate
                                       Principal Balance') based on the cash flow from the Mortgage
                                       Loans (as hereinafter defined), Mortgage Certificates (as
                                       hereinafter defined), the Contracts (as hereinafter defined)
                                       and/or the other assets in the Trust Fund if specified as
                                       such in the related Prospectus Supplement and a stated
                                       annual interest rate, determined in the manner set forth in such Prospectus Supplement, which may be fixed or variable
                                       (an 'Interest Rate'). If so specified in the related
                                       Prospectus Supplement, one or more Classes or Subclasses of
                                       Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage
                                       Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in such Prospectus
                                       Supplement (any such Class or Subclass receiving the higher proportion of principal distributions being referred to
                                       hereinafter as a 'Principal Weighted Class' or 'Principal
                                       Weighted Subclass,' respectively, and any such Class or
                                       Subclass receiving the higher proportion of interest
                                       distributions being referred to hereinafter as an 'Interest
                                       Weighted Class' or an 'Interest Weighted Subclass,'
                                       respectively). If so specified in the related Prospectus
                                       Supplement, the allocation of the principal and interest
                                       distributions may involve as much as 100% of each
                                       distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so
                                       specified in the related Prospectus Supplement, one or more
                                       Classes or Subclasses may receive disproportionate amounts of certain distributions of principal, which proportions may change over time subject to certain conditions. Payments may be applied to any one or more Classes or Subclasses on a
                                       sequential or pro rata basis, or otherwise, as specified in the related Prospectus Supplement. Each Certificate will


                                       represent the undivided interest, beneficial interest or
                                       percentage interest specified in the related Prospectus
                                       Supplement in one of a number of trusts (each, a 'Trust'), each to be created by the Depositor from time to time
                                       pursuant to either a Trust Agreement (each, a 'Trust
                                       Agreement') to be entered into between the Depositor and the trustee specified in the related Prospectus Supplement (the
                                       'Trustee') or a Pooling and Servicing Agreement (each, a
                                       'Pooling and Servicing Agreement') among the Depositor, the
                                       Master Servicer and the Trustee. If a Series of Securities
                                       includes Notes, such Notes will be issued and secured
                                       pursuant to an Indenture (each, an 'Indenture') to be
                                       entered into between any of (i) the Trust or (ii) a
                                       partnership, corporation, limited liability company or other entity formed by the Depositor solely for purpose of issuing
                                       Notes of a related Series and matters incidental thereto, as issuer (the 'Issuer'), and the indenture trustee specified in the related Prospectus Supplement (the 'Indenture
                                       Trustee'), and such Notes will represent indebtedness of the related Trust. The trust property of each trust (the 'Trust
                                       Fund') will consist of (a) one or more mortgage pools (each, a 'Mortgage Pool') containing (i) conventional one- to
                                       four-family residential, mortgage loans, (ii) closed-end
                                       loans (the 'Closed-End Loans') and/or revolving home equity loans or certain balances thereof (the 'Revolving Credit
                                       Line Loans' and, together with the Closed-End Loans, the
                                       'Home Equity Loans') secured by mortgages or deeds of trust on residential one- to four-family properties, including
                                       townhouses and individual units in condominiums and planned unit developments, (iii) loans (the 'Cooperative Loans')
                                       made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of
                                       shares issued by a cooperative corporation (the
                                       'Cooperative') and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a 'Cooperative Dwelling' and,
                                       together with one- to four-family residential properties,
                                       'Single Family Property'), (iv) mortgage loans secured by
                                       multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by
                                       cooperative housing corporations ('Multifamily Property'), purchased by the Depositor either directly or through one or more affiliates from an affiliate or from unaffiliated
                                       sellers, (v) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized rating agency or agencies
                                       identified in the related Prospectus Supplement
                                       (collectively, the 'Rating Agency') rating the Securities of such Series for a rating in one of the four highest rating categories of such Rating Agency (such loans and mortgage
                                       participation certificates being referred to collectively
                                       hereinafter as the 'Mortgage Loans'), or (vi) certain
                                       conventional mortgage pass-through certificates (the
                                       'Mortgage Certificates') issued by one or more trusts
                                       established by one or more private entities or (b) one or
                                       more contract pools (each, a 'Contract Pool') containing
                                       manufactured housing installment or conditional sales
                                       contracts and installment loan agreements (the 'Contracts')
                                       or participation certificates representing participation
                                       interests in such Contracts (such Contracts, together with the Mortgage Loans and the Mortgage Certificates, being
                                       referred to collectively hereinafter as the 'Trust Assets')
                                       purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related
                                       property conveyed to such trust by the Depositor. Unless
                                       otherwise specified in the related Prospectus

                                       5

                                       Supplement, each Series of Securities will be offered in
                                       fully registered form only, in one or more Classes of Notes and/or Certificates, which may be divided into one or more
                                       Subclasses. If so specified in the related Prospectus
                                       Supplement, Multi-Class Securities of a Series may be issued with the Stated Principal Balances and the Interest Rates
                                       therein specified. At the time of issuance, each Security
                                       offered by means of this Prospectus and the related
                                       Prospectus Supplements will be rated in one of the four
                                       highest rating categories by at least one Rating Agency. The minimum undivided interest, percentage interest or
                                       beneficial interest in a Mortgage Pool or Contract Pool, the minimum notional amount to be evidenced by a Certificate of a Class or Subclass, or the minimum denomination in which a
                                       Certificate of a Class or Subclass is to be issued will be set forth in the related Prospectus Supplement.
Depositor............................  Asset Backed Securities Corporation, a Delaware corporation.
Master Servicer......................  The entity, if any, named as Master Servicer in the applicable Prospectus Supplement, which may be an affiliate of the Depositor. See 'Description of the Securities.'
Interest.............................  Interest will be distributed on the days specified in the
                                       Prospectus Supplement with respect to each Class or Subclass of Securities of a Series, or if any such day is not a
                                       business day, the next succeeding business day (the
                                       'Distribution Date'), at the rate, or pursuant to the method of determining such rate, specified in the related
                                       Prospectus Supplement for each Class or Subclass of
                                       Securities within such Series, commencing on the day
                                       specified in such Prospectus Supplement, in the manner
                                       specified in such Prospectus Supplement. See 'Maturity,
                                       Prepayment and Yield Considerations' and 'Description of the
                                       Securities -- Payments on Mortgage Loans' and ' -- Payments
                                       on Contracts.'
Principal (Including Prepayments)....  Unless otherwise specified in the related Prospectus
                                       Supplement, principal on each Trust Asset underlying a
                                       Series of Securities will be distributed on each
                                       Distribution Date, commencing on the date and in the
                                       priority and manner specified in the related Prospectus
                                       Supplement. If so specified in the Prospectus Supplement
                                       with respect to a Series that includes Multi-Class
                                       Securities, distributions on such Multi-Class Securities may be made in reduction of the Stated Principal Balance, in an amount equal to the Stated Principal Distribution Amount.
                                       Unless otherwise specified in the related Prospectus
                                       Supplement, the Stated Principal Distribution Amount will
                                       equal the amount by which the Stated Principal Balance of
                                       such Class of Multi-Class Securities (before taking into
                                       account the amount of interest accrued and added to the
                                       Stated Principal Balance of any Class or of Compound
                                       Interest Securities) exceeds the Asset Value (as defined
                                       herein) of the Trust Assets and other property in the
                                       related Trust Fund as of the Business Day prior to the
                                       related Distribution Date. See 'Maturity, Prepayment and
                                       Yield Considerations' and 'Description of the
                                       Securities -- Payments on Mortgage Loans' and ' -- Payments
                                       on Contracts.' If so specified in the Prospectus Supplement relating to a Series, the Multi-Class Securities of such
                                       Series which have other than monthly Distribution Dates may receive special distributions in reduction of Stated
                                       Principal Balance ('Special Distributions') in any month,
                                       other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the

                                       Trust Assets included in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on
                                       assumptions specified in the related Agreement (as defined herein), that the amount of cash anticipated to be on
                                       deposit in the Certificate Account for such Series on the
                                       next Distribution Date may be less than the sum of the
                                       interest distributions and the amount of distributions in
                                       reduction of Stated Principal Balance to be made on such
                                       Distribution Date. Unless otherwise specified in the related
                                       Prospectus Supplement, Special Distributions will be made on such Certificates in the same priority and manner as
                                       distributions in reduction of Stated Principal Balance would be made on the next Distribution Date for such Certificates.
                                       See 'Description of the Securities -- Special
                                       Distributions.' In addition, if so specified in the related
                                       Prospectus Supplement, one or more Classes of Notes may be subject to optional redemption on the terms and conditions specified in the related Prospectus supplement.
The Mortgage Pools...................  If so specified in the related Prospectus Supplement, the
                                       Securities of a Series will represent the interest specified in such Prospectus Supplement in, or be secured by, the
                                       Mortgage Pool or Pools included in the Trust Fund for such
                                       Series. Unless otherwise specified in the applicable
                                       Prospectus Supplement, the original principal amount of each
                                       Mortgage Loan in a Mortgage Pool will not be more than 95%
                                       (such ratio, the 'Loan-to-Value Ratio') of the value of the property securing such Mortgage Loan (the 'Mortgaged
                                       Property'), based upon an appraisal of the Mortgaged
                                       Property considered acceptable to the originator of such
                                       Mortgage Loan or the sales price, whichever is less (the
                                       'Original Value'). Unless otherwise specified in the
                                       applicable Prospectus Supplement, Mortgage Loans secured by
                                       Single Family Property having an original principal amount exceeding 80% of the Original Value will be covered by a
                                       policy of private mortgage insurance until the outstanding principal amount is reduced to the percentage of the
                                       Original Value set forth in the related Prospectus
                                       Supplement as a result of principal payments by the borrower
                                       (the 'Mortgagor'). Unless otherwise specified in the
                                       applicable Prospectus Supplement, the principal balance at origination of each Mortgage Loan that is secured by Single
                                       Family Property will not exceed $500,000. Mortgage Loans in a Mortgage Pool will all have original maturities of 10 to
                                       40 years, unless otherwise specified in the applicable
                                       Prospectus Supplement. Mortgage Loans in a Mortgage Pool may
                                       have interest rates (the 'Mortgage Rates') that are either fixed or variable. Mortgage Pools may be formed from time to time in varying sizes.
Mortgage Certificates................  If so specified in the related Prospectus Supplement, the
                                       Trust Fund for a Series of Securities may include Mortgage
                                       Certificates issued by one or more trusts established by one or more private entities, with the respective aggregate
                                       principal balances and the characteristics described in such
                                       Prospectus Supplement. Each Mortgage Certificate included in a Trust Fund will evidence an interest of the type specified in the related Prospectus Supplement in a pool of mortgage loans of the type described in such Prospectus Supplement, secured principally by mortgages on one-to four-family
                                       residences, mortgages on multi-family residential rental
                                       properties or apartment buildings owned by cooperative
                                       housing corporations or by pledges of shares of cooperative corporations and assignments of proprietary leases or
                                       occupancy agreements on
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                                       cooperative dwellings, unless otherwise specified in such
                                       Prospectus Supplement.
The Contract Pools...................  If so specified in the related Prospectus Supplement, the
                                       Securities of a Series will represent the interest specified in such Prospectus Supplement in, or be secured by, the
                                       Contract Pool or Pools included in the Trust Fund for such
                                       Series. Unless otherwise specified in the applicable
                                       Prospectus Supplement, the Contracts will be fixed rate
                                       Contracts. Such Contracts, as specified in the related
                                       Prospectus Supplement, will consist of manufactured housing installment or conditional sales contracts and installment loan agreements and will be conventional Contracts or
                                       Contracts insured by the FHA or partially guaranteed by the
                                       VA. Each Contract may be secured by a new or used unit of
                                       manufactured housing (a 'Manufactured Home'). The related
                                       Prospectus Supplement will specify the range of terms to
                                       maturity of the Contracts at origination and, to the extent specified in such Prospectus Supplement, the maximum
                                       Loan-to-Value Ratio at origination (the 'Contract
                                       Loan-to-Value Ratio'). Because manufactured homes, unlike
                                       site-built homes, generally depreciate in value, the
                                       Loan-to-Value Ratios of some of the Contracts may be higher at the Cut-off Date than at origination and may increase
                                       over time. Unless otherwise specified in the related
                                       Prospectus Supplement, Contracts that are conventional
                                       Contracts will not be covered by primary mortgage insurance policies or primary credit insurance policies. Each
                                       Manufactured Home which secures a Contract will be covered by a standard hazard insurance policy (which may be a
                                       blanket policy) to the extent described herein or in the
                                       related Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and
                                       windstorm. A Manufactured Home located in a federally
                                       designated flood area will be required to be covered by
                                       flood insurance. Contract Pools may be formed from time to time in varying sizes. None of the Contracts will have been originated by the Depositor or any of its affiliates.
Yield Considerations.................  If so specified in the applicable Prospectus Supplement, an assumed rate of prepayment will be used to calculate the
                                       expected yield to maturity on each Class of the Securities of a Series. The yield on any Class of Securities, the
                                       purchase price of which is greater than the aggregate amount of the Principal Distributions to be made to such Class (a
                                       'Premium Security'), is likely to be adversely affected by a higher than anticipated level of principal prepayments on
                                       the Trust Assets included in the related Trust Fund. This
                                       effect on yield will intensify with any increase in the
                                       amount by which the purchase price of such Security exceeds the aggregate amount of such Principal Distributions. If the differential is particularly wide and a high level of
                                       prepayments occurs, it is possible for Holders of Premium
                                       Securities not only to have a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment.
                                       Conversely, a lower than anticipated level of principal
                                       prepayments (which can be anticipated to increase the
                                       expected yield to Holders of Securities that are Premium
                                       Securities) will likely result in a lower than anticipated yield to Holders of Securities of a Class the purchase price of which is less than the aggregate amount of the Principal
                                       Distributions to be made to such Class (a 'Discount
                                       Security'). The Prospectus Supplement for each Series of
                                       Securities that includes an Interest
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                                       Weighted or a Principal Weighted Class will set forth
                                       certain yield calculations on each such Class based upon a range of specified prepayment assumptions on the Trust
                                       Assets included in the related Trust Fund. The yield to
                                       Securityholders will also be adversely affected because
                                       interest will accrue on the Mortgage Loans, the Contracts or the mortgage loans underlying the Mortgage Certificates
                                       included in a Trust Fund, from the first day of the month
                                       preceding the month in which a Distribution Date occurs, but the distribution of such interest will be made no earlier
                                       than the 25th day of the succeeding month unless otherwise provided in the applicable Prospectus Supplement. The
                                       adverse effect on yield of this delay will intensify with
                                       any increase in the period of time by which the Distribution
                                       Date for a Series of Certificates succeeds the date on which distributions on the Mortgage Loans, the Contracts or the
                                       Mortgage Certificates are received by the Master Servicer or the Trustee. See 'Maturity, Prepayment and Yield
                                       Considerations.'
Pre-Funding..........................  If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a
                                       particular Series (such amount, the 'Pre-Funded Amount')
                                       will be deposited in an account (the 'Pre-Funding Account')
                                       to be established with the Trustee, which will be used to
                                       acquire additional Mortgage Loans, Contracts or Mortgage
                                       Certificates from time to time during the period specified in the related Prospectus Supplement (the 'Pre-Funding
                                       Period'). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Contracts or Mortgage
                                       Certificates, such Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next
                                       Distribution Date. See 'Description of the
                                       Securities -- Pre-Funding.' During any Pre-Funding Period,
                                       the Depositor will be obligated (subject only to the
                                       availability thereof) to transfer to the related Trust Fund additional Mortgage Loans, Contracts or Mortgage
                                       Certificates from time to time during such Pre-Funding
                                       Period. Such additional Mortgage Loans, Contracts or
                                       Mortgage Certificates will be required to satisfy certain
                                       eligibility criteria more fully set forth in the related
                                       Prospectus Supplement, which eligibility criteria will be
                                       consistent with the eligibility criteria of the Mortgage
                                       Loans, Contracts or Mortgage Certificates included in the
                                       Trust Fund as of the Closing Date, subject to such
                                       exceptions as are expressly stated in such Prospectus
                                       Supplement. Although the specific parameters of the Pre-
                                       Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not
                                       exceed 120 days from the related Closing Date, (b) that the additional Mortgage Loans, Contracts or Mortgage
                                       Certificates to be acquired during the Pre-Funding Period
                                       will be subject to the same representations and warranties as the Mortgage Loans, Contracts or Mortgage Certificates
                                       included in the related Trust Fund on the Closing Date
                                       (although additional criteria may also be required to be
                                       satisfied, as described in the related Prospectus
                                       Supplement) and (c) that the Pre-Funded Amount will not
                                       exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.
Credit Support.......................  Neither the Securities nor the Trust Assets will be insured or guaranteed by any governmental agency, except to the
                                       extent of any FHA insurance or VA guarantee. Credit support will be provided on the Mortgage Pools or Contract Pools by one or more irrevocable letters of credit (the 'Letter
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                                       of Credit'), a policy of mortgage pool insurance (the 'Pool
                                       Insurance Policy'), a bond or similar form of insurance
                                       coverage against certain losses in the event of the
                                       bankruptcy of a Mortgagor (the 'Mortgagor Bankruptcy Bond')
                                       or any combination of the foregoing as specified in the
                                       applicable Prospectus Supplement. In lieu of or in addition to the foregoing credit support arrangements if so specified in the related Prospectus Supplement, the Securities of a
                                       Series may be issued in one or more Classes or Subclasses.
                                       Payments on the Securities of one or more Classes or
                                       Subclasses (the 'Senior Securities') may be supported by a prior right to receive distributions attributable or
                                       otherwise payable to one or more other Classes or Subclasses
                                       (the 'Subordinated Securities') to the extent specified in the related Prospectus Supplement (the 'Subordinated
                                       Amount'). In addition, if so specified in the related
                                       Prospectus Supplement, one or more Classes or Subclasses of
                                       Subordinated Securities may be subordinated to another Class or Subclass of Subordinated Securities and may be entitled to receive disproportionate amounts of distributions of
                                       principal. If so specified in the related Prospectus
                                       Supplement, if a Series of Securities includes Notes, all
                                       Classes of Certificates will be subordinated to the Classes of Notes and one more Classes or Subclasses of Notes may be subordinated to one or more other Classes or Subclasses of
                                       Notes and may be entitled to receive disproportionate
                                       amounts of distributions of principal. If so specified in
                                       the related Prospectus Supplement, a reserve (the 'Reserve
                                       Fund') and certain other accounts or funds may be
                                       established to support payments on one or more Classes of
                                       Securities. A Prospectus Supplement with respect to a Series may also provide for additional or alternative forms of
                                       credit support, including a guarantee or surety bond,
                                       acceptable to the Rating Agency ('Alternative Credit
                                       Support').
  A. Letter of Credit................  If so specified in the applicable Prospectus Supplement, the issuer of one or more Letters of Credit (the 'L/C Bank')
                                       will deliver to the Trustee the Letters of Credit for the
                                       Mortgage Pool or Contract Pool. Unless otherwise specified in the related Prospectus Supplement, to the extent
                                       described herein, the L/C Bank will honor the Trustee's
                                       demands with respect to such Letter of Credit, to the extent of the amount available thereunder, to make payments to the
                                       Certificate Account on each Distribution Date in an amount equal to the amount sufficient to repurchase each
                                       Liquidating Loan that has not been purchased by the related
                                       Servicer or the Master Servicer pursuant to the terms of the applicable Servicing Agreement, Pooling and Servicing
                                       Agreement or Sale and Servicing Agreement referred to
                                       herein. Unless otherwise provided in the related Prospectus
                                       Supplement, the term 'Liquidating Loan' means: (a) each
                                       Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of
                                       reinstatement has expired), (b) each Mortgage Loan with
                                       respect to which the Servicer or the Master Servicer has
                                       agreed to accept a deed to the property in lieu of
                                       foreclosure, (c) each Cooperative Loan as to which the
                                       shares of the related Cooperative and the related
                                       proprietary lease or occupancy agreement have been sold or offered for sale or (d) each Contract with respect to which repossession proceedings have been commenced. The liability of the L/C Bank under the Letter of Credit will be reduced by the amount of unreimbursed payments thereunder. In the
                                       event that at any time there remains no amount available
                                       under the Letter
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                                       of Credit for a specific Mortgage Pool or Contract Pool, and coverage under another form of credit support, if any, is
                                       exhausted, any losses will be borne by the holder of
                                       Securities of the Series, as specified in the related
                                       Prospectus Supplement. Unless otherwise specified in the
                                       related Prospectus Supplement, the maximum liability of the
                                       L/C Bank under the Letter of Credit for a Mortgage Pool or
                                       Contract Pool will be an amount equal to a percentage (not greater than 10% of the initial aggregate principal balance of the Mortgage Loans in such Mortgage Pool or Contracts in such Contract Pool) (the 'L/C Percentage'), set forth in the
                                       Prospectus Supplement, relating to such Mortgage Pool or
                                       Contract Pool. The maximum amount available at any time to be paid under the Letter of Credit will be determined in
                                       accordance with the provisions of the applicable Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage provided by the
                                       Letter of Credit with respect to a Series of Securities will be in compliance with requirements established by the Rating
                                       Agency rating such Series and will be set forth in the
                                       related Prospectus Supplement. If so specified in the
                                       related Prospectus Supplement, the Letter of Credit with
                                       respect to a Series of Securities or one or more Classes of
                                       Series of Securities may, in addition to or in lieu of the foregoing, provide coverage with respect to the unpaid
                                       principal or notional amount of the Securities of a Class or
                                       Classes within such Series. See 'Credit Support -- Letter of
                                       Credit.'
  B. Pool Insurance..................  If so specified in the applicable Prospectus Supplement, the
                                       Master Servicer will obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by
                                       reason of default by the Mortgagors on the related Mortgage
                                       Loans to the extent not covered by any policy of primary
                                       mortgage insurance (a 'Primary Mortgage Insurance Policy').
                                       The amount of coverage provided by the Pool Insurance Policy for a Mortgage Pool will be specified in the related
                                       Prospectus Supplement. A Pool Insurance Policy for a
                                       Mortgage Pool, however, will not be a blanket policy against loss, because claims thereunder may only be made for
                                       particular defaulted Mortgage Loans and only upon
                                       satisfaction of certain conditions precedent. See
                                       'Description of Insurance -- Pool Insurance Policies.' The
                                       Master Servicer, if any, or the Depositor or the applicable
                                       Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related
                                       Mortgage Pool and to present claims thereunder to the issuer of such Pool Insurance Policy (the 'Pool Insurer') on behalf of the Trustee and the Securityholders. See 'Description of
                                       the Securities -- Presentation of Claims.'
  C. Mortgagor Bankruptcy Bond.......  If so specified in the related Prospectus Supplement, the
                                       Master Servicer, if any, the Depositor or the applicable
                                       Servicer will obtain and use its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for one or more Classes of Securities of such Series covering certain losses
                                       resulting from action that may be taken by a bankruptcy
                                       court in connection with the bankruptcy of a Mortgagor. The level of coverage provided by such Mortgagor Bankruptcy Bond will be specified in the applicable Prospectus Supplement.
                                       See 'Description of Insurance -- Mortgagor Bankruptcy Bond.'
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  D. Subordinated Securities.........  If so specified in the related Prospectus Supplement, the rights of holders of the Securities of one or more
                                       Subordinated Classes or Subclasses of a Series to receive
                                       distributions with respect to the Mortgage Loans in the
                                       Mortgage Pool or Contracts in the Contract Pool for such
                                       Series, or with respect to a Subordinated Pool (as defined herein), will be subordinated to the rights of the holders of the Securities of one or more Classes or Subclasses of
                                       such Series to receive such distributions to the extent
                                       described in the related Prospectus Supplement, and may be limited to the Subordinated Amount set forth in the related
                                       Prospectus Supplement. This subordination will be intended to enhance the likelihood of regular receipt by holders of the Senior Securities of the full amount of scheduled
                                       payments of principal and interest due them and to reduce
                                       the likelihood that the holders of such Senior Securities
                                       will experience losses. See 'Credit Support -- Subordinated
                                       Securities.'
  E. Shifting Interest...............  If so specified in the applicable Prospectus Supplement, the protection afforded to holders of Senior Securities of a
                                       Series by the subordination of certain rights of holders of
                                       Subordinated Securities of such Series to distributions on the related Mortgage Loans or Contracts may be effected by the preferential right of the holders of the Senior
                                       Securities to receive, prior to any distribution being made in respect of the holders of the related Subordinated
                                       Securities, current distributions on the related Mortgage
                                       Loans or Contracts of principal and interest due them on
                                       each Distribution Date out of funds available for
                                       distribution on such date in the related Certificate Account and by the distribution to the holders of the Senior
                                       Securities on each Distribution Date of a greater than pro rata percentage of certain principal prepayments or other
                                       recoveries of principal specified in the related Prospectus
                                       Supplement on a Mortgage Loan or Contract that are received in advance of their scheduled Due Dates and are not
                                       accompanied by an amount as to interest representing
                                       scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the 'Principal
                                       Prepayments'). The allocation of a greater than pro rata
                                       share of such amounts to the Senior Securities will have the effect of accelerating the amortization of the Senior
                                       Securities while increasing the respective interest in the
                                       Trust Fund evidenced by the Subordinated Securities.
                                       Increasing the respective interest of the Subordinated
                                       Securities relative to that of the Senior Securities is
                                       intended to preserve the availability of the benefits of the subordination provided by the Subordinated Securities. See
                                       'Description of the Securities -- Distributions of Principal
                                       and Interest' and ' -- Distributions on Securities' and
                                       'Credit Support -- Shifting Interest.'
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  F. Reserve Fund....................  If so specified in the related Prospectus Supplement, a
                                       Reserve Fund may be established for a Series. Unless
                                       otherwise specified in such Prospectus Supplement, such
                                       Reserve Fund will not be included in the corpus of the Trust
                                       Fund for such Series. If so specified in the related
                                       Prospectus Supplement, such Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of mortgage loans, cooperative loans or Contracts (the
                                       'Subordinated Pool'), with the aggregate principal balance specified in such Prospectus Supplement, or by the deposit of cash in the amount specified in such Prospectus
                                       Supplement (the 'Initial Deposit'). The Reserve Fund will be funded by the retention of specified distributions on the
                                       Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund (without
                                       taking into account the amount of any Initial Deposit,
                                       except as otherwise provided in the related Prospectus
                                       Supplement), reaches an amount (the 'Required Reserve') set forth in the related Prospectus Supplement. Thereafter,
                                       specified distributions on the Trust Assets of the related
                                       Mortgage Pool or Contract Pool, and/or on the mortgage
                                       loans, cooperative loans or Contracts in the Subordinated
                                       Pool, will be retained to the extent necessary to maintain such Reserve Fund (without, except as otherwise provided in the related Prospectus Supplement, taking into account the amount of any Initial Deposit) at the related Required
                                       Reserve. Except as otherwise provided in the related
                                       Prospectus Supplement, in no event will the Required Reserve for any Series ever be required to exceed the lesser of the
                                       Subordinated Amount for such Series or the outstanding
                                       aggregate principal amount of Securities of the Subordinated
                                       Classes or Subclasses of such Series specified in the
                                       related Prospectus Supplement. If so specified in the
                                       related Prospectus Supplement, the Reserve Fund with respect to a Series may be funded at a lesser amount or in another manner acceptable to the Rating Agency rating such Series.
                                       See 'Credit Support -- Subordinated Securities' and
                                       ' -- Reserve Fund.'
  G. Other Funds.....................  Assets consisting of cash, certificates of deposit or letters of credit or any combination thereof, in the
                                       aggregate amount specified in the related Prospectus
                                       Supplement, will be deposited by the Depositor in one or
                                       more accounts to be established with respect to a Series of
                                       Securities by the Depositor with the Trustee on the related
                                       Delivery Date if such assets are required to make timely
                                       distributions in respect of principal of, and interest on, the Securities of such Series, are otherwise required as a condition to the rating of such Securities in the rating
                                       category specified in the Prospectus Supplement, or are
                                       required in order to provide for certain contingencies or in order to make certain distributions regarding Securities
                                       which represent interests in GPM Loans (a 'GPM Fund') or
                                       Buy-Down Loans (a 'Buy-Down Fund'). Following each
                                       Distribution Date, amounts may be withdrawn from any such
                                       fund and used and/or distributed in accordance with the
                                       Agreement under the conditions and to the extent specified in the related Prospectus Supplement.
  H. Swap Agreement..................  If so specified in the Prospectus Supplement relating to a
                                       Series of Securities, the related Issuer will enter into or obtain an assignment of a swap agreement or similar
                                       agreement pursuant to which such Issuer will have the right to receive certain payments of interest (or other payments)
                                       as set forth or determined as described therein. See 'Credit
                                       Support -- Swap Agreement.'
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  I. Security Guarantee Insurance....  If so specified in the related Prospectus Supplement, credit enhancement for a Series may be provided by an insurance
                                       policy (the 'Security Guarantee Insurance') issued by one or more insurance companies. Such Security Guarantee Insurance may guarantee timely distributions of interest and full
                                       distributions of principal on the basis of a schedule of
                                       principal distributions set forth in or determined in the
                                       manner specified in the related Prospectus Supplement.
Hazard Issuance and Special Hazard
  Insurance Policies.................  Unless otherwise specified in the applicable Prospectus
                                       Supplement, all of the Mortgage Loans (except for the
                                       Cooperative Loans) and the Contracts will be covered by
                                       standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and
                                       windstorm. In addition, the Depositor will, if so specified in the applicable Prospectus Supplement, obtain an insurance policy (the 'Special Hazard Insurance Policy') covering
                                       losses that result from certain other physical risks that
                                       are not otherwise insured against (including earthquakes and mudflows). The Special Hazard Insurance Policy will be
                                       limited in scope and will cover losses in an amount
                                       specified in the applicable Prospectus Supplement. Any
                                       hazard losses not covered by either standard hazard policies or the Special Hazard Insurance Policy will not be insured against and to the extent that the amount available under
                                       any other method of credit support available for such Series is exhausted, will be borne by Securityholders of such
                                       Series. The hazard insurance policies and the Special Hazard
                                       Insurance Policy will be subject to the limitations
                                       described under 'Description of Insurance -- Standard Hazard
                                       Insurance Policies on Mortgage Loans,' ' -- Standard Hazard
                                       Insurance Policies on the Manufactured Homes' and
                                       ' -- Special Hazard Insurance Policies.'
Substitution of Trust Assets.........  If so specified in the Prospectus Supplement relating to a
                                       Series of Securities, within the period following the date of issuance of such Securities specified in such Prospectus
                                       Supplement, the Depositor or one or more Servicers will
                                       deliver to the Trustee with respect to such Series Trust
                                       Assets in substitution for any one or more of the Trust
                                       Assets included in the Trust Fund relating to such Series
                                       which do not conform in one or more material respects to the representations and warranties in the related Agreement. See
                                       'Description of the Securities -- Assignment of Mortgage
                                       Loans,' ' -- Assignment of Contracts' and ' -- Assignment of
                                       Mortgage Certificates.'
Advances.............................  Except as otherwise provided in the Prospectus Supplement with respect to a Series, the Servicers of the Mortgage
                                       Loans and Contracts (and the Master Servicer, if any, with respect to each Mortgage Loan and Contract that it services directly, and otherwise to the extent the related Servicer does not do so) will be obligated to advance delinquent
                                       installments of principal of and interest on the Mortgage
                                       Loans and Contracts (the 'Advances') under certain
                                       circumstances. See 'Description of the
                                       Securities -- Advances.'
Optional Termination.................  If so specified in the Prospectus Supplement with respect to a Series, the Depositor or such other persons as may be
                                       specified in such Prospectus Supplement may purchase the
                                       Trust Assets in the related Trust Fund and any property
                                       acquired in respect thereof at the time, in the manner and at the price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust
                                       Fund as a Real Estate Mortgage
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                                       Investment Conduit (a 'REMIC') under the Internal Revenue
                                       Code of 1986, as amended (the 'Code'), any such repurchase will be effected only in compliance with the requirements of
                                       Section 860F(a)(4) of the Code, so as to constitute a
                                       'qualified liquidation' thereunder. The exercise of the
                                       right of repurchase will effect early retirement of the
                                       Certificates of the related Series. See 'Maturity,
                                       Prepayment and Yield Considerations' and 'Description of the
                                       Securities -- Termination.'
ERISA Considerations.................  A fiduciary of any employee benefit plan or retirement arrangement subject to the Employee Retirement Income
                                       Security Act of 1974, as amended ('ERISA'), or Section 4975 of the Code should carefully review with its own legal
                                       advisers whether the purchase or holding of Securities could give rise to a prohibited transaction under ERISA or Section
                                       4975 of the Code. See 'ERISA Considerations.'
Tax Status...........................  See 'Federal Income Tax Consequences.'
Legal Investment.....................  If so specified in the related Prospectus Supplement relating to a Series of Securities, a Class or Subclass of such Securities will constitute a 'mortgage related
                                       security' under the Secondary Mortgage Market Enhancement
                                       Act of 1984 ('SMMEA') if and for so long as it is rated in one of the two highest rating categories by at least one
                                       nationally recognized statistical rating organization. Such
                                       Classes or Subclasses, if any, will be legal investments for certain types of institutional investors to the extent
                                       provided in SMMEA, subject, in any case, to any other
                                       regulations which may govern investments by such
                                       institutional investors. See 'Legal Investment.'
Use of Proceeds......................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes:
                                       (i) to purchase the related Trust Assets, (ii) to repay
                                       indebtedness which has been incurred to obtain funds to
                                       acquire such Trust Assets, (iii) to establish any reserve
                                       funds described in the related Prospectus Supplement and
                                       (iv) to pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related Prospectus
                                       Supplement, the purchase of the Trust Assets for a Series
                                       may be effected by an exchange of Securities by the
                                       Depositor with the seller of such Trust Assets. See 'Use of
                                       Proceeds.'

                                  RISK FACTORS

    In addition to the other information contained in this Prospectus and in the applicable Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Securities, prospective investors should carefully consider the following risk factors before investing in any Class or Subclass of Securities of any such Series.

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the related Securities. The Prospectus Supplement for a Series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

LIMITED OBLIGATIONS

    Except for any related insurance policies or credit support described in the applicable Prospectus Supplement, the Trust Assets included in the related Trust Fund will be the sole source of payments on the Securities of a Series. The Securities of any Series will not represent an interest in or obligation of the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or any of their respective affiliates, except for the limited obligations of the Depositor, the Master Servicer or any Unaffiliated Seller with respect to certain breaches of representations and warranties and the Master Servicer's obligations as Master Servicer. Neither the Securities of any Series nor the related Trust Assets will be guaranteed or insured by any governmental agency or instrumentality (except to the limited extent described in the related Prospectus Supplement that certain Trust Assets may be insured or guaranteed, in whole or in part, by the FHA or VA), the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee, any of their respective affiliates or any other person. Consequently, in the event that payments on the Trust Assets are insufficient or otherwise unavailable to make all payments required on the Securities, there will be no recourse to the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT SUPPORT

    With respect to each Series of Securities, credit support may be provided in limited amounts to cover certain types of losses on the underlying Trust Assets. Credit support may be provided in one or more of the forms referred to herein, including, but not limited to: a Letter of Credit; a Pool Insurance Policy; a Mortgagor Bankruptcy Bond; subordination of one or more Classes or Subclasses of Securities of the same Series; a Reserve Fund; and any combination thereof. See 'Credit Support.' Regardless of the form of credit support, if any, provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit support may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit support, if any, for any Series of Securities will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. See 'Credit Support.'

RISKS OF THE TRUST ASSETS

    An investment in securities such as the Securities of any Series which generally represent interests in, or are secured by, mortgage loans or manufactured housing installment or conditional sales contracts and installment loan agreements, as the case may be, may be affected by, among other things, a decline in real estate values and changes in the mortgagors' or obligors' financial condition. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans, the values of the mortgaged properties securing the mortgage loans underlying the Mortgage Certificates or the values of the Manufactured Homes securing the Contracts, as the case may be, underlying any Series of Securities have remained or will remain at their levels on the dates of origination of the related Mortgage Loans, mortgage loans, Mortgage Certificates or Contracts. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates comprising a particular Trust Fund, and any secondary financing on the related Mortgaged Properties and mortgaged properties, become equal to or greater than the value of the related Mortgaged Properties or mortgaged properties, as applicable, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the related Originator's portfolio. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as Mortgagors or Obligors relying on commission income and self-employed Mortgagors or Obligors) and other factors, may affect the timely payment by Mortgagors, Obligors or mortgagors of scheduled payments of principal of and interest on the Mortgage Loans, Contracts or Mortgage Certificates, as the case may be, and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. See 'Maturity, Prepayment and Yield Considerations.' To the extent that such losses are not covered by the applicable credit support, holders of Securities of the Series evidencing interests in, or secured by, the related Trust Fund will bear all risk of loss resulting from default by Mortgagors, Obligors or mortgagors and will have to look primarily to the value of the Mortgaged Properties, mortgaged properties or Manufactured Homes for recovery of the outstanding principal of and unpaid interest on the defaulted Mortgage Loans or Contracts. In addition to the foregoing, certain geographic regions in the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans or contracts generally. The Mortgage Loans, Contracts or mortgage loans underlying the Mortgage Certificates underlying certain Series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed or contract-backed securities without such concentration. See 'The Trust Fund -- The Mortgage Pools,' ' -- Mortgage Loan Program,' ' -- Underwriting Standards,' ' -- The Contract Pools' and
' -- Underwriting Policies.'

PREPAYMENT AND YIELD CONSIDERATIONS

    The rate and timing of principal payments on the Securities of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the related Mortgage Loans, Mortgage Certificates or Contracts. As is the case with mortgage-backed securities generally, each Series of Securities is subject to substantial inherent cash-flow uncertainties because the Mortgage Loans and Contracts may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

    The yield to maturity on each Class of Securities of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans, Mortgage Certificates or Contracts, as applicable, and the allocation thereof to reduce the Certificate Principal Balance of such Class. The yield to maturity on each Class of Securities will also depend on the Mortgage Rates and the purchase price for such Securities. The yield to investors on any Class of Securities will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans or Contracts, as applicable, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full and in part (including for this purpose Insurance Proceeds and Liquidation Proceeds) to the extent not covered by amounts otherwise payable to the Master Servicer as servicing compensation.

    In general, if a Class of Securities is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Securities is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

SUBORDINATION

    To the extent specified in the applicable Prospectus Supplement, distributions of interest on and principal of one or more Classes or Subclasses of Securities of a Series may be subordinated in priority of payment to interest and principal due on one or more other Classes or Subclasses of Securities of such Series.

LIMITATION ON EXERCISE OF RIGHTS DUE TO BOOK-ENTRY REGISTRATION

    If so specified in the applicable Prospectus Supplement, one or more Classes of Securities of a Series initially will be represented by one or more certificates registered in the name of Cede & Co. ('Cede'), or any other nominee of The Depository Trust Company ('DTC') set forth in such Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such Series or their nominees. Because of this, unless and until Securities in fully registered, certificated form ('Definitive Securities') for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee as 'Securityholders' (as such terms are used herein or in the related Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations.

                                 THE TRUST FUND

    Ownership of the Mortgage or Contract Pool or Pools included in the Trust Fund for a Series of Securities may be evidenced by one or more Classes of Certificates, which may consist of one or more Subclasses, as specified in the Prospectus Supplement for such Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the 'Cut-off Date'), unless otherwise specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in such Prospectus Supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools or on the Contracts in the related Contract Pool or Pools (a 'Percentage Interest'). To the extent specified in the related Prospectus Supplement, each Mortgage Pool or Contract Pool with respect to a Series will be covered by a Letter of Credit, a Pool Insurance Policy, a Special Hazard Insurance Policy, a Mortgagor Bankruptcy Bond, by the subordination of the rights of the holders of the Subordinated Securities of a Series to the rights of the holders of the Senior Securities, which, if so specified in the related Prospectus Supplement, may include Securities of a Subordinated Class or Subclass and the establishment of a Reserve Fund, by the right of one or more Classes or Subclasses of Securities to receive a disproportionate amount of certain distributions of principal, by Security Guarantee Insurance or another form or forms of Alternative Credit Support acceptable to the Rating Agency rating the Securities of such Series or by any combination of the foregoing. See 'Description of Insurance' and 'Credit Support.'

THE MORTGAGE POOLS

    If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include (a) one or more Mortgage Pools containing
(i) conventional one-to four-family residential, first and/or second mortgage loans, (ii) closed-end loans (the 'Closed-End Loans') and/or revolving home equity loans or certain balances thereof (the 'Revolving Credit Line Loans' and, together with the Closed-End Loans, the 'Home Equity Loans') secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments, (iii) Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, (iv) mortgage loans secured by Multifamily Property, (v) mortgage participation securities evidencing participation interests in such loans that are acceptable to the nationally recognized Rating Agency rating the Securities of such Series for a rating in one of the four highest rating categories of such Rating Agency or (vi) certain conventional Mortgage Certificates issued by one or more trusts established by one or more private entities or (b) one or more Contract Pools containing Contracts or participation Securities representing participation interests in such Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to such trust by the Depositor.

    A Mortgage Pool may include Mortgage Loans insured by the FHA ('FHA Loans') and/or Mortgage Loans partially guaranteed by the Veterans Administration (the 'VA', and such mortgage loans are referred to herein as 'VA Loans'). All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the 'Mortgage Notes') secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties (as defined below). Single Family Property and Multifamily Property will consist of single family detached homes, attached homes (single family units having a common wall), individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and such other types of homes or units as are set forth in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each such detached or attached home or multifamily property will be constructed on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common).

Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related Prospectus Supplement.

    Unless otherwise specified below or in the applicable Prospectus Supplement, each Mortgage Loan in a Mortgage Pool will (i) have an individual principal balance at origination of not less than $25,000 nor more than $500,000, (ii) have monthly payments due on the first day of each month (the 'Due Date'), (iii) be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and (iv) consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Loan-to-Value Ratio of such Mortgage Loans at origination will not exceed 95% on any Mortgage Loan with an original principal balance of $150,000 or less, 90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000, 85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000 and 80% on any Mortgage Loan with an original principal balance exceeding $300,000. If so specified in the related Prospectus Supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ('ARM Loans') with (unless otherwise specified in such Prospectus Supplement) 30-year terms at origination and mortgage interest rates adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index described in such Prospectus Supplement, subject to any applicable restrictions on such adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. Except as otherwise provided in the related Prospectus Supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (a) the appraised value determined in an appraisal obtained by the originator and (b) the sales price for such property (the 'Original Value'). Unless otherwise specified in the related Prospectus Supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property (other than Multifamily Property), no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio (taking into account any secondary financing) may not exceed 80% and the original principal balance may not exceed $250,000.

    If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates. Any such Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See 'Maturity, Prepayment and Yield Considerations.' In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such Mortgage Loan, the excess (the 'Deferred Interest') will be added to the principal balance of the Mortgage Loan (unless otherwise paid by the Mortgagor), and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to certain limitations, as described in the related Prospectus Supplement.

    If so specified in the Prospectus Supplement for the related Series, the Mortgage Rate on certain ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, the Agreement will provide that the Unaffiliated Seller from which such convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any such ARM Loan as to which the conversion option has been exercised (a 'Converted Mortgage Loan'), at a purchase price set forth in the related Prospectus Supplement. The amount of such purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

    If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ('Buy-Down Loans'). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the 'Buy-Down Fund') by the Servicer, or if so specified in such Prospectus Supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related Prospectus Supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See 'Description of the Securities -- Payments on Mortgage Loans.' Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of such Mortgage Loans.

    If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ('GPM Loans'). If so specified in the related Prospectus Supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the 'GPM Fund'). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

    If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of such Mortgage Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of such loan multiplied by the Mortgage Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Under certain circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    FHA Loans will be insured by the Federal Housing Administration (the 'FHA') as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Such FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

    VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the 'Servicemen's Readjustment Act'). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

    Unless otherwise specified in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. To the extent and accordingly under the terms provided in the related Prospectus Supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

    The Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) for each Series of Securities the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to (i) the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of Mortgaged Properties securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans,
(iv) the largest in principal balance of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the interest rate or range of interest rates borne by the Mortgage Loans, (viii) the average outstanding principal balance of the Mortgage Loans, (ix) the geographical distribution of the Mortgage Loans,
(x) the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable, (xi) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans, and (xii) with respect to Mortgage Loans secured by Multifamily Property or such other Mortgage Loans as are specified in the Prospectus Supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of such Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

    No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans.' To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alternative Credit Support, they will be borne by holders of the Securities of the Series evidencing interests in, or secured by, the Mortgage Pool.

    Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

    The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable Prospectus Supplement, for the benefit of the holders of the Certificates of such Series (the 'Certificateholders') and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of such Series (the 'Noteholders' and, together with the Certificateholders, the 'Securityholders'). The Master Servicer, if any, named in the related Prospectus Supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a 'Servicer'), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as described herein, and will receive a fee for such services. See ' -- Mortgage Loan Program' and 'Description of the Securities.' As used herein, 'Agreement' means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires. Unless otherwise specified in the applicable Prospectus Supplement, with respect to those Mortgage Loans serviced by a Servicer, such Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a 'Servicing Agreement'), as applicable, and will receive the fee for such services specified in such Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

    The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See 'Description of the Securities -- Assignment of Mortgage Loans.' The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described herein under ' -- Mortgage Loan Program' and ' -- Representations by Unaffiliated Sellers; Repurchases' and 'Description of the
Securities -- Assignment of Mortgage Loans' and ' -- Servicing by Unaffiliated Sellers') and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of such Mortgage Loans, in amounts described herein under 'Description of the Securities -- Advances.' Unless otherwise specified in the related Prospectus Supplement, such Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See 'Description of the Securities -- Advances,' 'Credit Support' and 'Description of Insurance.'

MORTGAGE LOAN PROGRAM

    The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor ('Unaffiliated Sellers'). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Underwriting Standards' or as otherwise described in a related Prospectus Supplement.

UNDERWRITING STANDARDS

    Except in the case of certain Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ('Closed Loans') or such other standards as may be described in the applicable Prospectus Supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See ' -- Closed Loan Program' below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or such other standards as may be described in the applicable Prospectus

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
Supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

    The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines (except that certain Mortgage Loans may have higher loan amount and qualifying ratios) and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines (except for the loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the 'Originator') generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain Mortgage Loans.

    Unless otherwise specified in the applicable Prospectus Supplement, an appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property.

    Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

    The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Certain of the types of Mortgage Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

    To the extent specified in the related Prospectus Supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a 'limited documentation' program if so specified in the related Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

    The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related Prospectus Supplement.

QUALIFICATIONS OF UNAFFILIATED SELLERS

    Unless otherwise specified in the applicable Prospectus Supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of certain other criteria.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

    Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement). With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (a) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject) and
(b) the related cooperative apartment was free from damage and was in good repair.

    All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in, or secured by, such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date.

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
    The only representations and warranties to be made for the benefit of holders of Securities of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under 'Description of the Securities -- Assignment of Mortgage Loans.' If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

    Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, such Unaffiliated Seller or the Servicer of such Mortgage Loan will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Securities as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following such repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of such Series for a breach of representation or warranty by an Unaffiliated Seller.

    The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under 'Description of the Securities
 -- Assignment of Mortgage Loans.'

CLOSED LOAN PROGRAM

    The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable Prospectus Supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable Prospectus Supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which (i) more than two monthly payments were over 30 days delinquent, (ii) one payment was over 60 days delinquent or (iii) more than 60 monthly payments were received.

MORTGAGE CERTIFICATES

    If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include certain conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the 'Mortgage Certificates') issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in such Prospectus Supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of such mortgage loans will be set forth in the applicable Prospectus Supplement or in the Current Report on Form 8-K referred to below. Such Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a

Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Securities of such Series) will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to such Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with certain additional information with respect to such Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Mortgage Certificates, together with the Mortgage Loans and Contracts, are referred to herein as the 'Trust Assets.'

THE CONTRACT POOLS

    If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include a Contract Pool evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home, as defined below. Unless otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates ('APRs') specified in such Prospectus Supplement.

    The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.

    The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related Prospectus Supplement for the benefit of the related Securityholders. The Master Servicer specified in the related Prospectus Supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement. See 'Description of the Securities -- Servicing by Unaffiliated Sellers.' With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Contracts. The Contract documents, if so specified in the related Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian (the 'Custodian') appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the 'Custodial Agreement') among the Depositor, the Trustee and the Custodian.

    Unless otherwise specified in the related Prospectus Supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both. See 'Description of the Securities -- Payments on Contracts.'

    Except as otherwise specified in the related Prospectus Supplement, the related Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Contracts contained in the related Contract Pool, among other things: (a) the dates of origination of the Contracts; (b) the weighted average APR on the Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Contracts as of the Cut-off Date; (e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Contracts.

    With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or such other party, as specified in the related Prospectus Supplement, will make or cause to be made representations

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
and warranties as to the types and geographical distribution of such Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related Prospectus Supplement, no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related Prospectus Supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or such other party.

    If so specified in the related Prospectus Supplement, in addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make certain other representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See 'Description of Insurance' for information regarding the extent of coverage under certain of such insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure such breach in all material respects or, unless otherwise specified in the related Prospectus Supplement, to purchase such Contract at a price equal to the principal balance thereof as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the Rating Agency rating the Securities, will procure a surety bond, guaranty, letter of credit or other instrument (the 'Performance Bond') acceptable to such Rating Agency to support this purchase obligation. See 'Credit Support -- Performance Bond.' The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

    If provided in the related Prospectus Supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or such other period as may be specified in the related Prospectus Supplement of the date of the initial issuance of the Securities, the Depositor may remove such Contract from the Trust Fund (each, a 'Deleted Contract'), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a 'Substitute Contract'). Any Substitute Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract (the amount of any shortfall to be distributed to Securityholders in the month of substitution), (ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Contract, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Contract and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any such breach.

UNDERWRITING POLICIES

    Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related Prospectus Supplement. Except as described below or in the related Prospectus Supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the 'appraised value' is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contract Loan-to-Value Ratio will be equal to the original principal amount of the Contract divided by the lesser of the 'appraised value' or the sales price for the Manufactured Home.

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
                                 THE DEPOSITOR

    The Depositor was incorporated in the State of Delaware on December 31, 1985, and is a wholly owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in 'Plan of Distribution' below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

    The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Securities of any Series.

    Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                USE OF PROCEEDS

    Except as otherwise provided in the related Prospectus Supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-Funding Accounts, if any, for the Series and to pay costs of structuring and issuing the Securities. If so specified in the related Prospectus Supplement, Securities may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related Prospectus Supplement, the Trust Assets for each Series of Securities will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Trust Assets from time to time either in the open market or in privately negotiated transactions.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

    Unless otherwise specified in the related Prospectus Supplement, the scheduled maturities of all of the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but such Mortgage Loans (or such underlying mortgage loans) or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan (or mortgage loan) or Contract will provide for a prepayment penalty and each will contain (except in the case of FHA and VA Loans) due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

    The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ('FHA Experience'). Published information with respect to conventional residential mortgage loans indicates that such mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder thereof to demand payment in full of the remaining principal balance of such mortgage loans upon sales or certain transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

    It is customary in the residential mortgage industry in quoting yields on a pool of (a) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (b) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

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
    Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Securities, the model used in a Prospectus Supplement will be the Standard Prepayment Assumption ('SPA'). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month and in each month thereafter during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Securities. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Securities will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

    The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See 'Description of the Securities -- Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans' and 'Certain Legal Aspects of the Mortgage Loans and
Contracts -- The Mortgage Loans -- `Due-On-Sale' Clauses' for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

    At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments thereon and making new loans secured by a mortgage on the same property. Upon such refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

    There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Securities evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Securities of a Series evidencing interests in, or secured by, such Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts. See 'The Trust Fund -- The Contract Pools.'

    While most Contracts will contain 'due-on-sale' provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related Prospectus Supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the Contracts. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain 'due-on-sale' clauses, and are freely assumable.

    Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other

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
factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

    If set forth in the applicable Prospectus Supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in such Prospectus Supplement. For any Series of Securities for which the Depositor has elected to treat the Trust Fund or certain assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a 'qualifying liquidation' thereunder. In addition, the Depositor will be obligated, under certain circumstances, to repurchase certain of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have certain repurchase obligations, as more fully described herein and in the related Prospectus Supplement. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Such repurchases will have the same effect as prepayments in full. See 'The Trust Fund -- Mortgage Loan Program' and ' -- Representations by Unaffiliated Sellers; Repurchases,' 'Description of the Securities -- Assignment of Mortgage Loans,' ' -- Assignment of Mortgage Certificates,' ' -- Assignment of Contracts' and ' -- Termination.'

    If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for such period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Securities of the related Series will be greater than would otherwise be the case. As a result, the yield on any such Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

    Generally, when a full prepayment is made on a Mortgage Loan or Contract, the Mortgagor or the borrower under a Contract (the 'Obligor'), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable Prospectus Supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related Prospectus Supplement, full and partial prepayments, together with interest on such full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan or Contract to the last day of the month in which such prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement.

    Generally, the effective yield to holders of Securities having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of such interest to holders of such Securities will be made no earlier than the 25th day of the month following the month of the accrual (unless otherwise provided in the applicable Prospectus Supplement). The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Securities succeeds such 25th day. With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of such Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on such Certificate to the Distribution Date on which such interest is distributed.

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
    In the event that the Securities of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that such Series includes a Class of Residual Certificates, or as otherwise may be appropriate, the Prospectus Supplement for such Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Securities that are offered at a premium to their principal or notional amount ('Premium Securities') is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of such Class in each Interest Distribution is greater than the corresponding Percentage Interest of such Class in each Principal Distribution. If the differential is particularly wide (e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another) and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to holders of Securities that are Premium Securities) will likely result in a lower than anticipated yield to holders of Securities that are offered at a discount to their principal amount ('Discount Securities'). If so specified in the applicable Prospectus Supplement, a disproportionately large amount of Principal Prepayments may be distributed to the holders of the Senior Securities at the times and under the circumstances described therein.

    In the event that the Securities of a Series include one or more Classes or Subclasses of Multi-Class Securities, the Prospectus Supplement for such Series will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or Subclass and the percentage of the initial Stated Principal Balance of each such Subclass that would be outstanding on special Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

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
                         DESCRIPTION OF THE SECURITIES

    Each Series of Securities will be issued pursuant to either (a) an agreement consisting of either (i) a Pooling and Servicing Agreement or (ii) a Reference Agreement (the 'Reference Agreement') and the Standard Terms and Provisions of Pooling and Servicing Agreement (such Standard Terms, the 'Standard Terms'), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to herein as the 'Pooling and Servicing Agreement') among the Depositor, the Master Servicer, if any, and the Trustee named in the applicable Prospectus Supplement or (b) if a Series of Securities includes Notes, a deposit trust agreement or trust agreement between the Depositor and the Trustee. Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. If a Series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture (each, an 'Indenture') to be entered into between the related Issuer and the indenture trustee specified in the related Prospectus Supplement (the 'Indenture Trustee'), and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the 'Sale and Servicing Agreement') among the Depositor, the Master Servicer or Servicer and the Indenture Trustee. Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. In addition, a Series of Securities may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the 'Warranty and Servicing Agreement'). As used herein, 'Agreement' means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

    The following summaries describe certain provisions common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related Prospectus Supplement. Wherever defined terms of the Agreement are referred to, such defined terms are thereby incorporated herein by reference.

GENERAL

    Unless otherwise specified in the Prospectus Supplement with respect to a Series, each Security offered hereby and by means of the related Prospectus Supplement will be issued in fully registered form. Securities will represent the undivided interest or beneficial interest attributable to such Class or Subclass in, and Notes will be secured by, the Trust Fund. The Trust Fund with respect to a Series will consist of: (i) such Mortgage Loans, Contracts and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account referred to below;
(iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession; (iv) the Letter of Credit, if any, with respect to such Series; (v) the Pool Insurance Policy, if any, with respect to such Series (described below under 'Description of Insurance'); (vi) the Special Hazard Insurance Policy, if any, with respect to such Series (described below under 'Description of Insurance'); (vii) the Mortgagor Bankruptcy Bond and proceeds thereof, if any, with respect to such Series (as described below under 'Description of Insurance'); (viii) the Performance Bond and proceeds thereof, if any, with respect to such Series;
(ix) the Primary Mortgage Insurance Policies, if any, with respect to such Series (as described below under 'Description of Insurance'); (x) the Security Guarantee Insurance, if any, with respect to such Series; (xi) the Depositor's rights under the Servicing Agreement with respect to the Mortgage Loans or Contracts, if any, with respect to such Series; and (xii) the GPM and Buy-Down Funds, if any, with respect to such Series; or, in lieu of some or all of the foregoing, such Alternative Credit Support as shall be described in the applicable Prospectus Supplement. Upon the original issuance of a Series of Securities, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

    If so specified in the Prospectus Supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for such Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more of such Classes or Subclasses may be Compound Interest Securities.

    The Residual Certificates, if any, included in a Series will be designated by the Depositor as the 'residual interest' in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the Prospectus Supplement for such Series. All other Classes of Securities of such Series will constitute 'regular interests' in the related REMIC. If so specified in the related Prospectus Supplement, such Residual Certificates may be offered hereby and by means of such Prospectus Supplement. See 'Federal Income Tax Consequences.'

    If so specified in the Prospectus Supplement for a Series which includes Multi-Class Securities, each Trust Asset in the related Trust Fund will be assigned an initial 'Asset Value.' Unless otherwise specified in the related Prospectus Supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Securities of such Series that, based upon certain assumptions, can be supported by distributions on such Trust Assets allocable to such Class or Subclass, together with reinvestment income thereon, to the extent specified in the related Prospectus Supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for such Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for such a Series that includes Multi-Class Securities will be specified in the related Prospectus Supplement.

    If so specified in the Prospectus Supplement with respect to a Series, ownership of the Trust Fund for such Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses or Subordinated Securities of a Series may be subordinated to the right of the holders of Securities of one or more Classes or Subclasses within such Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of each Subclass of Senior Securities will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans or Contracts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Subordinated Securities of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Securities of such Series to receive distributions with respect to such specific pool of Mortgage Loans, Mortgage Certificates or Contracts, as more fully set forth in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of the Senior Securities may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the Prospectus Supplement. If so specified in the related Prospectus Supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the Prospectus Supplement.

    If so specified in the related Prospectus Supplement, the Depositor may sell certain Classes or Subclasses of the Securities of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the 'Securities Act'). Such Securities will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

    The Securities of a Series offered hereby and by means of the related Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for such purpose set forth in the related Prospectus Supplement, unless such Prospectus Supplement provides otherwise. No service charge will be made for any transfer or exchange of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    Beginning on the date specified in the related Prospectus Supplement, distributions of principal of and interest on the Securities of a Series will be made by the Master Servicer or Trustee, if so specified in the Prospectus Supplement, on each Distribution Date to persons in whose name the Securities are registered at the close of business on the day specified in such Prospectus Supplement (the 'Record Date'). Such distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related Prospectus Supplement, which rate may be fixed or variable. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement. Distributions of principal of the Securities will be made in the priority and manner and in the amounts specified in the related Prospectus Supplement.

    If so specified in the Prospectus Supplement with respect to a Series of Securities, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by such Certificate and the payments of principal and interest (adjusted as set forth in the Prospectus Supplement) on or with respect to the Mortgage Loans or Contracts (including any Advances thereof) or the Mortgage Certificates included in the Trust Fund with respect to such Series.

    If so specified in the related Prospectus Supplement, distributions on a Class or Subclass of Securities of a Series may be based on the Percentage Interest evidenced by a Security of such Class or Subclass in the distributions (including any Advances thereof) of principal (the 'Principal Distribution') and interest (adjusted as set forth in the Prospectus Supplement) (the 'Interest Distribution') on or with respect to the Mortgage Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Trustee will distribute to each holder of a Security of such Class or Subclass an amount equal to the product of the Percentage Interest evidenced by such Security and the interest of such Class or Subclass in the Principal Distribution and the Interest Distribution. A Security of such a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, the holders of the Senior Securities may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal such holder is entitled to receive. Such percentages may vary from time to time, subject to the terms and conditions specified in the Prospectus Supplement.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, distributions of interest on each such Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in such Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement relating to such a Series of Securities, distributions of interest on each Class or Subclass of Compound Interest Securities of such Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of such Series having a Final Scheduled Distribution Date prior to that of such Class or Subclass of Compound Interest Securities has been reduced to zero. Prior to such time, interest on such Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance thereof on each Distribution Date for such Series.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of such Securities will be made as described herein. Distributions in reduction of the Stated Principal Balance of such Securities will be made on each Distribution Date for such Series to the holders of the Securities of the Class or Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Principal Balance of such Securities to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of such Securities in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently.

    Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Principal Balance of each Security of a Class or Subclass then entitled to receive such distributions will be made pro rata among the Securities of such Class or Subclass.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance

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
to holders of Securities of a Class or Subclass then entitled thereto on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of such Series since the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date) (the 'Accrual Distribution Amount'); (ii) the Stated Principal Distribution Amount; and (iii) to the extent specified in the related Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, the 'Stated Principal Distribution Amount' with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Securities of such Series to be added to the Stated Principal Balance thereof on such Distribution Date) exceeds the Asset Value of the Trust Assets in the Trust Fund underlying such Series as of the end of a period (a 'Due Period') specified in the related Prospectus Supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by such Classes or Subclasses of Securities in the principal distributions on or with respect of such Trust Assets received by the Trustee during the preceding Due Period.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, Excess Cash Flow represents the excess of (i) the interest evidenced by such Multi-Class Securities in the distributions received on the Mortgage Loans or Contracts underlying such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of such Securities), together with income from the reinvestment thereof, and, to the extent specified in such Prospectus Supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for such Series in the Due Period preceding such Distribution Date, over (ii) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Securities of such Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during such Due Period.

    The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Trust Assets in the Trust Fund for such Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by such holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related Prospectus Supplement.

    Distributions (other than the final distribution in retirement of the Securities) will be made by check mailed to the address of the person entitled thereto as it appears on the registers maintained for holders of Notes (the 'Note Register') or holders of Certificates (the 'Certificate Register'), as applicable, except that, with respect to any holder of a Security meeting the requirements specified in the applicable Prospectus Supplement, except as otherwise provided in the related Prospectus Supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Securities will be made only upon presentation and surrender of the Securities at the office or agency designated by the Master Servicer for such purpose, as specified in the final distribution notice to Securityholders.

ASSIGNMENT OF MORTGAGE CERTIFICATES

    Pursuant to the applicable Agreement for a Series of Securities that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause such Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on such Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include information as to the principal balance of each Mortgage Certificate as

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
of the date of issuance of the Securities and its coupon rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each such Mortgage Certificate to be made directly to the Trustee.

    In connection with such assignment, the Depositor will make certain representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for such Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as a REMIC, at the lesser of the price set forth above, or the adjusted tax basis, as defined in the Code, of such Mortgage Certificates. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

    If so specified in the related Prospectus Supplement, within the specified period following the date of issuance of a Series of Securities, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Mortgage Certificates ('Substitute Mortgage Certificates') in substitution for any one or more of the Mortgage Certificates ('Deleted Mortgage Certificates') initially included in the Trust Fund. The required characteristics or any such Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE LOANS

    The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, either deliver the Securities to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of such Securities to the purchase price for the Mortgage Loans. If a Series of Securities includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

    In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and, unless otherwise specified in the related Prospectus Supplement, an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of such Mortgage Loan.

    The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

    The Trustee (or the custodian hereinafter referred to) will, generally within 60 days after receipt thereof, review and hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the

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applicable Prospectus Supplement, if any such document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase within 90 days of such notice the related Mortgage Loan from the Trustee at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under 'The Trust Fund -- Mortgage Loan Program' and ' -- Representations by Unaffiliated Sellers; Repurchases.' Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

    Unless otherwise specified in the applicable Prospectus Supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Securities, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor, if so specified in the applicable Prospectus Supplement, to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

    Within the period specified in the related Prospectus Supplement, following the date of issuance of a Series of Securities, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ('Substitute Mortgage Loans') in substitution for any one or more of the Mortgage Loans ('Deleted Mortgage Loans') initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders. The required characteristics of any such Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under 'The Trust Fund -- The Contract Pools' with respect to the substitution of Contracts.

    In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Securities, the Master Servicer may make certain representations and warranties to the Trustee in such Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See 'Description of Insurance' for information regarding the extent of coverage under certain of the aforementioned insurance policies. Unless otherwise specified in the applicable Prospectus Supplement, upon a breach of any such representation or warranty that materially and adversely affects the interests of the Securityholders of such Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the price calculated as set forth above.

    To the extent described in the related Prospectus Supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Securities to support, among other things, this purchase obligation. Unless otherwise stated in the applicable Prospectus Supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon such a breach is subject to limitations.

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
    The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

    Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

ASSIGNMENT OF CONTRACTS

    The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase such Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Securities. If a Series of Securities includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the 'Contract Schedule'). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

    In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts.'

    The Trustee (or the Custodian) will review and hold such documents in trust for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, the Unaffiliated Seller must cure such defect within 60 days, or within such other period specified in the related Prospectus Supplement, the Unaffiliated Seller, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Unaffiliated Seller of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect thereof from the Trustee at a price equal to the remaining unpaid principal balance of such Contract (or, in the case of a repossessed Manufactured Home, the unpaid principal balance of such Contract immediately prior to the repossession) or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances respecting such Contract. Unless otherwise specified in the related Prospectus Supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

    Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that
(i) immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a

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
Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on such insurance have been paid in full.

    All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which such Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date such representations and warranties were made may be a date prior to the date of initial issuance of the related series of Securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Securities. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Securities.

    The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of such Contract to the Depositor or its affiliate will be certain limited representations of the Depositor and of the Master Servicer described above under 'The Trust Fund -- The Contract Pools.'

    If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in such Contract within 90 days (or such other period specified in the related Prospectus Supplement) after notice from the Master Servicer, such Unaffiliated Seller will be obligated to repurchase such Contract at a price equal to, unless otherwise specified in the related Prospectus Supplement, the principal balance thereof as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of such Contract (the 'Purchase Price'). The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of such Contract. Except as otherwise set forth in the related Prospectus Supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

    Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under 'The Trust Fund -- The Contract Pools.'

PRE-FUNDING

    If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular Series (such amount, the 'Pre-Funded Amount') will be deposited in an account (the 'Pre-Funding Account') to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related Prospectus Supplement (the 'Pre-Funding Period'). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Contracts or Mortgage Certificates, such Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an 'Eligible Investment' will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence: (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as

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
custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations the rating of which is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Securities, (iii) certificates of deposit having a rating in the highest rating category from the Rating Agency, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest category from the Rating Agency; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category from the Rating Agency; (d) Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and (f) any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

    During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage Loans, Contracts and/or Mortgage Certificates from time to time during such Pre-Funding Period. Such additional Mortgage Loans or Contracts will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans or Contracts included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

    Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of Securities issued pursuant to a particular offering.

SERVICING BY UNAFFILIATED SELLERS

    Each Unaffiliated Seller of a Mortgage Loan or a Contract may have the option to act as the Servicer (or Master Servicer) for such Mortgage Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Agreement provides that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Mortgage Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under such Servicing Agreement.

    A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of such collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims thereunder, subject in certain cases to (a) the right of the Master Servicer to approve in advance any such settlement; (b) maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the

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related Mortgage Loan or the Obligor pursuant to the related Contract; (c)
processing of assumptions or substitutions; (d) attempting to cure delinquencies; (e) supervising foreclosures or repossessions; (f) inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under certain circumstances; and (g) maintaining accounting records relating to the Mortgage Loans and Contracts. Except as otherwise provided in the related Prospectus Supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans and Contracts (as described more fully below under ' -- Payments on Mortgage Loans' and ' -- Payments on Contracts'), and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

    As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Notes or related instruments. The Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

    Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

    Each Servicer will be required to service each Mortgage Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of such Mortgage Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the Prospectus Supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans or Contracts serviced by any such Servicer under such Servicing Agreement, or if such fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all such Mortgage Loans or Contracts, or immediately upon the giving of notice upon certain stated events, including the violation of such Servicing Agreement by the Servicer.

    The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement. Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of such representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the related Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

PAYMENTS ON MORTGAGE LOANS

    The Master Servicer will, unless otherwise specified in the Prospectus Supplement with respect to a Series of Securities, establish and maintain a separate account or accounts in the name of the applicable Trustee (the 'Certificate Account'), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Securities of a Series. If a Series of Securities includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the 'Collection Account') into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the 'Note Distribution Account') and/or the Certificates (the 'Certificate Distribution Account') may be made. The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Securities

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
of such Series. For ease of reference, references in this Prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

    If so specified in the applicable Prospectus Supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the 'Custodial Account') meeting the requirements set forth herein for the Certificate Account. In such a case, amounts in such Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth herein and in such Prospectus Supplement.

    In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the 'Servicing Account') that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Securities of the related Series, and that is otherwise acceptable to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. Except as otherwise provided in the related Prospectus Supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related Prospectus Supplement, such requirement shall only apply to the extent such Servicer determines in good faith any such advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

    The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit in the Certificate Account for each Series of Securities on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) in the manner set forth in the related Prospectus Supplement:

        (i) all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of such payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

        (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Servicer, if any, as its servicing fee;

        (iii) all proceeds of (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to such Series of Securities and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool (to the extent such proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures) (collectively, 'Insurance Proceeds') or any Alternative Credit Support established in lieu of any such insurance and described in the applicable Prospectus Supplement; and (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to such Series ('Liquidation Proceeds'), net of expenses of liquidation, unpaid servicing compensation with respect to such Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

        (iv) all payments under the Letter of Credit, if any, with respect to such Series;

        (v) all amounts required to be deposited therein from the Reserve Fund, if any, for such Series;

        (vi) any Advances made by a Servicer or the Master Servicer (as described herein under ' -- Advances');

        (vii) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account, as described below; and

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
        (viii) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under 'The Trust Fund -- Mortgage Loan Program,'
    ' -- Representations by Unaffiliated Sellers; Repurchases' or '
     -- Assignment of Mortgage Loans' above) or repurchased by the Depositor (as described under ' -- Termination' below).

    With respect to each Buy-Down Loan, if so specified in the related Prospectus Supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect thereto in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related Prospectus Supplement, may be an interest-bearing account. The amount of such required deposits, together with investment earnings thereon at the rate specified in the applicable Prospectus Supplement, will provide sufficient funds to support the full monthly payments due on such Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any such insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on such Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

    If the Mortgagor on a Buy-Down Loan prepays such loan in its entirety, or defaults on such loan and the Mortgaged Property is sold in liquidation thereof, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the 'Primary Insurer') if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim (including accrued interest and expenses) in respect of such default, to the L/C Bank in consideration of such payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable Prospectus Supplement. In the case of any such prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

    If so specified in the Prospectus Supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for such Series, which shall be drawn upon by the Trustee in the manner and at the times specified in such Prospectus Supplement.

PAYMENTS ON CONTRACTS

    A Certificate Account meeting the requirements set forth under '
 -- Description of the Securities -- Payments on Mortgage Loans' will be established in the name of the Trustee.

    Except as otherwise provided in the related Prospectus Supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

        (i) all Obligor payments on account of principal, including principal prepayments, of the Contracts;

        (ii) all Obligor payments on account of interest on the Contracts;

        (iii) all Liquidation Proceeds received with respect to Contracts or property acquired in respect thereof by foreclosure or otherwise; (iv) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

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
        (v) any Advances made as described under ' -- Advances' and certain other amounts required under the related Agreement to be deposited in the Certificate Account;

        (vi) all amounts received from Credit Support provided with respect to a Series of Securities;

        (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Master Servicer, the Depositor or otherwise as described above or under ' -- Termination' below; and

        (viii) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

    The Mortgage Certificates included in the Trust Fund with respect to a Series of Securities will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, to request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Securityholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Securityholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Securityholders.

DISTRIBUTIONS ON SECURITIES

    On each Distribution Date with respect to a Series of Securities as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute, or, if so specified in the applicable Prospectus Supplement, will withdraw from the Custodial Account, funds on deposit therein and remit to the Trustee, who will distribute such funds to Securityholders of record on the applicable Record Date. Such distributions shall occur in the manner described herein under ' -- Description of the Securities -- Distributions of Principal and Interest' and in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute them to the Trustee. Such funds shall consist of the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any) and interest received after the Cut-off Date and on or prior to the 20th day (or if such day is not a business day, the next preceding business day) of the month of such distribution or such other day as may be specified in the related Prospectus Supplement (in either case, the 'Determination Date'), except:

        (i) all payments that were due on or before the Cut-off Date;

        (ii) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion thereof;

        (iii) all payments which represent early receipt (other than prepayments) of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

        (iv) amounts received on particular Mortgage Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

        (v) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

        (vi) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool or on a particular Contract in such Contract Pool that represents (A) servicing compensation to the Master

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
    Servicer, (B) amounts payable to the entity or entities specified in the applicable Prospectus Supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series, (C) related Insurance Proceeds or Liquidation Proceeds, (D) amounts in the Reserve Fund, if any, with respect to the Series or (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under 'Description of the Securities -- Maintenance of Insurance Policies,' ' -- Presentation of Claims,' ' -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans' and ' -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Contracts' or in the applicable Prospectus Supplement.

    Except as otherwise specified in the related Prospectus Supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Securities, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Securities and a statement setting forth certain information with respect to the Mortgage Loans or Contracts.

    If so specified in the applicable Prospectus Supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Securities of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable Prospectus Supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

    Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the Prospectus Supplement, all income and gain realized from any such investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to such investments out of its own funds, when realized. Unless otherwise provided in the Prospectus Supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

    The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Securities having differing terms, whether subordinated or not, to the extent not described herein, shall be set forth in the related Prospectus Supplement.

SPECIAL DISTRIBUTIONS

    To the extent specified in the Prospectus Supplement relating to a Series of Securities, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ('Special Distributions') in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Securities of such Classes or Subclasses may be less than the sum of (i) the interest scheduled to be distributed to holders of the Securities of such Classes or Subclasses and
(ii) the amount to be distributed in reduction of Stated Principal Balance or such Securities on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO SECURITYHOLDERS

    Unless otherwise specified or modified in the related Prospectus Supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of such Series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable (per each Security, as to (i) through (iii) or (iv) through (vi) below, as applicable):

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
        (i) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion, if any, advanced by a Servicer or the Master Servicer;

        (ii) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

        (iii) to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and such other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

        (iv) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of such interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

        (v) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Securities outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of such Compound Interest Securities on such Distribution Date;

        (vi) to each holder of a Compound Interest Security (but only if such holder shall not have received a distribution of interest on such Distribution Date equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

           (a) the information contained in the report delivered pursuant to clause (v) above;

           (b) the interest accrued on such Class or Subclass of Compound Interest Securities with respect to such Distribution Date and added to the Compound Value of such Compound Interest Security; and

           (c) the Stated Principal Balance of such Class or Subclass of Compound Interest Securities after giving effect to the addition thereto of all interest accrued thereon;

        (vii) in the case of a series of Securities with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

        (viii) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect thereto to be distributed to Securityholders on the Distribution Date;

        (ix) in the case of a Series of Securities benefiting from the Alternative Credit Support described in the related Prospectus Supplement, the amount of coverage under such Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Securityholders on the Distribution Date; (x) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than such Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

        (xi) the book value of any collateral acquired by the Mortgage Pool or Contract Pool through foreclosure, repossession or otherwise; and

        (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two months delinquent.

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
    In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable Prospectus Supplement, will cause to be furnished to each Securityholder of record at any time during such calendar year a report as to the aggregate of amounts reported pursuant to (i) through (iii) or (iv) through
(vi) above and such other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year.

ADVANCES

    Unless otherwise stated in the related Prospectus Supplement, each Servicer and the Master Servicer (with respect to Mortgage Loans or Contracts serviced by it and with respect to Advances required to be made by the Servicers that were not so made) will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan or Contract and that were delinquent (including any payments that have been deferred by the Servicer or the Master Servicer) as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to (unless otherwise provided in the applicable Prospectus Supplement) their respective determinations that such advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making such Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses. Any such Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans respecting which such amounts were advanced. In addition, such Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any such Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of certain taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. Funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to such Mortgage Loans or Contracts. Unless otherwise provided in the applicable Prospectus Supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans or Contracts. Any such Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

    The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond or Alternative Credit Support, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the related Prospectus Supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for such Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

    If specified in the related Prospectus Supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the 'Escrow Account') in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This

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
obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate such account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to such accounts when a deficiency exists therein. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Securities, covering loss occasioned by the failure to escrow such amounts.

MAINTENANCE OF INSURANCE POLICIES

    To the extent that the applicable Prospectus Supplement does not expressly provide for a method of credit support described below under 'Credit Support' or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

    To the extent specified in a related Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services (and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly) a policy of standard hazard insurance (a 'Standard Hazard Insurance Policy') covering the Mortgaged Property underlying such Mortgage Loan or Manufactured Home underlying such Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or Contract or the principal balance of such Mortgage Loan or Contract. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. Such cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer (or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly) will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

    The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

    The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts,

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
it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

    Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See 'Description of Insurance -- Special Hazard Insurance Policies' for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

SPECIAL HAZARD INSURANCE

    If so specified in the related Prospectus Supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Securities in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no such obligation if coverage under the Pool Insurance Policy with respect to such Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Certain characteristics of the Special Hazard Insurance Policy are described under 'Description of Insurance -- Special Hazard Insurance Policies.'

POOL INSURANCE

    To the extent specified in a related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Securities in effect throughout the term of the applicable Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors thereto, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Certain characteristics of the Pool Insurance Policy are described under 'Description of Insurance -- Pool Insurance Policies.'

PRIMARY MORTGAGE INSURANCE

    To the extent specified in the related Prospectus Supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each

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Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each such Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Primary Mortgage Insurance Policy issued by a qualified insurer (the 'Primary Mortgage Insurer') with regard to each Mortgage Loan for which such coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the 'Insured') under each such Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Securities. See 'Description of Insurance -- Primary Mortgage Insurance Policies.'

MORTGAGOR BANKRUPTCY BOND

    If so specified in the related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Securities in full force and effect throughout the term of the applicable Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Securities, provided that such cancellation or reduction does not adversely affect the then current rating of such Series. See 'Description of Insurance -- Mortgagor Bankruptcy Bond.'

PRESENTATION OF CLAIMS

    The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take such reasonable steps as are necessary to permit recovery under such insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

    If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (ii) that such expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

    If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow such normal practices and procedures as are deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued thereon at the Mortgage Rate, and if coverage under any other method of credit support with respect to such Series is exhausted, the related Trust

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Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with such proceedings and which are reimbursable under the related Servicing Agreement or Agreement. In the event that any such proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on such Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF 'DUE-ON-SALE' CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

    Each Servicing Agreement and the applicable Agreement with respect to Securities representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, such Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under any 'due-on-sale' clause applicable thereto, if any, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

    Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer or the Master Servicer will follow such practices and procedures as are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

    Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans
 -- Foreclosure' herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

    The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property will be less than was anticipated when such Mortgage Loan was originated.

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To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any such Mortgage Loan.

ENFORCEMENT OF `DUE-ON-SALE' CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

    Each applicable Agreement and Servicing Agreement with respect to Securities representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable 'due-on-sale' clause, if any, unless it is not exercisable under applicable law. In such case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

    Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Manufactured Homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer or Master Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Under the applicable Agreement for a Series of Securities, the Depositor or the person or entity specified in the related Prospectus Supplement and any Master Servicer will be entitled to receive an amount described in such Prospectus Supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. Such servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer (with respect to the Mortgage Loans or Contracts serviced by it) and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

    The Servicers and the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will pay from their servicing compensation certain expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee (and any custodian selected by the Trustee), the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Certain of these expenses may be reimbursable by the Depositor pursuant

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
to the terms of the applicable Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under certain limited circumstances.

    As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a Prospectus Supplement. In the event, however, that claims are either not made or fully paid under such Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay such losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, such right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

    Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided therein.

EVIDENCE AS TO COMPLIANCE

    The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the applicable Agreement or Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under such Agreement or Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer and each Servicer has fulfilled all its obligations under such Agreement or Servicing Agreement and the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Agreement and/or the Servicing Agreements, except for such exceptions as such firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE AND THE INDENTURE TRUSTEE

    The Master Servicer under each Agreement will be named in the applicable Prospectus Supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

    The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Agreement.

    The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

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
    The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

    The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No such resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust Agreement.

    The Indenture Trustee under the Indenture will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

    The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

    Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any such person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate (except any such loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any such action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

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DEFICIENCY EVENT

    To the extent a deficiency event is specified in the Prospectus Supplement, a deficiency event (a 'Deficiency Event') with respect to the Securities of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Securities of such Series, in accordance with the terms thereof and the Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

    Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to such Trust Fund towards payments on such Securities in accordance with the priorities as to distributions of principal and interest set forth in such Securities will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each such Security on or before the latest Final Distribution Date of any outstanding Securities of such Series.

    Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Securities, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Securities shall continue to be made in accordance with their terms.

    Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Securities of such Series in accordance with their terms, except that such distributions shall be made on each Distribution Date or such other more frequent dates specified in the related Prospectus Supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Securities expressly in accordance with their terms.

    Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on Securities of such Series or on all Senior Securities of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Securities, and such Securities will, to the extent permitted by applicable law and specified in the related Prospectus Statement, accrue interest at the highest Interest Rate borne by any Security or Securities with the same credit rating by the Rating Agencies of such Series, or in the event any Class of such Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having such floating interest rate and on the original principal amount of the Securities of that Class. In such event, the holders of a majority in outstanding principal balance of such Securities may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Securities of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

EVENTS OF DEFAULT

    Except as otherwise provided in the related Prospectus Supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of: (i) any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice; (ii) any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall

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continue for the number of days specified in the related Prospectus Supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure or breach; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and
(iv) any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Securities by the Rating Agency rating such Securities because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such rating.

    Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default of five days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

RIGHTS UPON EVENT OF DEFAULT

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of such Series for thirty days or more, unless (a) the Noteholders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

    In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

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
    Except as otherwise provided in the related Prospectus Supplement, so long as an Event of Default with respect to a Series of Securities remains unremedied, the Depositor, the Trustee or the holders of Notes of such Series (or, if no Notes are issued as part of such Series, Certificate) evidencing not less than 25% of the principal amount of such Securities of such Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending such appointment, the Trustee (unless prohibited by law from so acting) shall be obligated to act in such capacity. The Trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

AMENDMENT

    Except as otherwise provided in the related Prospectus Supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Securities may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder of the related Series. Except as otherwise provided in the related Prospectus Supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Securities may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Securities evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Security without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Securities, if any, of a Series in a manner other than that set forth in (i) above without the consent of the holders of the Senior Securities of such Subclass evidencing not less than 66 2/3% of such Class or Subclass, (iii) adversely affect in any material respect the interests of the holders of the Subordinated Securities of a Series in a manner other than that set forth in (i) above without the consent of the holders of Subordinated Securities evidencing not less than 66 2/3% of such Class or Subclass or (iv) reduce the aforesaid percentage of the Securities, the holders of which are required to consent to such amendment, without the consent of the holders of the Class affected thereby.

    The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder that are not inconsistent with any other provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Securities evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Securities of such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Securities of such Series then outstanding.

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
TERMINATION

    Except as otherwise provided in the related Prospectus Supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Securities will terminate upon the earlier of (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of any such Mortgage Loan or Contract and
(b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement. The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to such Trust Agreement. In no event, however, will the Trust created by either such Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series of Securities, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination.

    If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Securities will permit, but not require, the Depositor or such other person as may be specified in the Prospectus Supplement to repurchase from the Trust Fund for such Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a 'qualifying liquidation' thereunder. The exercise of any such right will effect early retirement of the Securities of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related Prospectus Supplement.

    The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of such Series.

                                 CREDIT SUPPORT

    Credit support for a Series of Securities may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Securities (which may, if so specified in the related Prospectus Supplement, be issued in notional amounts), the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable Prospectus Supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under 'Description of Insurance.' The amount and method of credit support will be set forth in the Prospectus Supplement with respect to a Series of Securities.

LETTERS OF CREDIT

    The Letters of Credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the 'L/C Percentage') specified in the Prospectus Supplement for such Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Securities will be in compliance with the requirements established by the Rating Agency rating such Series and will be set forth in the Prospectus Supplement relating to such Series of Securities. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments thereunder. The

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
obligations of the L/C Bank under the Letter of Credit for each Series of Securities will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See 'Description of the Securities -- Termination.'

    Unless otherwise specified in the applicable Prospectus Supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to such Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Rate or APR to the related Due Date). The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related Prospectus Supplement, on such Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable Prospectus Supplement therefrom.

    If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of such Liquidating Loan, and the L/C Bank will thereafter own such Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect thereto. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to such a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds (net of liquidation costs) of such Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for such payments.

    To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the L/C Bank will be entitled to retain such proceeds as additional compensation for issuance of the Letter of Credit.

    Prospective purchasers of Securities of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to such Series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related Prospectus Supplement (the 'Required Reserve'), the Securityholders (in the priority specified in the related Prospectus Supplement) will thereafter bear all risks of loss resulting from default by Mortgagors or Obligors (including losses not covered by insurance or Alternative Credit Support), and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

    In the event that a Subordinated Class or Subclass of a Series of Securities is issued with a notional amount, the coverage provided by the Letter of Credit with respect to such Series, and the terms and conditions of such coverage, will be set forth in the related Prospectus Supplement.

SUBORDINATED SECURITIES

    To the extent specified in the Prospectus Supplement with respect to a Series of Securities, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Securities to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying such Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Securities of such Series to receive such distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related Prospectus Supplement. In such a case, credit support may also be provided by the establishment of a Reserve Fund, as described below. Except as otherwise provided in the related Prospectus Supplement, the Subordinated Amount, as described below, will be reduced

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by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Securities of one or more Classes or Subclasses of such Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Securities of such Series ('payment deficiencies'), but excluding any payments of interest on any amounts originally due to the holders of the Securities of a Class or Subclass to which the applicable Class or Subclass of Subordinated Securities are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such previous payment deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds (net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to such Mortgage Loans or Contracts). The Prospectus Supplement for each Series of Securities with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Securities will set forth the Subordinated Amount for such Series and/or the manner by which one or more Classes or Subclasses of Securities may be subordinated to other Classes or Subclasses or Securities. If specified in the related Prospectus Supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

    In addition, if so specified in the related Prospectus Supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of such Series will be subordinated to all the Notes.

SHIFTING INTEREST

    If specified in the Prospectus Supplement for a Series of Securities for which credit enhancement is provided by shifting interest as described herein, the rights of the holders of the Subordinated Securities of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to such right of the holders of the Senior Securities of the same Series to the extent described in such Prospectus Supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Securities against losses due to mortgagor defaults.

    The protection afforded to the holders of Senior Securities of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Securities a disproportionately greater percentage (the 'Senior Prepayment Percentage') of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related Prospectus Supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the Prospectus Supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Securities while increasing the respective interest of the Subordinated Securities in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Securities.

SWAP AGREEMENT

    If so specified in the Prospectus Supplement relating to a Series of Securities, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Securities having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of

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Securities also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement in accordance with applicable rules and regulations of the Commission.

RESERVE FUND

    If so specified in the related Prospectus Supplement, credit support with respect to one or more Classes or Subclasses of Securities of a Series may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of a Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Reserve Fund for a Series will not be included in the Trust Fund for such Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of certain payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related Prospectus Supplement, by any combination of the foregoing, or in another manner specified in the related Prospectus Supplement. Except as otherwise provided in the related Prospectus Supplement, following the initial issuance of the Securities of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Securities and deposit such amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain such distributions and deposit so much of such amounts in the Reserve Fund as may be necessary, after the application of such distributions to amounts due and unpaid on the Securities or on the Securities of such Series to which the applicable Class or Subclass of Subordinated Securities are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. Except as otherwise provided in the related Prospectus Supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Securities, or to another specified person or entity, as set forth in the related Prospectus Supplement, and shall be unavailable thereafter for future distribution to Certificateholders of either Class. The Prospectus Supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

    Except as otherwise provided in the related Prospectus Supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related Prospectus Supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. Except as otherwise provided in the related Prospectus Supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Securities of such Series, after giving effect to any Advances made by the Servicers or the Master Servicer on such Distribution Date, is less than the amount required to be distributed to such Senior Securityholders (the 'Required Distribution') on such Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (i) the entire amount on deposit in the Reserve Fund available for distribution to such Senior Securityholders (which amount will not in any event exceed the Required Reserve) or (ii) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Securityholders on such Distribution Date to the Required Distribution; provided, however, that unless specified in the related Prospectus Supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders. If so specified in the applicable Prospectus Supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders. Unless otherwise specified in the related Prospectus Supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Securities of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Except as otherwise provided in the related Prospectus Supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Securities of the

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applicable Class or Subclass are entitled to receive from the Certificate
Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related Prospectus Supplement, amounts in the Reserve Fund shall be applied in the following order:

        (i) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for such reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

        (ii) to the payment to the holders of the applicable Senior Securities of such Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available therefor; and

        (iii) to the payment to the holders of the Senior Securities of such Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which such distribution relates and interest thereon at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available therefor.

    Except as otherwise provided in the related Prospectus Supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts therein, as set forth below, shall then be released to the holders of the Subordinated Securities, or to such other person as is specified in the applicable Prospectus Supplement, as set forth above.

    Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in certain types of eligible investments. The earnings on such investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Securities in accordance with their respective interests in the Reserve Fund in the priority specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Securities of such Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Securities. Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Securities for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Securities of such Series from time to time as being consistent with its outstanding rating of such Securities. Such eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of such investment or the contractual commitment providing for such investment.

    The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Securities of such Series and the availability of amounts in the Reserve Fund for distributions on such Securities will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

SECURITY GUARANTEE INSURANCE

    If so specified in the related Prospectus Supplement, Security Guarantee Insurance, if any, with respect to a Series of Securities may be provided by one or more insurance companies. Such Security Guarantee Insurance will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified, in the related Prospectus Supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Securities which is subsequently recovered as a 'voidable preference' payment under the Bankruptcy Code. A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an

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exhibit to a Current Report on Form 8-K to be filed with the Commission within
15 days of issuance of the Securities of the related Series.

PERFORMANCE BOND

    If so specified in the related Prospectus Supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Securities would be reduced by such Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on such Securities or to deposit and maintain with the Trustee cash in the amount specified in the applicable Prospectus Supplement.

                            DESCRIPTION OF INSURANCE

    To the extent that the applicable Prospectus Supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. To the extent specified in the related Prospectus Supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related Prospectus Supplement. Any material changes in such insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable Prospectus Supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

    To the extent specified in the related Prospectus Supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Securities will be described in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (herein referred to as the 'Loss') will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made by the Primary Mortgage Insurer, and (v) unpaid premiums.

    Unless otherwise specified in the related Prospectus Supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the Mortgagor:
(i) advance or discharge (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) property sales expenses,
(4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged

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Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and
(iii) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

    Unless otherwise specified in the related Prospectus Supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the Primary Mortgage Insurer; (b) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under such Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have commenced, and thereafter the Insured must report monthly to the Primary Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed;
(c) the Primary Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest thereon and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to such policy; (d) the Insured must commence proceedings at certain times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the Insured must notify the Primary Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not thereby impaired or the specified rights of the Primary Mortgage Insurer are not thereby adversely affected.

    Unless otherwise specified in the related Prospectus Supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

    The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Securities will be described in the related Prospectus Supplement.

    The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of such FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of such FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer of such Mortgage Loan in partial or full satisfaction of amounts due thereunder (which

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payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the Mortgage Loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

    The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of such FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by such Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of such VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

    With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

    The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

    Unless otherwise specified in the related Prospectus Supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies

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typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

    The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

    Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

    With respect to Mortgage Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related Prospectus Supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

    The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

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    The Master Servicer may maintain, in lieu of causing individual Standard
Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

    If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

POOL INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Securities of such Series. Such Pool Insurance Policy will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Securities will be described in the related Prospectus Supplement. Each Pool Insurance Policy will cover any loss (subject to the limitations described below) by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related Prospectus Supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The Prospectus Supplement will contain such financial information regarding the Pool Insurer as may be required by the rules and regulations of the Commission.

    Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required (i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurer, (a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective (ordinary wear and tear excepted), (c) property sales expenses, (d) any outstanding liens on the Mortgaged Property and
(e) foreclosure costs including court costs and reasonable attorneys' fees; and
(iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (i) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and (iii) advances as described above, less (a) all rents or other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property, (b) amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (c) any claims payments previously made by the Pool Insurer on the Mortgage Loan, (d) due and unpaid premiums payable with respect to the Pool Insurance Policy and (e) all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy. An 'Approved Sale' is (1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to

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which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or (4) the acquisition of the Mortgaged Property by the Pool Insurer. The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (A) that such restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (B) that such expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to such Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to such Series.

    No Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination thereof, (ii) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for such Mortgage Loan, or (iii) the exercise by the Insured of a 'due-on-sale' clause or other similar provision in the Mortgage Loan; provided, in either case of clause (ii) or (iii), such exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period. A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under 'Description of the Securities -- Assignment of Mortgage Loans,' and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the Securityholders of such Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under 'The Trust Fund -- Mortgage Loan Program' and
' -- Representations by Unaffiliated Sellers; Repurchases' and 'Description of the Securities -- Assignment of Mortgage Loans.'

    The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Securities of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Securities of such Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither such Servicer nor the Master Servicer would be obligated to make an Advance respecting any such delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See 'Description of the Securities -- Advances.'

SPECIAL HAZARD INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Securities. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Securities will be described in the related Prospectus Supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Securities of a Series will be issued

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by the Special Hazard Insurer named in the applicable Prospectus Supplement.
Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards (including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See 'Description of the Securities -- Maintenance of Insurance Policies' and
' -- Standard Hazard Insurance.' The Special Hazard Insurance Policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related Prospectus Supplement.

    Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or
(ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless
(i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and
(ii) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

    The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where such recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In such event the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

    In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Securities will be covered under a Mortgagor Bankruptcy Bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a Series by the Rating Agency that rated such Series). Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Securities of the related Series, which will be set forth in the related Prospectus Supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Securities may be reduced as long as any such reduction will not result in a reduction of the outstanding rating of the Securities of such Series by the Rating Agency rating such Series.

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           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

    The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

THE MORTGAGE LOANS

GENERAL

    The Mortgage Loans (other than the Cooperative Loans) comprising or underlying the Trust Assets for a Series will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor (similar to a mortgagor) a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus

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the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

COOPERATIVE LOANS

    If specified in the Prospectus Supplement relating to a Series of Securities, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

    A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

    Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real

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property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See ' -- Realizing upon Cooperative Loan Security' below.

TAX ASPECTS OF COOPERATIVE LOANS

    In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

REALIZING UPON COOPERATIVE LOAN SECURITY

    The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could

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reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

    The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

    In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

    In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any such restrictions could adversely affect the number of potential purchasers for and the value of such property.

RIGHTS OF REDEMPTION

    In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

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    In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

    Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

    The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

    Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

    Unless otherwise specified in the related Prospectus Supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived

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therefrom to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee (as the assignee of such assignment) is entitled to collect the rents. The Trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

'DUE-ON-SALE' CLAUSES

    The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a 'due-on-sale' clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

ENFORCEABILITY OF CERTAIN PROVISIONS

    Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers or Master Servicer as additional servicing compensation.

    Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

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ENVIRONMENTAL CONSIDERATIONS

    Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of remedial action ('Cleanup Costs') if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred.

    Except as otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Securities, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether such Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up such hazard.

THE CONTRACTS

GENERAL

    As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

    The Contracts generally are 'chattel paper' as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture Trustee's security interest in the Contracts, as the case may be. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

    The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect such notation or delivery, or files the security

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interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Securities and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

    The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, such security interest will be pledged to the Indenture Trustee on behalf of the Noteholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the new secured party. Accordingly, the Depositor or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

    In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

    In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to such Manufactured

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Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

    Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the applicable Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

    The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

    The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Obligor. Numerous other federal and state consumer protection

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laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF 'DUE-ON-SALE' CLAUSES

    The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

    In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a 'due-on-sale' clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.

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                        FEDERAL INCOME TAX CONSEQUENCES

I. GENERAL

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. Where appropriate, additional consequences will be discussed in the Prospectus Supplement relating to a particular Series. Stroock & Stroock & Lavan LLP, New York, New York, Brown & Wood LLP, San Francisco, California, or other counsel to the Depositor specified in the related Prospectus Supplement (each, 'Special Tax Counsel'), is delivering its opinion regarding certain federal income tax matters discussed below. The opinion addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth Special Tax Counsel's advice with respect to material federal income tax issues. As used hereinafter in 'Federal Income Tax Consequences,' 'Mortgage Loans' shall include Mortgage Certificates and Contracts and 'Mortgage Pool' shall include 'Contract Pool.' The following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion are based are subject to change or differing interpretation, which change or differing interpretation could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Securities. It is recommended that investors consult their own tax advisers in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

    The following discussion addresses securities of two general types: (i) certificates and/or notes ('REMIC Certificates') representing interests in a Mortgage Pool ('REMIC Mortgage Pool') which the Master Servicer elects to have treated as a real estate mortgage investment conduit ('REMIC') under Code Sections 860A through 860G ('REMIC Provisions') and (ii) certificates and/or notes ('Trust Certificates') representing certain interests in a Trust Fund which the Master Servicer does not elect to have treated as a REMIC. REMIC Certificates and Trust Certificates will be referred to collectively as 'Certificates.'

    Under the REMIC Provisions, REMICs may issue one or more classes of 'regular' interests and must issue one and only one class of 'residual' interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a 'REMIC Regular Certificate' and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a 'REMIC Residual Certificate.'

    A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Trust Fund, together with interest thereon at a remittance rate (which may be less than, greater than or equal to the related pass-through interest rate), will be referred to as a 'Trust Fractional Certificate' and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Trust Fund (net of normal servicing fees) will be referred to as a 'Trust Interest Certificate.'

    The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the 'OID Regulations'), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the 'REMIC Regulations').

II. REMIC TRUST FUNDS

A. CLASSIFICATION OF REMIC TRUST FUNDS

    With respect to each Series of REMIC Certificates relating to a REMIC Mortgage Pool, Special Tax Counsel will deliver its opinion generally to the effect that, assuming that (i) a REMIC election is made timely in the required form, (ii) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement, (iii) certain representations set forth in the Pooling and Servicing Agreement are true and (iv) there is continued compliance with applicable provisions of the Code and applicable Treasury regulations issued thereunder, such REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be 'regular interests' or 'residual interests' in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

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    Holders of REMIC Certificates ('REMIC Certificateholders') should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates issued by such entity may not be accorded the status described below under ' -- Characterization of Investments in REMIC Certificates.' In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

    Among the ongoing requirements in order to qualify for REMIC treatment is that substantially all of the assets of the Trust Fund (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only 'qualified mortgages' and 'permitted investments.' In order to be a 'qualified mortgage' or to support treatment of a certificate of participation therein as a 'qualified mortgage,' an obligation must be principally secured by an interest in real property. The REMIC Regulations treat an obligation secured by manufactured housing qualifying as a single family residence under Code Section 25(e)(10) as an obligation secured by real property, without regard to the treatment of the obligation or the property under state law. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

B. CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

    In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However,
(i) REMIC Certificates held by a domestic building and loan association will constitute a 'regular or residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Mortgage Pool underlying such Certificates ('Assets') would be treated as 'loans secured by an interest in real property' within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code
Section 7701(a)(19)(C)(i) through (x); and (ii) REMIC Certificates held by a real estate investment trust ('REIT') will constitute 'real estate assets' within the meaning of Code Section 856(c)(4)(A), and any amount includible in gross income on the REMIC Certificates will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Assets of the REMIC would be treated as 'interests in real property' as defined in Code Section 856(c)(6)(C) (or, as provided in the Committee Report, as 'real estate assets' as defined in Code
Section 856(c)(6)(B)). See ' -- Non-REMIC Trust Funds -- Characterization of Investments in Trust Certificates -- Buydown Mortgage Loans.' Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates (and income thereon) will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any Reserve Fund or GPM Fund in non-qualifying assets would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code
Section 856(c)(4)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing Sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-off Date. REMIC Certificates held by certain financial institutions will constitute an 'evidence of indebtedness' within the meaning of Code
Section 582(c)(1); in addition, regular interests in any other REMIC acquired by a REMIC in accordance with the requirements of Code Section 860G(a)(3) or
Section 860G(a)(4) will be treated as 'qualified mortgages' within the meaning of Code Section 860D(a)(4).

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    For purposes of characterizing an investment in REMIC Certificates, a
Contract secured by a Manufactured Home qualifying as a 'single family residence' under Code Section 25(e)(10) will constitute (i) a 'real estate asset' within the meaning of Code Section 856 and (ii) an asset described in Code Section 7701(a)(19)(C). With respect to the Contracts included in a Trust Fund that makes an election to be treated as a REMIC, each Unaffiliated Seller will represent and warrant that each of the Manufactured Homes securing such Contracts meets the definition of a 'single family residence.'

C. TIERED REMIC STRUCTURES

    For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such series of Certificates, Special Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Code Section 856(c)(4)(A), and assets described in Code Section 7701(a)(19)(C), and whether the income on such Certificates is interest described in Code Section 856(c)(3)(B), the Tiered REMICs will be treated as one REMIC.

D. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

1. Original Issue Discount

    Certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Master Servicer will report annually (or more frequently if required) to the Internal Revenue Service (the 'IRS') and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See ' -- Reporting and Other Administrative Matters of REMICs' below.

    Rules governing original issue discount are set forth in Code Sections 1271 through 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates.

    Code Section 1272(a)(6) requires that a mortgage prepayment assumption ('Prepayment Assumption') be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Master Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Depositor nor the Master Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own

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decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

    The total amount of original issue discount on a REMIC Regular Certificate is the excess of the 'stated redemption price at maturity' of the REMIC Regular Certificate over its 'issue price.' Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that class is first sold to the public (excluding bond houses and brokers), and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

    If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the REMIC Regular Certificates (the 'Closing Date') to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest 'may' be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

    The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest.' Under the OID Regulations, 'qualified stated interest' is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) a current value of a single 'qualified floating rate' or 'objective rate' (each, a 'Single Variable Rate'). A 'current value' is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A 'qualified floating rate' is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple greater than 0.65 but not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including
(i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. Final regulations issued on June 11, 1996 define an 'objective rate' as a rate determined using a single fixed formula and based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. For a REMIC Regular Certificate with a Single Variable Rate the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the Single Variable Rate. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under ' -- Variable Rate Certificates.' Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the

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stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See ' -- Variable Rate Certificates.'

    Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any 'teaser' rate, interest holiday or similar provision are treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than such de minimis amount.

    The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See ' -- Market Discount and Premium.'

    Each holder of a REMIC Regular Certificate must include in gross income the sum of the 'daily portions' of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (a) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (b) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on a REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

    A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the 'adjusted issue price,' by an amount equal to the product of
(i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of

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purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

    Variable Rate Certificates. REMIC Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rate or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single 'qualified inverse floating rate' (each, a 'Multiple Variable Rate'). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

    Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code
Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Master Servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an 'equivalent' debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates),
(b) for a qualified inverse floating rate, the value of the rate as of the Closing Date and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

    In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Certificate, and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The REMIC Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

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    Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. Since the Treasury regulations, issued in final form on June 11, 1996, applicable to instruments having contingent payments (the '1996 Contingent Debt Regulations') are not applicable to instruments that are subject to Code Section 1272(a)(6), prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

2. Market Discount and Premium

    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the REMIC Regular Certificate's stated redemption price at maturity, or, in the case of a REMIC Regular Certificate issued with original issue discount, the REMIC Regular Certificate's adjusted issue price (as defined under ' -- Original Issue Discount'), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

    A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount), reduced by any premium, in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable, unless the IRS consents to a revocation.

    Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See 'Taxation of Holders of REMIC Regular Certificates -- Original Issue Discount.' Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed, temporary or final form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

    The Tax Reform Act of 1986 (the '1986 Act') grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report might apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market

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discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

    Treasury regulations under Code Section 171 were issued on December 30, 1997 ('Bond Premium Amortization Regulations') which generally provide that amortizable bond premium is amortized over the term of a note by offsetting the qualified stated interest allocable to an accrual period with the amortizable bond premium allocable to such period using a specified constant yield method. To the extent that the amortizable bond premium allocated to an accrual period exceeds the qualified stated interest allocable to such period, the excess is deductible under Code Section 171 to the extent such excess does not exceed the difference between (i) prior interest inclusions over (ii) prior amortizable bond premium deductions on the bond ('Bond Premium Amortization Limit'), with the excess over the Bond Premium Amortization Limit carried forward to the next accrual period and treated as amortizable bond premium allocable to that period. The Bond Premium Amortization Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury regulations would apply to debt instruments held on or after the first day for the taxable year in which the election is made. The Bond Premium Amortization Regulations specifically do not apply to debt instruments described in Code Section 1272(a)(b) such as the REMIC Regular Certificates. However, it is possible that by analogy to these Regulations, any premium on a REMIC Regular Certificate in excess of interest income may be deductible to the extent of prior accruals of interests.

3. Treatment of Subordinated Securities

    As described above under 'Credit Support -- Subordinated Certificates,' certain Series of Securities may contain one or more Classes or Subclasses of Subordinated Securities. Holders of Subordinated Securities will be required to report income with respect to such Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans or Contracts, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a

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Securityholder of a Subordinated Security in any period could significantly exceed the amount of cash distributed to such Securityholder in that period.

    Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Security. Although similarly unclear, a noncorporate holder who does not hold such Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Security. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Securities should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Securities.

E. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

1. General

    An owner of a REMIC Residual Certificate ('Residual Owner') generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in ' -- Basis Rules and Distributions,' the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Mortgage Loan while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given fixed rate Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of such payments for income tax purposes.

2. Taxable Income or Net Loss of the REMIC Trust Fund

    The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined above under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium') over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the

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Prepayment Assumption. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the Master Servicer will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see ' -- Prohibited Transactions and Other Possible REMIC Taxes' below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code
Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers if any. See, however, ' -- Pass-Through of Servicing Fees' below. Sixth, net income from foreclosure property is reduced by the amount of tax on net income from foreclosure property. If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

3. Basis Rules and Distributions

    Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. See ' -- Sales of REMIC Certificates' below. The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner and decreased by distributions and by net losses taken into account with respect to such interest.

    A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

    The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See
' -- Sales of REMIC Certificates' below.

4. Excess Inclusions

    Any 'excess inclusions' with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the 'daily accruals' for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term 'applicable federal rate' (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the 'AFR') in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

    For Residual Owners, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. However, net operating loss carryovers are determined without regard to excess inclusion income. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code

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Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See ' -- Foreign Investors in REMIC Certificates' below. The Small Business Job Protection Act of 1996 ('SBJPA of 1996') has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to REMIC Residual Certificates continuously held by thrift institutions since November 1, 1995.

    In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Owner. First, alternative minimum taxable income for a Residual Owner is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Owner's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Owner elects to have such rules apply only to taxable years beginning after August 20, 1996.

    In the case of any REMIC Residual Certificates held by a REIT, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

5. Noneconomic REMIC Residual Certificates

    Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (ii) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered 'noneconomic' will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See
' -- Foreign Investors in REMIC Certificates'

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below for additional restrictions applicable to transfers of certain REMIC
Residual Certificates to foreign persons.

    The transferor of a REMIC residual interest is presumed not to have a wrongful purpose if it:

     conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future, and receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due.

    The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of any consideration given to the transferee to acquire the interest (the inducement payment),

     future distributions on the interest, and

     any anticipated tax savings associated with holding the interest as the REMIC generates losses.

    For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000.

6. Tax-Exempt Investors

    Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section 511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See ' -- Excess Inclusions' above.

    Generally, tax-exempt organizations that are not subject to federal income taxation on 'unrelated business taxable income' pursuant to Code Section 511 are treated as 'disqualified organizations' under provisions of the 'Technical and Miscellaneous Revenue Act of 1988' (the '1988 Act'). Under provisions of the applicable Agreement, such organizations generally are prohibited from owning Residual Certificates. See ' -- Sales of REMIC Certificates' below.

7. Real Estate Investment Trusts

    If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a REIT, would be subject to the limitations of Code Sections 856(f) and 856(j). Treasury regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100% rate.

8. Mark-To-Market Rules

    Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. Treasury regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market.

9. Partnership Holders

    Special rules for electing partnerships with at least 100 members were adopted in the Taxpayer Relief Act of 1997 (the '1997 Act'). There are special rules relating to such electing partnerships that hold REMIC

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Residual Certificates. Large partnerships which have or are considering making this election should consult with their tax advisors concerning the consequences of holding a REMIC Residual Certificate.

F. SALES OF REMIC CERTIFICATES

    If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions.' Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium' and under Code
Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221.

    All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a 'conversion transaction' as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

    If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual in any REMIC or any interest in a taxable mortgage pool (as defined in Code
Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

    The 1988 Act makes transfers of a REMIC Residual Certificate to certain 'disqualified organizations' subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, 'disqualified organizations' includes (i) the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing, (ii) any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income and
(iii) any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The applicable Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

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    In addition, if a 'pass-through entity' includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period with respect to any holder, however, if the record holder of the interest in such entity furnishes to such entity
(i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization. For these purposes, a 'pass-through entity' means any regulated investment company, REIT, trust, partnership or certain other entities described in Code Section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

    The 1997 Act provides that for taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ('electing large partnerships') will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners. When applicable, the provisions would also disallow 70% of an electing large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would generally be allowed at the partnership level and would not be subject to the 2% floor applicable to individual partners. See
'G. Pass-Through of Servicing Fees' below.

G. PASS-THROUGH OF SERVICING FEES

    The general rule is that Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Master Servicer and the subservicers (if any) will be allocated to the holders of the REMIC Residual Certificates, and therefore will not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a 'single-class REMIC,' such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Residual Certificate issued by a 'single-class REMIC' who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) will be able to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisers regarding the advisability of an investment in such Certificates.

    A 'single-class REMIC' is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Depositor intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a 'single-class REMIC,' consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

H. PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

    The Code imposes a tax on REMIC Mortgage Pools equal to 100% of the net income derived from 'prohibited transactions.' In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or

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certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the 'startup day' (generally the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects 'net income from foreclosure property' to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

I. TERMINATION OF A REMIC TRUST FUND

    In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

J. REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

    The REMIC Regular Certificate information reports must include a statement of the 'adjusted issue price' of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

    The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer.

    For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. The Master Servicer will file federal income tax information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the 'tax matters person' with respect to the REMIC Pool in all respects.

    As agent for the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

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K. BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

    Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Code Section 3406 at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the manner required.

L. FOREIGN INVESTORS IN REMIC CERTIFICATES

1. REMIC Regular Certificates

    Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a 'non-U.S. Person'), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (i) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (ii) the holder of such Certificate signs a statement under penalty of perjury that certifies that such holder is a non-U.S. Person and the beneficial owner, and provides the name and address of such holder and (iii) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30%, subject to reduction under an applicable tax treaty.

    'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust other than a 'foreign trust,' as defined in Code
Section 7701(a)(31).

    Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10% or more of the REMIC Residual Certificates.

2. REMIC Residual Certificates

    Amounts paid to a Residual Owner that is a non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally is imposed at a rate of 30% but is subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100%, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See ' -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions.'

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    Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S.
Person that have 'tax avoidance potential' are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate as if held by the U.S. Person. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (i) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30% of each excess inclusion and (ii) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. Person transfers a REMIC
Residual Certificate to a U.S. Person (or to a non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected), and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30% of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. Person.

    Recently issued Treasury regulations (the 'Final Withholding Regulations'), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of REMIC Regular Certificates and REMIC Residual Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

M. STATE AND LOCAL TAXATION

    Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

III. NON-REMIC TRUST FUNDS

    The discussion that follows relates only to Non-REMIC Trust Funds that have not issued Trust Certificates structured as debt for federal income tax purposes and that are not intended to be treated as partnerships for federal income tax purposes. For a discussion of Trust Certificates in a Non-REMIC Trust Fund which have been structured as debt for federal income tax purposes, see
'IV. Characterization of the Trust Certificates as Indebtedness.' For a discussion of Trust Certificates and Notes in a Non-REMIC Trust Fund which is intended to be treated as a partnership for federal income tax purposes, see
'V. Tax Characterization as a Partnership.'

A. CLASSIFICATION OF TRUST FUNDS

    With respect to each series of Trust Certificates, Special Tax Counsel will deliver their opinion to the effect that the arrangements pursuant to which such Trust Fund will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code.

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B. CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES

1. Trust Fractional Certificates

    In the case of Trust Fractional Certificates, counsel to the Depositor will deliver an opinion that, in general (and subject to the discussion below of Contracts and under ' -- Buydown Mortgage Loans'), (i) Trust Fractional Certificates held by a thrift institution taxed as a 'domestic building and loan association' will represent 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701 (a)(19)(C)(v), (ii) Trust Fractional Certificates held by a REIT will represent 'real estate assets' within the meaning of Code Section 856(c)(4)(A) and interest on Trust Fractional Certificates will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code
Section 856(c)(3)(B) and (iii) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Code Section 860G(a)(3)(A)(i) and
(ii) or Section 860G(a)(4)(B) will be treated as 'qualified mortgages' within the meaning of Code Section 860D(a)(4). In the case of a Trust Fractional Certificate evidencing interests in Contracts, such Certificates will qualify for the treatment described in (i) through (iii) of the preceding sentence only to the extent of the fraction of such Certificate corresponding to the fraction of the Contract Pool that consists of Contracts that would receive such treatment if held directly by the Trust Fractional Certificateholder.

2. Trust Interest Certificates

    With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that in their opinion, based on the legislative history, a REMIC that acquires a Trust Interest Certificate in accordance with the requirements of Code Section 860G(a)(3) or Section 860G(a)(4) will be treated as owning a 'Qualified Mortgage' within the meaning of Code Section 860(G)(a)(3).

    Although there appears to be no policy reason not to accord to Trust Interest Certificates the treatment described above for Trust Fractional Certificates, there is no authority addressing such characterization for instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (i) a Trust Interest Certificate owned by a 'domestic building and loan association' within the meaning of Code Section 7701(a)(19) would be considered to represent 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v) or (ii) a REIT which owns a Trust Interest Certificate would be considered to own 'real estate assets' within the meaning of Code Section 856(c)(4)(A), and interest income thereon would be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B). Prospective purchasers to which such characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income therefrom, will be so characterized.

3. Buydown Mortgage Loans

    It is contemplated that the assets of certain Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Trust Funds that include Buydown Mortgage Loans.

    Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v) to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of such loan at the time it is made.

    For similar reasons, the portion of such Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(4)(A). Purchasers and their tax advisers are advised to review Section 1.856-5(c)(1)(i) of the Treasury regulations,

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which specifies that if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as 'interest on obligations secured by mortgages on real property' within the meaning of Code
Section 856(c)(3)(B).

C. TAXATION OF OWNERS OF TRUST FRACTIONAL CERTIFICATES

    Each holder of a Trust Fractional Certificate (a 'Trust Fractional Certificateholder') will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Trust Funds included in a Mortgage Pool. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans and received directly its share of the payments on such Mortgage Loans. Because those fractional interests having differing undivided percentage interests in principal and interest represent interests in 'stripped bonds' or 'stripped coupons' within the meaning of Code Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Loans and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the 'applicable amount' ($100,000 (or $50,000 in the case of a separate return by a married individual) adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent flood that would otherwise be applicable to individual partners. Moreover, a holder of a Trust Fractional Certificate that is not a corporation cannot deduct such fees for purposes of the alternative minimum tax (if applicable). Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Depositor from the Mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

    Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Loans should read the material under the headings ' -- Application of Stripped Bond Rules,' ' -- Market Discount and Premium' and ' -- Allocation of Purchase Price' for a discussion of particular rules applicable to their Certificates. A 'Stripped Mortgage Loan' means a Mortgage Loan having a Retained Yield (as that term is defined below) or a Mortgage Loan included in a Trust Fund having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans.

    Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Loans should read the material under the headings ' -- Treatment of Unstripped Certificates,' ' -- Market Discount and Premium,' and ' -- Allocation of Purchase Price' for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Loans, ('Retained Yield'). If such a view were sustained with respect to a particular Trust Fund, such purchasers would be subject to the rules set forth under

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
' -- Application of Stripped Bond Rules' rather than those under ' -- Treatment of Unstripped Certificates.' The Depositor does not expect any servicing compensation payable to the Master Servicer, as described under 'Description of the Securities -- Servicing Compensation and Payment of Expenses,' to constitute a retained interest in the Mortgage Loans; nevertheless, any such expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

1. Application of Stripped Bond Rules

    Each Trust Fund will consist of an interest in each of the Mortgage Loans relating thereto, exclusive of the Depositor's Retained Yield, if any. With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion, any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Depositor in a portion of each interest payment on the underlying Mortgage Loans. The sale of the Trust Certificates associated with any Trust Fund for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage Loans (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Loan will become subject to the 'stripped bond' rules of the Code (the 'Stripped Bond Rules'). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Loans, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see ' -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat such Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans, and to determine the amount of original issue discount on such Certificates accordingly. See ' -- Aggregate Reporting.'

    Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See ' -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See ' -- Market Discount and Premium.' The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. The loan by loan information required for such application of those rules may not be available. See ' -- Aggregate Reporting.' Unless the market discount rules apply, subsequent purchasers of the Certificates may be required to include 'original issue discount' in an amount computed using the price at which such subsequent purchaser purchased the Certificates.

    Variable Rate Certificates. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) as subject to the provisions therein governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under ' -- REMIC Trust Funds -- Taxation of

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
Owners of REMIC Regular Certificates -- Original Issue Discount') to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of Closing Date and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to such Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

    Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Loans, or to Stripped Certificates representing interests in such Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the 1996 Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

    Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a Mortgage Loan by Mortgage Loan basis (or on the basis of the rights to individual payments) taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

    Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

2. Treatment of Unstripped Certificates

    Mortgage Loans in a Trust Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield and which are not otherwise identified in the Prospectus Supplement as being stripped mortgage loans ('Unstripped Mortgage Loans') will be treated as wholly owned by the Trust Fractional Certificateholders of a Trust Fund. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata share of original issue discount as it accrues and qualified stated interest (as described in ' -- REMIC Trust
Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount') from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Loans as it accrues or is received by the Trustee, whichever is earlier. Under the 1997 Act, gain or loss from the termination of a newly originated mortgage will be treated as capital gain or loss.

    Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included in income on the basis of a constant yield to maturity. However, the application of the original issue discount rules to mortgages is unclear in certain respects. The Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations provide a new de minimis rule for determining whether certain self-amortizing installment obligations, such as the Mortgage Loans, are to be treated as having original issue discount. Such obligations have original issue discount if the points charged at origination (or other loan discount) exceed the greater of approximately one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. For a description of the general method of calculating the amount of original issue discount see ' -- REMIC Trust

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
Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' and ' -- Application of Stripped Bond Rules -- Variable Rate Certificates.'

    A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan, but reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Loan exceeds its 'adjusted issue price,' by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Loan at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of payments made during such accrual period prior to such day other than payments of qualified stated interest.

3. Market Discount and Premium

    In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Loan is less than its allocable share of the 'adjusted issue price' of such Mortgage Loan. See
' -- Treatment of Unstripped Certificates' and ' -- Application of Stripped Bond Rules.' Thus, with respect to such Mortgage Loans, a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Loans at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable. In addition, the description of the market discount rules in ' -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium' with respect to
(i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis exception from the market discount rules and
(iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments thereto, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

    If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated among each of the Mortgage Loans (on the basis of their relative fair market values). The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium.

    The Bond Premium Amortization Regulations generally provide that amortizable bond premium is amortized over the term of a note by offsetting the qualified stated interest allocable to an accrual period with the amortizable bond premium allocable to such period using a specified constant yield method. To the extent that the amortizable bond premium allocated to an accrual period exceeds the qualified stated interest allocable to such period, the excess is deductible under Code Section 171 to the extent such excess does not exceed the difference between (i) prior interest inclusions over (ii) the Bond Premium Amortization Limit, with the excess over the Bond Premium Amortization Limit carried forward to the next accrual period and treated as amortizable bond premium allocable to that period. The Bond Premium Amortization Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury regulations would apply to debt instruments held on or after the first day for the taxable year in which the election is made. The Bond Premium Amortization Regulations specifically do not apply to a pool of prepayable debt instruments

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
subject to Code Section 1272(a)(6). However, by analogy to these regulations, it may be possible to deduct any premium in excess of interest income to the extent of prior accrual of interest.

4. Allocation of Purchase Price

    As noted above, a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans will be required to allocate the purchase price thereof to the undivided interest it acquires in each of the Mortgage Loans, in proportion to the respective fair market values of the portions of such Mortgage Loans included in the Trust Fund at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

D. TAXATION OF OWNERS OF TRUST INTEREST CERTIFICATES

    With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion, each holder of a Trust Interest Certificate (a 'Trust Interest Certificateholder') will be treated as the owner of an undivided interest in the interest portion ('Interest Coupon') of each of the Mortgage Loans. Accordingly, and subject to the discussion under 'Application of Stripped Bond Rules,' each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the 'applicable amount' ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 20 percent flood that would otherwise be applicable to individual partners. Moreover, a holder of a Trust Fractional Certificate that is not a corporation cannot deduct such fees for purposes of the alternative minimum tax (if applicable). Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Master Servicer from the Mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

1. Application of Stripped Bond Rules

    A Trust Interest Certificate will consist of an undivided interest in the Interest Coupon of each of the Mortgage Loans. With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Coupon of each of the Mortgage Loans (a 'Stripped Interest') separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Coupon under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest

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
Certificateholder's share of the scheduled payment to be made thereon. The Stripped Bond Rules generally require a holder of Stripped Coupons to accrue and report income from such Stripped Coupons daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see 'REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans. See 'Aggregate Reporting.'

    Alternatively, Trust Interest Certificateholders may be required by the IRS to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

    The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Trust Interest Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth under ' -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount' apply. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest.

    Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount either on a Mortgage Loan by Mortgage Loan basis or on a payment by payment basis taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

    Because the treatment of the Trust Interest Certificates under current law and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

E. PREPAYMENTS

    The 1986 Act contains a provision requiring original issue discount on certain obligations issued after December 31, 1986 to be calculated taking into account a prepayment assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The 1997 Act provides that the prepayment rules of Code
Section 1272(a)(6), discussed above, will also apply to pools of debt instruments the yield on which may be affected by reason of prepayments. Trust Fractional Certificateholders and Trust Interest Certificateholders should consult their tax advisers as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in the light of the possibility of prepayment and, as to the possible application of the 1996 Contingent Debt Regulations.

F. SALES OF TRUST CERTIFICATES

    If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate.

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
    Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans represented by such Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a 'conversion transaction' or which the holder elects to treat as ordinary. See ' -- REMIC Trust Funds -- Sales of REMIC Certificates' above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that code Section 582(c) applies to such gain or loss. Any such gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year.

G. TRUST REPORTING

    The Master Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the Interest Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

H. BACK-UP WITHHOLDING

    In general, the rules described in 'REMIC Trust Funds -- Back-up Withholding with respect to REMIC Certificates' will also apply to Trust Certificates.

I. FOREIGN CERTIFICATEHOLDERS

    Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) on the Mortgage Loans to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), or a United States estate or trust, will not generally be subject to 30% United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Code Section 957) related to, an issuer of Mortgage Loan and (ii) provides required certification as to its non-United States status under penalty of perjury and then will be free of such tax only to the extent that the underlying Mortgage Loans were issued after July 18, 1984. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met. This withholding tax may be reduced or eliminated by an applicable tax treaty.

    Recently issued Treasury regulations (the 'Final Withholding Regulations'), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of Trust Fractional Certificates and Trust Interest Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

J. STATE AND LOCAL TAXATION

    In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Securities.

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
IV. CHARACTERIZATION OF THE TRUST CERTIFICATES AS INDEBTEDNESS

A. CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES

    With respect to each Series of Trust Certificates that have been structured as debt for federal income tax purposes, Special Tax Counsel will deliver their opinion to the effect that the Trust Certificates will be treated as debt instruments for federal income tax purposes as of such date rather than as ownership interests in the Trust Fund.

    The Depositor, each Unaffiliated Seller and the Certificateholders will express in the Agreement their intent that, for applicable tax purposes, the Trust Certificates will be indebtedness secured by the Mortgage Loans. The Depositor, each Unaffiliated Seller and each Certificateholder, by its acceptance and acquisition of a beneficial interest in a Trust Certificate, will have agreed to treat the Trust Certificates as indebtedness for federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of a securitization transaction, the transaction may be treated as a sale of an interest in the Mortgage Loans for financial accounting purposes.

    In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Depositor or an Unaffiliated Seller and has not been transferred to the Certificateholders.

    In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Special Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Trust Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

B. TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

    Assuming that the Certificateholders are holders of debt obligations for federal income tax purposes, the Trust Certificates generally will be taxable as debt. The stated interest thereon will be taxable to a Certificateholder as ordinary interest income when received or accrued in accordance with such Certificateholder's method of tax accounting. Under the OID Regulations, a holder of a debt instrument issued with a de minimis amount of original issue discount must include such original issue discount in income, on a pro rata basis, as principal payments are made on the debt instrument. A subsequent purchaser who buys a Trust Certificate for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Trust Certificate that has a fixed maturity date of not more than one year from the issue date of such Trust Certificate (a 'Short-Term Certificate') may be subject to special rules. An accrual basis holder of a Short-Term Certificate (and certain cash method holders, including regulated investment companies, as set forth in Code Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period, unless an election is made to accrue interest income pursuant to a constant yield method, compared on a daily basis. Other cash basis holders of a Short-Term Certificate would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Certificate). However, a cash basis holder of a Short-Term Certificate reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Certificate until the taxable disposition of the Short-Term Certificate. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on a Short-Term Certificate in income as it accrues, and would not be subject to the interest

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
expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Certificate is purchased for more or less than its principal amount.

    While it is not anticipated that the Trust Certificates will be issued at a greater than de minimis discount, it is possible that the Trust Certificates could nevertheless be deemed to have been issued with original issue discount if interest with respect to the Trust Certificates were not treated as 'unconditionally payable' under the OID Regulations. In such event, all of the taxable income to be recognized with respect to the Trust Certificates would be includible in income of Certificateholders as original issue discount, but would not be includible again when the interest is actually received.

C. POSSIBLE CLASSIFICATION AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

    The opinion of Special Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transaction contemplated with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificateholders and that the proper classification of the legal relationship between the Depositor, any Unaffiliated Seller and the Certificateholders resulting from this transaction is that of a partnership, or a publicly traded partnership taxable as a corporation. Since Special Tax Counsel has advised that the Trust Certificates will be treated as indebtedness in the hands of the Certificateholders for federal income tax purposes, neither the Depositor nor any Unaffiliated Seller will attempt to comply with federal income tax reporting requirements applicable to partnerships or corporations.

    If it were determined that this transaction created an entity classified as a corporation (i.e. a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders generally would be treated as dividends for federal income tax purposes to the extent of such corporation's earnings and profits.

    If the transaction were treated as creating a partnership, the partnership itself would not be subject to federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, each partner (including each Certificateholder) would be taxed individually on its respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificateholders could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Special Tax Counsel that the Trust Fund will not be treated as a corporation.

D. POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

    In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a 'taxable mortgage pool' will be classified as a taxable corporation and will not be permitted to file a consolidated federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) it is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

    Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Special Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

    The opinion of Special Tax Counsel is not binding on the courts or the IRS. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificateholders. The amount of such a tax would depend upon whether distributions to Certificateholders would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

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E. FOREIGN INVESTORS

    In general, subject to certain exceptions, interest (including original issue discount) paid on a Trust Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to United States federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificateholder provides the required certification of foreign status.

    If the interests of the Certificateholders were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of 'effectively connected' income of the partnership multiplied by the highest United States rate of tax applicable to that foreign partner. In addition, such foreign partner, if a corporation or association taxable as a corporation, could be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's United States federal income tax liability.

    If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

F. BACKUP WITHHOLDING

    Certain Certificateholders may be subject to backup withholding at the rate of 31% with respect to interest paid on the Trust Certificates if the Certificateholder, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a statement, certified under penalties of perjury, that he is not subject to backup withholding.

    The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Trust Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'Certificateholder' of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information including the amount of interest paid on the Trust Certificates from other persons holding Trust Certificates directly or indirectly through DTC, rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable such other persons to complete their reports.) Each non-exempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificateholder fail to provide the required certification, 31% of the interest (and principal) otherwise payable to the Certificateholder will be required to be withheld and remitted to the IRS as a credit against the Certificateholder's federal income tax liability.

G. SALE OR OTHER DISPOSITION

    If a Certificateholder sells a Trust Certificate, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Trust Certificate. The adjusted tax basis of a Trust Certificate to a particular Certificateholder will equal the holder's cost for the Trust Certificate, increased by any market discount, acquisition discount, original issue discount and gain previously included by such Certificateholder in income with respect to the Trust Certificate and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Certificateholder with respect to such Trust Certificate. Any such gain or loss will generally be capital gain or loss if the Trust Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such capital gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. Capital losses generally may be used only to offset capital gains.

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H. STATE AND LOCAL TAXATION

    In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Trust Certificates. State income tax law may differ substantially from the corresponding federal law and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Trust Certificates.

V. TAX CHARACTERIZATION AS A PARTNERSHIP OR DIVISION

    Special Tax Counsel will deliver its opinion for an Issuer which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Issuer will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Issuer, so that the Issuer will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the Issuer as a partnership (such as an election to treat the Issuer as a corporation for federal income tax purposes). If, however, the Issuer has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Issuer as a corporation for federal income tax purposes.

    Certain entities classified as 'taxable mortgage pools' are subject to corporate level tax on their net income. A 'taxable mortgage pool' is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein),
(iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Issuer were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Special Tax Counsel will deliver its opinion for an Issuer which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Issuer will not be a taxable mortgage pool.

    This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued by the Issuer, or the nature of the assets held by the Issuer, will exempt the Issuer from treatment as a taxable mortgage pool.

    If the Issuer were taxable as a corporation for federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Issuer. In addition, distributions to the Certificateholders generally would be taxable as dividends.

A. TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR DIVISION

1. Treatment of the Notes as Indebtedness

    The Issuer will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Special

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
Tax Counsel will advise the Depositor that in its opinion the Notes will be classified as debt for federal income tax purposes.

2. Possible Alternative Treatments of the Notes

    If, contrary to the opinion of counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Issuer's expenses.

3. Interest Income on the Notes

    The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the 'market discount' rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

4. Sale or Other Disposition

    If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by original issue discount (if any), and market discount previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Any such gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

5. Foreign Holders

    If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered 'portfolio interest,' and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Depositor is a 'related person' within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the
Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

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
    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

    If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a corporation or association taxable as a corporation, it may be subject to a branch profits tax equal to 30% of its 'effectively connected earnings and profits' within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules). The Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All Noteholders should consult their own tax advisers regarding the application of these regulations.

6. Information Reporting and Backup Withholding

    The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS, as a credit against the holder's federal income tax liability.

B. TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP OR DIVISION

1. Treatment of the Issuer as a Partnership

    In the case of an Issuer intended to qualify as a partnership for federal income tax purposes, the Issuer and the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Issuer as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership, or if there is a single Certificateholder for federal income tax purposes, to disregard the Issuer as an entity separate from the Certificateholder, being the assets held by the Issuer, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Certificates, the Notes, the Issuer and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Issuer. Generally, provided the Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

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
2. Partnership Taxation

    As a partnership, the Issuer will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Issuer. The Issuer's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Issuer's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Issuer for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Interest Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Issuer income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Issuer of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Issuer will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Issuer income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the Issuer might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Issuer income even if they have not received cash from the Issuer to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Issuer.

    If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Issuer (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Issuer. Such deductions may also be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeds certain limits. See
' -- Non-REMIC Trust Funds -- Taxation of Owners of Trust Traction
Certificates.'

    The Issuer intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Issuer might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

3. Discount and Premium

    It is believed that the Mortgage Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Issuer for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Issuer will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

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
    If the Issuer acquires the Mortgage Loans at a market discount or premium, the Issuer will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

4. Section 708 Termination

    Under Section 708 of the Code, the Issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Issuer are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to have transferred its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners.

5. Disposition of Certificates

    Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any such gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Issuer income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Issuer. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Issuer does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Issuer will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

6. Allocations Between Depositors and Transferees

    In general, the Issuer's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Issuer might be reallocated among the Certificateholders. The Issuer's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

7. Section 754 Election

    In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Issuer's assets will not be adjusted to reflect that higher (or lower) basis unless the Issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in

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
keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Issuer currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Issuer income than would be appropriate based on their own purchase price for Certificates.

8. Administrative Matters

    The Trustee is required to keep or have kept complete and accurate books of the Issuer. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Issuer will be the calendar year. The Trustee will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the Issuer and will report each Certificateholder's allocable share of items of Issuer income and expense to holders and the IRS on Schedule K-1. The Issuer will provide the Schedule K-1 information to nominees that fail to provide the Issuer with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Issuer or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Issuer with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Issuer information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Issuer. The information referred to above for any calendar year must be furnished to the Issuer on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Issuer with the information described above may be subject to penalties.

    The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Issuer by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Issuer. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Issuer.

9. Tax Consequences to Foreign Certificateholders

    It is not clear and federal tax counsel is unable to opine whether the Issuer would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Issuer would be engaged in a trade or business in the United States for such purposes, the Issuer will withhold as if it were so engaged in order to protect the Issuer from possible adverse consequences of a failure to withhold. The Issuer expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Issuer to change its withholding procedures.

    If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch

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profits tax) on its share of the Issuer's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Issuer taking the position that no taxes were due because the Issuer was not engaged in a United States trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Issuer, and for that reason or because of the nature of the assets of the Issuer probably will not be considered 'portfolio interest.' As a result, even if the Issuer was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

10. Backup Withholding

    Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans subject to ERISA ('ERISA Plans') and on those persons who are ERISA fiduciaries with respect to the assets of such ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Securities is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio. Fiduciaries should also consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

    Employee benefit plans which are governmental plans and certain church plans (if no election has been made under Section 410(d) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities subject to the provisions of applicable federal and state law and, in the case of any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

    In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and other plans and arrangements subject to Section 4975 of the Code, such as individual retirement accounts and certain Keogh plans, or of any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (together with ERISA Plans, 'Plans') and persons ('Parties in Interest') who have certain specified relationships to the Plans, and impose taxes and/or other penalties on any such transaction unless an exemption applies. If the assets of a Trust Fund are treated for ERISA purposes as the assets of the Plans that purchase or hold Securities of the applicable Series, an investment in Securities of that Series by or with 'plan assets' of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies.

FINAL PLAN ASSETS REGULATION

    The United States Department of Labor ('DOL') has issued a regulation (the 'Plan Assets Regulation') under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances. Unless the Plan Assets Regulation provides an exemption from this 'plan asset' treatment, and if such an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a Securityholder of the applicable Series.

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
    The Plan Assets Regulation provides an exemption from 'plan asset' treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by 'benefit plan investors' (e.g., Plans, governmental and other benefit plans not subject to ERISA and entities holding assets deemed to be 'plan assets'). Because the availability of this exemption to any Trust Fund depends upon the identity of the Securityholders of the applicable Series at any time, there can be no assurance that any Series or Class of Securities will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTION APPLICABLE TO CERTIFICATES

    Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ('PTCE 83-1') permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through Certificates by Plans, regardless of whether (a) the mortgage pool is exempt from 'plan asset' treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. A Series of Certificates will be eligible for prohibited transaction relief if the general conditions (described below) of PTCE 83-1 are satisfied, and if the applicable Series of Certificates evidences ownership interests in Trust Assets which do not include Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Mortgage Loans secured by Multifamily Property, or Contracts (collectively 'Nonexempt Assets'). An investment by a Plan in Certificates of a Series qualifying for relief under PTCE 83-1 (1) will be exempt from the prohibitions of Section 406(a) of ERISA (relating generally to Plan transactions involving Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b) (1) and (2) of ERISA (relating generally to Plan transactions with fiduciaries) if, in addition, (i) the purchase is approved by an independent fiduciary, (ii) no sales commission is paid to the Depositor as Mortgage Pool sponsor, (iii) the Plan does not purchase more than 25% of the Certificates of that Series and (iv) at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the Insurer, as applicable. PTCE 83-1 will not apply to a Series of Securities with respect to which the Trust Assets include Nonexempt Assets.

    PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payment due to property damage or defaults in loan payments; and
(3) a limitation on the amount of the payment retained by the pool sponsor, together with other benefits inuring to it, to not more than adequate consideration for selling the mortgage loans and reasonable compensation for services provided by the pool sponsor to the mortgage pool.

    The Trustee for all Series will be unaffiliated with the Depositor, and, accordingly, the first general condition will be satisfied. With respect to the second general condition of PTCE 83-1, the credit support method represented by the issuance of a Subordinated Class or Subclasses of Certificates and/or the establishment of a Reserve Fund, with respect to any Series intending to meet the conditions of PTCE 83-1 for which such a method of Credit Support is provided (see 'Credit Support -- Subordinated Securities' and ' -- Reserve Fund'), is substantially similar to a system for protecting Certificateholders against reductions in pass-through payments which has been reviewed and accepted by the DOL as an alternative to pool insurance or a letter of credit indemnification system. This may support a Plan fiduciary's conclusion that the second general condition is satisfied with respect to any such Series although, in the absence of a ruling to this effect, there can be no assurance that these features will be so viewed by the DOL. In addition, the Depositor intends to use its best efforts to establish, for each such Series for which credit support is provided by a Letter of Credit (see 'Credit Support -- Letters of Credit') and/or the insurance arrangements set forth above under 'Description of Insurance' (an 'Insured Series'), a system that will adequately protect the Mortgage Pools and indemnify Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish a compensation system which will produce for the Depositor total compensation that will not exceed adequate consideration for forming the Mortgage Pool and selling the

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
Certificates. However, the Depositor does not guarantee that its systems will be sufficient to meet the second and third general conditions (described above) with respect to any such Series.

    If a Series of Certificates is subdivided into two or more Classes or Subclasses which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans held by the applicable Trust Fund, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if the Certificateholders of any Class or Subclass of Certificates are entitled to pass-through payment of principal (but no or only nominal interest) or interest (but no or only nominal principal), it appears that PTCE 83-1 will not exempt Plans which acquire Certificates of that Class or Subclass from the prohibited transaction rules of ERISA and Section 4975 of the Code.

    If a Series of Certificates includes a Class of Subordinated Certificates, PTCE 83-1 will not provide an exemption from the prohibited transaction rules of ERISA for Plans that acquire such Subordinated Certificates.

UNDERWRITER'S PROHIBITED TRANSACTION EXEMPTION APPLICABLE TO CERTIFICATES

    Credit Suisse First Boston Corporation ('First Boston') is the recipient of a final prohibited transaction exemption, PTE 89-90 54 Fed. Reg. 42597 (Oct. 17,
1989) (the 'Underwriter's PTE' or 'Credit Suisse First Boston Corporation's PTE' if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to Certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or
(2) an interest in a REMIC if the Certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies include (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property) or (B) shares issued by a cooperative housing association; (ii) 'guaranteed governmental mortgage pool certificates' (as defined in the Plan Assets Regulation) and
(iii) undivided fractional interests in the above.

    Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

        (a) assets of the type included as Trust Assets have been included in other investment pools ('Other Pools');

        (b) Certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. and (2) purchased by investors, other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

        (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

        (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

        (e) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;

        (f) the Plan is an 'accredited investor' (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

        (g) the acquisition of the Certificates by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

        (h) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Trust Assets to the Trust represents not more than the fair market value of such

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
    Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for such Servicers' services under the Pooling and Servicing Agreement and reimbursement of such Servicers' reasonable expenses in connection herewith.

    In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is a Mortgagor or Obligor with respect to obligations included in the Trust Assets or an affiliate of such person and will not apply, unless:

        (1) the Plan fiduciary or its affiliate is a Mortgagor or Obligor with respect to obligations constituting 5% or less of the fair market value of the obligations constituting the Trust Assets;

        (2) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

        (3) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

        (4) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

        (5) the Plan is not sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Mortgagor or Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets on the date of the initial issuance of Certificates, or any of their affiliates (the 'Restricted Group').

    On July 21, 1997, the DOL published in the Federal Register a final amendment to the Underwriter's PTE which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the mortgages or receivables ('Loans') supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ('Pre-Funding Period'), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief, is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

        (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ('Pre-Funding Limit') must not exceed 25%;

        (2) all Loans transferred after the Closing Date ('Additional Loans') must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency;

        (3) the transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

        (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the 'average interest rate') for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date;

        (5) in order to ensure that the characteristics of the Additional Loans are substantially similar to the original obligations which were transferred to the Trust, either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ('Offering Documents') and/or Pooling and

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
    Servicing Agreement ('Pooling Agreement'); in preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date;

        (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement;

        (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments;

        (8) the Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal; and

        (9) the Pooling and Servicing Agreement must describe the permitted investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

    Whether the conditions in the Underwriter's PTE (in addition to, and including those, relating to pre-funding) will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use 'plan assets' of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL ERISA CONSIDERATIONS RELATING TO CERTIFICATES

    Any member of the Restricted Group, a Mortgagor or Obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of Certificates of the applicable Series or Class by, on behalf of or with 'plan assets' of such Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless PTCE 83-1, the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan investor should determine (a) whether the conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether the Underwriter's PTE is applicable; (c) whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from 'plan asset' treatment is available to the applicable Trust Fund. The Plan investor should also consult the ERISA discussion, if any, in the applicable Prospectus Supplement for further information regarding the application of ERISA to any Series or Class of Certificates.

    If for any reason neither PTCE 83-1 nor the Underwriter's PTE provides an exemption for a particular Plan investor, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) or PTCE 96-23 (Class Exemption for Plan Asset Transactions Performed by In-house Asset Managers) (collectively, the 'Investor Based Exemptions'). There can be no assurance that any of these Investor Based Exemptions will apply with respect to any particular Plan investor or, even if it were to apply, that such exemption would apply to all transactions involving the applicable Trust Fund. In particular, these Investor Based Exemptions may not provide relief from prohibited transactions arising from the operations of the Trust Fund if, as described above, the Trust Fund is deemed to include 'plan assets.' Any person who is a fiduciary by reason of his or her authority to invest 'plan assets' of any Plan and who is considering the use of 'plan assets' of any Plan to purchase the offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments, and should determine on its own whether PTCE 83-1, the Underwriter's PTE or another exemption would be applicable (and whether all conditions have

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
been satisfied with respect to any such exemptions), and whether the offered Certificates are an appropriate investment for a Plan. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

ERISA CONSIDERATIONS RELATING TO THE NOTES

    Under the Plan Assets Regulation, the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an 'Equity Interest' in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that a Class of Notes is treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, then such Class of Notes will be eligible for purchase by Plans. However, without regard to whether a Class of Notes is treated as an 'equity interest' for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes. However, one or more of the Investor Based Exemptions described above may apply to any potential prohibited transactions arising as a consequence of the acquisition, holding and transfer of the Notes.

    ANY PLAN INVESTOR WHO PROPOSES TO USE 'PLAN ASSETS' OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

                                LEGAL INVESTMENT

    The applicable Prospectus Supplement for a Series of Securities will specify whether a Class or Subclass of such Securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a 'mortgage related security' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Such Class or Subclass, if any, constituting a 'mortgage related security' will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

    Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in 'mortgage related securities,' in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as 'mortgage related securities' only to the extent provided in such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment

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decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or Subclasses of Securities), except under limited circumstances.

    All depository institutions considering an investment in the Securities should review the 'Supervisory Policy Statement on Securities Activities' dated January 28, 1992, as revised April 15, 1994 (the 'Policy Statement') of the Federal Financial Institutions Examination Council.

    The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain 'high-risk Mortgage Certificates' (including securities such as certain Series, Classes or Subclasses of the Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain Classes of Securities as 'mortgage related securities,' no representation is made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

    Investors should consult their own legal advisers in determining whether and to what extent such Securities constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

    Each Series of Securities offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the 'Underwriters'). The Prospectus Supplement with respect to each such Series of Securities will set forth the terms of the offering of such Series or Class of Securities and each Subclass within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Securities will be determined.

    Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Securities of a Series described in the Prospectus Supplement with respect to such Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    If so indicated in the Prospectus Supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Securities from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

    The Depositor may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Securities to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Securities for whom they may act as agents.

    The place and time of delivery for each Series of Securities offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

    If and to the extent required by applicable law or regulation, this Prospectus and the attached Prospectus Supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriters act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities offered hereby, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York, Brown & Wood LLP, San Francisco, California or such other counsel specified in the related Prospectus Supplement.

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
                                 INDEX OF TERMS


                                                                           PAGE
                                                                           ----
1986 Act....................................................                 87
1988 Act....................................................                 92
1996 Contingent Debt Regulations............................                 87
1997 Act....................................................                 92
Accrual Distribution Amount.................................                 36
Additional Loans............................................                118
Advances....................................................                 14
AFR.........................................................                 90
Agreement...................................................             23, 33
Alternative Credit Support..................................                 10
appraised value.............................................                 28
Approved Sale...............................................                 68
APRs........................................................                 27
ARM Loans...................................................                 20
Asset Value.................................................                 34
Assets......................................................                 82
average interest rate.......................................                118
Bond Premium Amortization Limit.............................                 88
Bond Premium Amortization Regulations.......................                 88
Buy-Down Fund...............................................             13, 21
Buy-Down Loans..............................................                 21
Cede........................................................                 18
Certificate Account.........................................                 42
Certificate Distribution Account............................                 42
Certificate Principal Balance...............................                  4
Certificate Register........................................                 36
Certificateholder...........................................                108
Certificateholders..........................................                 23
Certificates................................................           1, 4, 81
Class.......................................................               1, 4
Cleanup Costs...............................................                 77
Closed Loans................................................                 23
Closed-End Loans............................................              5, 19
Closing Date................................................                 84
Code........................................................                 15
Collection Account..........................................                 42
Commission..................................................                  2
Contract Loan-to-Value Ratio................................                  8
Contract Pool...............................................           1, 5, 81
Contract Schedule...........................................                 39
Contracts...................................................               1, 5
Converted Mortgage Loan.....................................                 20
Cooperative.................................................                  5
Cooperative Dwelling........................................                  5
Cooperative Loans...........................................                  5
Credit Suisse First Boston Corporation's PTE................                117
Credit Support..............................................                 49
current value...............................................                 84
Custodial Account...........................................                 43
Custodial Agreement.........................................                 27
Custodian...................................................                 27

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
                                                                           PAGE
                                                                           ----
Cut-off Date................................................                 19
daily accruals..............................................                 90
Deferred Interest...........................................                 20
Deficiency Event............................................                 56
Definitive Securities.......................................                 18
Deleted Contract............................................                 28
Deleted Mortgage Certificates...............................                 37
Deleted Mortgage Loans......................................                 38
Depositor...................................................                  1
Determination Date..........................................                 45
Discount Securities.........................................                 32
Discount Security...........................................                  8
Distribution Date...........................................                  6
DOL.........................................................                115
DTC.........................................................                 18
Due Date....................................................                 20
Due Period..................................................                 36
electing large partnership..................................                 99
electing large partnerships.................................                 94
Eligible Investment.........................................                 40
Equity Interest.............................................                120
ERISA.......................................................                115
ERISA Plans.................................................                115
Escrow Account..............................................                 48
excess inclusions...........................................                 90
FHA.........................................................              1, 21
FHA Experience..............................................                 29
FHA Loans...................................................                 19
Final Withholding Regulations...............................            97, 105
First Boston................................................                117
foreign person..............................................                110
Garn-St Germain Act.........................................                 76
GPM Fund....................................................             13, 21
GPM Loans...................................................                 21
Home Equity Loans...........................................              5, 19
Indenture...................................................           1, 5, 33
Indenture Trustee...........................................           1, 5, 33
Initial Deposit.............................................                 13
Insurance Proceeds..........................................                 43
Insured.....................................................                 51
Insured Series..............................................                116
Interest Coupon.............................................                103
Interest Distribution.......................................                 35
Interest Rate...............................................                  4
Interest Weighted Class.....................................                  4
Interest Weighted Subclass..................................                  4
Investor Based Exemptions...................................                119
IRS.........................................................                 83
Issuer......................................................               1, 5
L/C Bank....................................................             10, 59

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
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
                                                                           PAGE
                                                                           ----
L/C Percentage..............................................             11, 59
Letter of Credit............................................                 10
limited documentation.......................................                 25
Liquidating Loan............................................                 10
Liquidation Proceeds........................................                 43
Loans.......................................................                118
Loan-to-Value Ratio.........................................                  7
Loss........................................................                 64
Manufactured Home...........................................              8, 27
Mortgage Certificates.......................................           1, 5, 26
Mortgage Loans..............................................           1, 5, 81
Mortgage Notes..............................................                 19
Mortgage Pool...............................................           1, 5, 81
Mortgage Rates..............................................                  7
Mortgaged Property..........................................                  7
Mortgagor...................................................                  7
Mortgagor Bankruptcy Bond...................................                 10
Multi-Class Securities......................................                  4
Multifamily Property........................................                  5
Multiple Variable Rate......................................                 86
Nonexempt Assets............................................                116
non-U.S. Person.............................................                 96
Note Distribution Account...................................                 42
Note Register...............................................                 36
Noteholders.................................................                 23
Notes.......................................................               1, 4
Obligor.....................................................                 31
Offering Documents..........................................                118
OID Regulations.............................................                 81
Original Value..............................................              7, 20
Originator..................................................                 24
Other Pools.................................................                135
Parties in Interest.........................................                115
pass-through entity.........................................                 94
payment deficiencies........................................                 61
Percentage Interest.........................................              1, 19
Performance Bond............................................                 28
permitted investments.......................................                 82
Plan Assets Regulation......................................                115
Plans.......................................................                115
Policy Statement............................................                121
Pool Insurance Policy.......................................                 10
Pool Insurer................................................                 11
Pooling Agreement...........................................                119
Pooling and Servicing Agreement.............................           1, 5, 33
Pre-Funded Amount...........................................              9, 40
Pre-Funding Account.........................................              9, 40
Pre-Funding Limit...........................................                118
Pre-Funding Period..........................................         9, 40, 118
Premium Securities..........................................                 32

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
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
                                                                           PAGE
                                                                           ----
Premium Security............................................                  8
Prepayment Assumption.......................................                 83
Primary Insurer.............................................                 44
Primary Mortgage Insurance Policy...........................                 11
Primary Mortgage Insurer....................................                 51
Principal Distribution......................................                 35
Principal Prepayments.......................................                 12
Principal Weighted Class....................................                  4
Principal Weighted Subclass.................................                  4
PTCE 83-1...................................................                116
Purchase Price..............................................                 40
qualified floating rate.....................................                 84
qualified stated interest...................................                 84
Rating Agency...............................................               1, 5
Record Date.................................................                 35
Reference Agreement.........................................                 33
REIT........................................................                 82
REMIC.......................................................          1, 15, 81
REMIC Certificateholders....................................                 82
REMIC Certificates..........................................                 81
REMIC Mortgage Pool.........................................                 81
REMIC Provisions............................................                 81
REMIC Regular Certificate...................................                 81
REMIC Regulations...........................................                 81
REMIC Residual Certificate..................................                 81
reportable payments.........................................                125
Required Distribution.......................................                 61
Required Reserve............................................             13, 60
Reserve Fund................................................                 10
Residual Certificates.......................................                  4
Residual Owner..............................................                 89
Restricted Group............................................                118
Retained Yield..............................................                 99
Revolving Credit Line Loans.................................              5, 19
Sale and Servicing Agreement................................              1, 33
SBJPA of 1996...............................................                 91
Securities..................................................               1, 4
Securities Act..............................................                 34
Security Guarantee Insurance................................                 14
Securityholders.............................................             19, 23
Senior Class................................................                  4
Senior Prepayment Percentage................................                 61
Senior Securities...........................................                 10
Senior Subclass.............................................                  4
Series......................................................               1, 4
Servicemen's Readjustment Act...............................                 21
Servicer....................................................                 23
Servicing Account...........................................                 43
Servicing Agreement.........................................                 23
Short-Term Certificate......................................                106

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
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
                                                                           PAGE
                                                                           ----
Single Family Property......................................                  5
Single Variable Rate........................................                 84
single-class REMIC..........................................                 94
SMMEA.......................................................            15, 120
SPA.........................................................                 30
Special Distributions.......................................              6, 46
Special Hazard Insurance Policy.............................                 14
Special Tax Counsel.........................................                 81
Standard Hazard Insurance Policy............................                 49
Standard Terms..............................................                 33
startup day.................................................                 95
Stated Principal Balance....................................                  4
Stated Principal Distribution Amount........................                 36
Stripped Bond Rules.........................................                100
Stripped Interest...........................................                103
Stripped Mortgage Loan......................................                 99
Subclass....................................................               1, 4
Subordinated Amount.........................................                 10
Subordinated Class..........................................                  4
Subordinated Pool...........................................                 13
Subordinated Securities.....................................                 10
Subordinated Subclass.......................................                  4
Substitute Contract.........................................                 28
Substitute Mortgage Certificates............................                 37
Substitute Mortgage Loans...................................                 38
Supervisory Policy Statement on Securities Activities.......                121
Technical and Miscellaneous Revenue Act of 1988.............                 89
thrift institutions.........................................                 91
Tiered REMICs...............................................                 83
Title V.....................................................                 80
Trust.......................................................               1, 5
Trust Agreement.............................................               1, 5
Trust Assets................................................              5, 27
Trust Certificates..........................................                 81
Trust Fractional Certificate................................                 81
Trust Fractional Certificateholder..........................                 99
Trust Fund..................................................               1, 5
Trust Interest Certificate..................................                 81
Trust Interest Certificateholder............................                103
Trustee.....................................................               1, 5
U.S. Person.................................................                 96
UCC.........................................................                 74
Unaffiliated Sellers........................................                 23
Underwriter's PTE...........................................                117
Underwriters................................................                121
Unstripped Mortgage Loans...................................                101
VA..........................................................              1, 19
VA Loans....................................................                 19
Warranty and Servicing Agreement............................                 33

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
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
                          $1,207,752,225 (APPROXIMATE)
       BANK ONE MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2000-2
                      ASSET BACKED SECURITIES CORPORATION
                                  (DEPOSITOR)

                              -------------------

                             PROSPECTUS SUPPLEMENT

                              -------------------

CREDIT SUISSE FIRST BOSTON                            MORGAN STANLEY DEAN WITTER
                              -------------------

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Until the expiration of 90 days after the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

March 30, 2000.



                              STATEMENT OF DIFFERENCES
                              ------------------------

The registered trademark symbol shall be expressed as 'r'
The section symbol shall be expressed as 'SS'